EXHIBIT 99.1

PLAN OF ARRANGEMENT INVOLVING

MDSI MOBILE DATA SOLUTIONS INC.

FORTEZZA HOLDINGS S.À.R.L.

AND

BEECH INVESTMENT CORP.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

AND

MANAGEMENT PROXY CIRCULAR
OF
MDSI MOBILE DATA SOLUTIONS INC.

August 17, 2005

        NONE OF THE CANADIAN SECURITIES REGULATORY AUTHORITIES, THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CIRCULAR.

        THE INFORMATION CONCERNING VISTA EQUITY PARTNERS, LLC, VISTA EQUITY FUND II, L.P., FORTEZZA HOLDINGS S.À.R.L. AND BEECH INVESTMENT CORP. (THE “VISTA ENTITIES”) CONTAINED IN THIS CIRCULAR HAS BEEN TAKEN FROM PUBLIC SOURCES OR HAS BEEN PROVIDED BY THE VISTA ENTITIES FOR INCLUSION IN THIS CIRCULAR. ALTHOUGH MDSI MOBILE DATA SOLUTIONS INC. HAS NO KNOWLEDGE THAT WOULD INDICATE THAT ANY STATEMENTS CONTAINED HEREIN TAKEN FROM OR BASED ON SUCH DOCUMENTS, RECORDS OR INFORMATION PROVIDED BY THE VISTA ENTITIES ARE UNTRUE OR INCOMPLETE, MDSI MOBILE DATA SOLUTIONS INC. ASSUMES NO RESPONSIBILITY FOR THE ACCURACY OF THE INFORMATION CONTAINED IN SUCH DOCUMENTS, RECORDS OR INFORMATION OR FOR ANY FAILURE BY THE VISTA ENTITIES TO DISCLOSE EVENTS WHICH MAY HAVE OCCURRED OR MAY AFFECT THE SIGNIFICANCE OR ACCURACY OF ANY SUCH INFORMATION BUT WHICH ARE UNKNOWN TO MDSI MOBILE DATA SOLUTIONS INC.

        NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS CIRCULAR DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS CIRCULAR WILL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION OR BE TREATED AS A REPRESENTATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS CIRCULAR.

        THE SOLICITATION OF PROXIES IS NOT SUBJECT TO THE REQUIREMENTS OF SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “US EXCHANGE ACT”), BY VIRTUE OF AN EXEMPTION APPLICABLE TO PROXY SOLICITATION BY FOREIGN PRIVATE ISSUERS AS DEFINED IN RULE 3b-4 OF THE US EXCHANGE ACT. ACCORDINGLY, THIS CIRCULAR HAS BEEN PREPARED IN ACCORDANCE WITH THE APPLICABLE DISCLOSURE REQUIREMENTS IN CANADA. RESIDENTS OF THE UNITED STATES SHOULD BE AWARE THAT SUCH REQUIREMENTS ARE DIFFERENT THAN THOSE OF THE UNITED STATES APPLICABLE TO PROXY STATEMENTS UNDER THE US EXCHANGE ACT.

TABLE OF CONTENTS

Page	Page

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS MDSI MOBILE DATA SOLUTIONS INC.	1	Shareholder Approvals Required Court Approval of the Arrangement and Completion of the Transactions	34 35
QUESTIONS AND ANSWERS ABOUT THE ARRANGEMENT	1	Procedure for Receiving Payment Expenses of the Arrangement	35 35
SUMMARY	1	Stock Exchange De-Listings and Reporting Issuer Status	35
GLOSSARY OF TERMS	8	Legal and Regulatory Matters	36
INFORMATION CONCERNING THE MEETING	14	OWNERSHIP OF MDSI SECURITIES BY
Purpose of the Meeting	14	DIRECTORS AND SENIOR OFFICERS	36
Date, Time and Place of Meeting	14	TAX CONSIDERATIONS	37
Solicitation and Appointment of Proxies	14	Canadian Federal Income Tax Considerations for MDSI	37
Non-Registered Holders	15	Securityholders	37
Revocation of Proxies	15	MDSI Shareholders Who are Canadian Residents	38
Voting of Proxies	16	Non-Resident MDSI Shareholders	39
Dissenters’ Rights	16	MDSI Shareholders Who Acquired their
Other Business	16	MDSI Common Shares on the Exercise of MDSI Options	39
VOTING SECURITIES, PRINCIPAL HOLDERS OF	MDSI Optionholders	40
VOTING SECURITIES AND REQUIRED VOTE	16	ESOP Escrowed Shares	41
REPORTING CURRENCIES AND ACCOUNTING	United States Federal Income Tax Consequences for
PRINCIPLES	17	MDSI Securityholders	41
CANADIAN/US EXCHANGE RATES	17	Scope of this Disclosure	41
FORWARD-LOOKING STATEMENTS	17	TRADING INFORMATION FOR MDSI COMMON
THE TRANSACTIONS	18	SHARES	44
Background	18	Common Share Prices and Trading Volume	44
Recommendation of the MDSI Board of Directors	21	RISK FACTORS	45
Summary of the CIBC World Markets Fairness Opinion	22	DISSENTING SHAREHOLDERS’ RIGHTS	47
Prior Valuations	24	BUSINESS OF VISTA EQUITY FUND, BEECH
Interests of Management and Other Persons in the	AND FORTEZZA	49
Transactions	24	BUSINESS OF MDSI	50
Indemnification of Directors and Officers of MDSI Mechanics of the Transactions	25 25	Advantex r7 Professional and Customer Support Services	50 50
The Arrangement	25	Customer Support	51
The Plan of Arrangement	25	Markets	51
The Arrangement Agreement	26	Employees	51
Effective Date of the Arrangement	26	CAPITALIZATION OF MDSI	51
Representations and Warranties	27	ADDITIONAL MDSI INFORMATION	52
Conduct of Business	27	LEGAL MATTERS	52
Additional Agreements	27	ENFORCEABILITY OF CIVIL LIABILITIES	53
Non-Solicitation	28	DIRECTORS’ AND OFFICERS’ LIABILITY
Conditions to Closing	30	INSURANCE	53
Termination and Payment of Termination Fees and	SHAREHOLDER PROPOSALS	53
Expenses	31	AUDITOR	53
Support Agreement	33	APPROVAL OF CIRCULAR BY MDSI BOARD OF
DIRECTORS	54

APPENDICES	Appendix C: Plan of Arrangement	C-1
Appendix A: Arrangement Resolution	A-1	Appendix D: Section 190 of the CBCA	D-1
Appendix B: Interim Order and Notice of Hearing	Appendix E: Arrangement Agreement	E-1
of Petition	B-1	Appendix F: CIBC World Markets Fairness Opinion	F-1
Appendix G: Consent of Auditor	G-1

August 17, 2005

Dear Shareholders
of MDSI Mobile Data Solutions Inc. (“MDSI”):

        The Board of Directors cordially invites you to attend a special meeting of common shareholders of MDSI (“MDSI Shareholders”) to be held at 9:00 a.m. (Vancouver time) on September 15, 2005, at the Metropolitan Hotel Vancouver, Vancouver Room, 645 Howe Street, Vancouver, British Columbia, V6C 2Y9.

        At the Meeting, MDSI Shareholders will be asked to approve an arrangement (the “Arrangement”) pursuant to which all of MDSI’s outstanding common shares (the “MDSI Common Shares”) will be acquired by Beech Investment Corp. (“Beech”) for a price of US$8.00 per share. Beech’s sole indirect shareholder is Vista Equity Fund II, L.P.

        The MDSI Board of Directors has considered the Arrangement at length and has determined that the Arrangement is fair to MDSI Shareholders and is in the best interests of MDSI. The MDSI Board of Directors came to these determinations based on, among other things, the approximately 60% premium being offered by Beech over the trailing 10-day average closing price of the MDSI Common Shares on the NASDAQ National Market prior to the announcement of the Arrangement, the fact that other expressions of interest received over the past two years from other parties were either unsatisfactory from a financial point of view or not reasonably capable of being completed and the opinion of CIBC World Markets rendered in respect of the proposed Arrangement. This opinion states that, as of July 29, 2005, the consideration to be received by the MDSI Shareholders pursuant to the Arrangement is fair, from a financial point of view, to the MDSI Shareholders. The MDSI Board of Directors has approved the Arrangement and recommends that MDSI Shareholders vote FOR the Arrangement.

        The Arrangement is subject to the approval of MDSI Shareholders holding at least two-thirds of the outstanding MDSI Common Shares represented in person or by proxy at the Meeting, as well as approval by a simple majority of the votes cast by “minority” shareholders. It is important that your MDSI Common Shares be voted at the Meeting. Whether or not you are able to attend, we urge you to:

(a)	complete the enclosed form of proxy and return it in the envelope provided or by fax to 1.866.249.9524 (within North America) or 1.416.263.9524 (outside North America),

(b)	vote using a touch tone telephone by calling 1.800.732.8683 (only available within North America), or

(c)	vote using the Internet by going to www.computershare.com/ca/proxy,

not later than 9:00 a.m. (Vancouver time) on September 13, 2005. Submitting a proxy will not prevent you from voting in person if you attend the Meeting, but will ensure that your vote will be counted if you are unable to attend. If you require any assistance in completing your proxy, please call Yasmine Abdulla of MDSI at 604.207.6145. If you are not registered as an MDSI Shareholder, but hold your MDSI Common Shares through a broker or other intermediary, you should follow the instructions provided by your broker or intermediary to vote your MDSI Common Shares.

        Included with this letter, in addition to the form of proxy, is a notice of the Meeting and management proxy circular (the “Circular”). The Circular contains both a summary and a detailed description of the Arrangement and you should consider carefully all of the information in the Circular. If you require assistance, consult your financial, legal or other professional advisors.

        You should complete the Letter of Transmittal (which is the enclosed blue form), which contains complete instructions on how to receive the consideration under the Arrangement.

        Subject to the approval of the Supreme Court of British Columbia, the satisfaction of closing conditions and the approval of the Arrangement by the MDSI Shareholders, it is anticipated that the Arrangement will be completed on or about September 22, 2005.

        On behalf of MDSI, I would like to thank all MDSI Shareholders for their ongoing support as we prepare to take part in this important event in the history of MDSI.

Yours very truly, Erik Dysthe Chairman of the Board, President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
MDSI MOBILE DATA SOLUTIONS INC.

        NOTICE IS HEREBY GIVEN that a special meeting (the “Meeting”) of the holders of common shares (“MDSI Shareholders”) of MDSI Mobile Data Solutions Inc. (“MDSI”) will be held at the Metropolitan Hotel Vancouver, Vancouver Room, 645 Howe Street, Vancouver, British Columbia, V6C 2Y9 on September 15, 2005 at 9:00 a.m. (Vancouver time) for the following purpose:

1.	For the MDSI Shareholders to consider, pursuant to an order of the Supreme Court of British Columbia dated August 16, 2005 (the “Interim Order”), and, if deemed advisable, to pass, with or without variation, a special resolution (the “Arrangement Resolution”) to approve an arrangement (the “Arrangement”) under Section 192 of the Canada Business Corporations Act involving, among other things, the acquisition by Beech Investment Corp. of all of the outstanding common shares (the “MDSI Common Shares”) of MDSI, all as more particularly described in the accompanying management proxy circular of MDSI (the “Circular”); and

2.	To transact any other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

        The MDSI Board of Directors has fixed 4:30 p.m. (Vancouver time) on August 15, 2005 as the record date for determining MDSI Shareholders who are entitled to receive notice of and to vote at the Meeting.

        The Arrangement is described in the Circular, which forms part of this notice. The full text of the Arrangement Resolution is set out at Appendix A to the Circular.

        Whether or not you intend to attend the Meeting, you are requested to:

(a)	complete, sign, date and return the enclosed form of proxy either in the addressed envelope enclosed to the Corporate Secretary of MDSI Mobile Data Solutions Inc., c/o Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, Attention: Stock Transfer Services, or by fax to 1.866.249.9524 (within North America) or 1.416.263.9524 (outside North America) (Attention: Stock Transfer Services),

(b)	vote using a touch tone telephone by calling 1.800.732.8683 (only available within North America), or

(c)	vote using the Internet by going to www.computershare.com/ca/proxy.

        Proxies must be received by no later than 9:00 a.m. (Vancouver time) on September 13, 2005 or, in the event that the Meeting is adjourned or postponed, then not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time the adjourned Meeting is reconvened or the postponed Meeting is convened. Proxies may also be deposited with the scrutineers of the Meeting, to the attention of the chair of the Meeting, at or immediately prior to the commencement of the Meeting or any adjournment or postponement thereof. If you require any assistance in completing your proxy, please call Yasmine Abdulla of MDSI at 604.207.6145.

        DATED at Vancouver, British Columbia, this 17th day of August, 2005.

BY ORDER OF THE BOARD OF DIRECTORS Erik Dysthe Chairman of the Board, President and Chief Executive Officer

QUESTIONS AND ANSWERS ABOUT THE ARRANGEMENT

        The following questions and answers are intended to assist MDSI Shareholders in making a decision on how to vote at the Meeting. A more detailed description of these matters follows these questions and answers. Capitalized terms used and not otherwise defined in the following questions and answers have the meanings assigned to such terms in the Glossary of Terms beginning on page 8 of this Circular.

Q.	When and where is the Meeting to consider the Arrangement?

A.	The Meeting will take place on September 15, 2005, at 9:00 a.m. (Vancouver time) at the Metropolitan Hotel Vancouver, Vancouver Room, 645 Howe Street, Vancouver, British Columbia, V6C 2Y9.

MDSI Shareholders may participate in the decision as to whether to approve the Arrangement Resolution either by attending the Meeting in person or by completing and returning the enclosed form of proxy.

MDSI Shareholders who hold their MDSI Common Shares through a broker or other intermediary may provide voting instructions to their broker or other intermediary by following the instructions provided by their broker or other intermediary on how to do this.

Q.	What will MDSI Shareholders receive as a result of the Arrangement?

A.	An MDSI Shareholder will receive US$8.00 in exchange for each of its, his or her MDSI Common Shares.

Q.	Why should I vote in favour of the Arrangement?

A.	The Arrangement is the result of a process commenced by a special committee of the MDSI Board of Directors in February 2002, in response to the challenges facing MDSI in growing its markets and obtaining additional funding to augment its business lines. This special committee considered various strategic alternatives for MDSI, including a variety of potential business combinations and third party financing alternatives. Throughout 2002, 2003 and 2004, first the special committee, and then the MDSI Board of Directors itself, engaged in various business discussions with potential partners, purchasers and investors. On June 6, 2005, Torys LLP was retained as special independent counsel to the Board to assist with this process, and on June 30, 2005, MDSI engaged CIBC World Markets as its financial advisor.

The proposed Arrangement is the result of this process and the MDSI Board of Directors recommends that MDSI Shareholders vote in favour of the proposed Arrangement. In reaching this conclusion, the MDSI Board of Directors has considered all factors that they believe to be relevant, including the premium being offered by Beech and an opinion received from CIBC World Markets that, as of July 29, 2005, the consideration to be received by MDSI Shareholders under the Arrangement is fair, from a financial point of view, to MDSI Shareholders. The consideration to be received by MDSI Shareholders represents a premium of approximately 60% to the trailing 10-day average closing price of the MDSI Common Shares on NASDAQ prior to the announcement of the Arrangement on July 29, 2005.

Q.	How will MDSI Options be treated under the Arrangement?

A.	All unvested MDSI Options will become conditionally vested as part of the Arrangement. MDSI Optionholders may elect to (i) transfer their MDSI Options to MDSI for the “in-the-money” amount of such options (the amount by which US$8.00 exceeds the relevant exercise price) as part of the Arrangement or (ii) conditionally exercise their MDSI Options and participate in the Arrangement as MDSI Shareholders. MDSI Optionholders will be provided with an election form describing the elections available to them.

Q.	What happens if my MDSI Common Shares are held in escrow under the ESOP?

A.	If you own MDSI Common Shares which are held in escrow (the “Escrowed Shares”) pursuant to MDSI’s Employee Share Ownership Plan (“ESOP”) under the Employee Investment Act (British Columbia) (the

“EIA”), you will be required to apply for an early release of your Escrowed Shares from escrow. To obtain an early release of your MDSI Common Shares from escrow, you must fill in an “Application for Early Release Form” which MDSI will send out to all holders of Escrowed Shares. You must send that form along with a certified cheque or money order payable to the “Minister of Finance” in an amount equal to the British Columbia tax credits you received when you first subscribed for the shares being released early from escrow.

Q.	When do you expect the Arrangement to be completed?

A.	We currently anticipate that the Arrangement, if approved by MDSI Shareholders and by the Court and subject to the satisfaction of closing conditions, will close on or about September 22, 2005.

Q.	What will happen if the Arrangement is not approved at the Meeting or does not close?

A.	MDSI will continue to operate its existing business, and may consider other strategic alternatives at that time, but there are no assurances that MDSI would enter into any other strategic transaction. A termination fee of US$2,000,000 or US$3,500,000 is payable by MDSI to Beech (or its designee) in certain circumstances.

Q.	Whom do I call if I have more questions?

A.	If you have further questions, please contact Glenn Y. Kumoi, Vice President, Chief Administrative Officer and Corporate Secretary. Glenn’s phone number is 604.207.6402 and his e-mail address is gkumoi@mdsi.ca.

SUMMARY

The following is a summary of certain information contained in this Circular. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Circular, all of which is important and should be reviewed carefully. Capitalized terms used in this summary without definition have the meanings ascribed to them in the Glossary of Terms or elsewhere in this Circular.

Date, Place and Purpose of the Meeting

        The Meeting will be held at the Metropolitan Hotel Vancouver, Vancouver Room, 645 Howe Street, Vancouver, British Columbia, V6C 2Y9 on September 15, 2005 at 9:00 a.m. (Vancouver time). The purpose of the Meeting is to consider the Arrangement Resolution. See “Information Concerning the Meeting”.

        Approval of the Arrangement Resolution requires the affirmative vote of not less than 66?% of the votes validly cast at the Meeting by MDSI Shareholders, as well as a simple majority of the votes cast by Minority Shareholders. See “The Transactions — Shareholder Approvals Required”.

The Parties

The Vista Entities

        Beech is a company incorporated on July 7, 2005 under the laws of the Province of British Columbia. Beech’s sole shareholder is Fortezza. Fortezza is a société à responsabilité limitée incorporated on July 29, 2005 under the laws of Luxembourg. Fortezza’s sole shareholder is Vista Equity Fund. Vista Equity Fund is a private equity fund which makes investments in both private and public technology-enabled companies. Vista manages Vista Equity Fund. See “Business of Vista Equity Fund, Beech and Fortezza”.

MDSI

        MDSI is a leading provider of mobile workforce management software which allows companies to manage field resources more effectively. Headquartered in Richmond, British Columbia, Canada, MDSI was founded in 1993 and has approximately 328 employees. MDSI has operations and support offices in the United States, Canada, Europe and Australia. MDSI services approximately 100 customers and has licensed more than 80,000 field service users around the world. See “Business of MDSI”.

The Arrangement

        Beech is proposing to acquire MDSI. The acquisition will be implemented by way of a plan of arrangement under the CBCA pursuant to the terms of the Arrangement Agreement.

        A copy of the Arrangement Agreement is attached as Appendix E to this Circular. MDSI encourages MDSI Shareholders to read the Arrangement Agreement as it is the principal agreement that governs the Transactions. See “The Transactions — The Arrangement Agreement”. The Plan of Arrangement is attached as Appendix C to this Circular. MDSI encourages MDSI Shareholders to read the Plan of Arrangement. See “The Transactions —Mechanics of the Transactions”.

        The Arrangement will become effective after the required MDSI Shareholder and Court approvals have been obtained and all other conditions to closing have been satisfied or waived. The Effective Date is expected to occur on or about September 22, 2005. See “The Transactions — The Arrangement Agreement — Effective Date of the Arrangement”.

Recommendation to Shareholders

        The Arrangement is the result of a process, which commenced in February 2002, of considering MDSI’s strategic alternatives. Since that date, first a special committee of the MDSI Board of Directors, and then the MDSI

Board of Directors itself, have considered a variety of potential combinations and third party financings, prior to the MDSI Board of Directors recommending the Arrangement and determining that the Arrangement is the best alternative for MDSI Shareholders. In deciding to recommend the Arrangement, the MDSI Board of Directors considered the fact that other expressions of interest which MDSI had received over the past two years were either unsatisfactory from a financial point of view or not reasonably capable of being completed. The MDSI Board of Directors also considered the fact that the consideration being offered by Beech represents a premium of approximately 60% to the trailing 10-day average closing price for the MDSI Common Shares on NASDAQ prior to the announcement of the Arrangement on July 29, 2005.

        The MDSI Board of Directors has determined that the Arrangement is in the best interests of MDSI and is fair to the MDSI Shareholders. Accordingly, the MDSI Board of Directors recommends that MDSI Shareholders vote FOR the Arrangement Resolution.

        See “The Transactions — Recommendation of the MDSI Board of Directors”.

Fairness Opinion

        In deciding to approve the Arrangement, the MDSI Board of Directors considered a fairness opinion delivered by its financial advisor, CIBC World Markets, which has opined, as of July 29, 2005, and subject to and based on the various considerations referred to in its opinion, that the consideration to be received by MDSI Shareholders pursuant to the Arrangement is fair, from a financial point of view, to MDSI Shareholders. The opinion of CIBC World Markets is attached as Appendix F to this Circular. MDSI encourages MDSI Shareholders to read the CIBC World Markets Fairness Opinion in its entirety. See “The Transactions — Summary of the CIBC World Markets Fairness Opinion”.

What MDSI Shareholders Will Receive in the Arrangement

        An MDSI Shareholder will receive US$8.00 for each of its, his or her MDSI Common Shares.

Treatment of MDSI Options

        All unvested MDSI Options will become conditionally vested as part of the Arrangement. MDSI Optionholders may elect to (i) transfer their MDSI Options to MDSI for the “in-the-money” amount of such options (the amount by which US$8.00 exceeds the relevant exercise price) as part of the Arrangement or (ii) conditionally exercise their MDSI Options and participate in the Arrangement as MDSI Shareholders. MDSI Optionholders will be provided with an election form describing the elections available to them. See “The Transactions — Mechanics of the Transactions — The Arrangement — MDSI Options”.

Letter of Transmittal

        An MDSI Shareholder must properly complete and return a blue Letter of Transmittal form, together with the MDSI Common Share certificates and all other required documents, in order to obtain the consideration that such MDSI Shareholder is entitled to receive under the Arrangement. If MDSI Common Share certificates are transmitted prior to the Effective Date and the Arrangement does not proceed, MDSI Common Share certificates will be returned to MDSI Shareholders. See “The Transactions — Procedure for Receiving Payment”.

Stock Exchange De-Listings

        The MDSI Common Shares are expected to be de-listed from the TSX and NASDAQ following the Effective Date.

Conditions to Closing

Mutual Conditions

        Each party’s obligation to complete the Arrangement is subject to the satisfaction or waiver, where permissible, of a number of conditions, including the following:

•	approval of the Arrangement by the MDSI Shareholders at the Meeting;

•	receipt of the Interim Order and the Final Order;

•	the Articles of Arrangement shall be in form and substance reasonably satisfactory to MDSI, Fortezza, and Beech;

•	the completion of the Arrangement will not have been prohibited by an order, statute or judgment of any Governmental Authority or a court of competent jurisdiction; and

•	receipt of all necessary and material governmental and regulatory clearances, consents or approvals.

Conditions to Obligations of Fortezza and Beech

        The Arrangement Agreement provides that the obligation of Fortezza and Beech to complete the Arrangement is subject to the satisfaction or waiver, where permissible, of a number of additional conditions, including the following:

•	all covenants of MDSI in the Arrangement Agreement shall have been performed in all material respects, and all representations and warranties of MDSI contained therein must be correct in all material respects (except that the representations and warranties qualified by materiality or MDSI Material Adverse Effect must be true and correct in all respects);

•	no event shall have occurred which has or which would reasonably be expected to have an MDSI Material Adverse Effect;

•	the number of MDSI Common Shares held by MDSI Shareholders who have exercised Dissent Rights shall not exceed 5% of the aggregate number of MDSI Common Shares outstanding on July 29, 2005;

•	MDSI shall be released by CIBC World Markets and Bear Stearns from all obligations under certain engagement letters;

•	MDSI shall have obtained certain consents, authorizations, approvals and waivers from third parties;

•	no act or proceeding shall have been taken or threatened and no law shall have been proposed or enacted that prohibits or imposes adverse limitations on the consummation of the Arrangement or the right of Beech to own MDSI Common Shares, or which, if the Arrangement were consummated, would impose limitations on the business of Fortezza, Beech or MDSI or any of its subsidiaries or material fines or penalties on Fortezza, Beech, MDSI or any of its subsidiaries;

•	MDSI and its subsidiaries, taken as a whole, shall have at least US$20,000,000 of freely available cash and cash equivalents immediately prior to the Effective Time, after having made certain payments, and at least US$12,500,000 of cash shall be available to Fortezza and Beech to satisfy, in part, their payment obligations pursuant to the Arrangement Agreement and Plan of Arrangement;

•	MDSI and/or its subsidiaries must have entered into confidentiality and work product agreements with certain employees; and

•	MDSI shall have prepared and mailed corrective filings for, and paid all expenses, fees and penalties associated with, certain of its savings and investment plans.

Conditions to Obligations of MDSI

        The Arrangement Agreement provides that the obligation of MDSI to complete the Arrangement is subject to the satisfaction or waiver, where permissible, of certain additional conditions, including that Fortezza and Beech shall have the funds necessary to consummate the Transactions.

        See “The Transactions — The Arrangement Agreement — Conditions to Closing”.

Court Approval

        The Arrangement requires approval by the Court under Section 192 of the CBCA. Prior to the mailing of this Circular, MDSI obtained the Interim Order providing for the calling and holding of the Meeting and other procedural matters. A copy of each of the Interim Order and the Notice of Hearing of Petition is attached as Appendix B to this Circular.

        The hearing in respect of the Final Order is expected to be held on September 21, 2005, subject to approval of the Arrangement Resolution by the MDSI Shareholders.

        At the hearing in respect of the Final Order, the Court will consider, among other things, the fairness and reasonableness of the Arrangement. The Court may approve the Arrangement in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court deems fit.

        See “The Transactions — Court Approval of the Arrangement and Completion of the Transactions”.

Non-Solicitation

        In the Arrangement Agreement, MDSI has agreed that it will not, and will not authorize or permit any of its subsidiaries or any of its or its subsidiaries’ directors, officers, employees, agents or representatives to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing or disclosing information) any inquiries or discussions or the making of any proposal with respect to a Competing Transaction, or (ii) negotiate, explore or otherwise communicate in any way with any person with respect to a Competing Transaction or enter into or consummate any agreement, arrangement or understanding requiring it to abandon, terminate or fail to complete the Arrangement or consummate any of the other Transactions. Notwithstanding the foregoing, in certain circumstances MDSI may, prior to the vote of the MDSI Shareholders at the Meeting, respond to a Competing Transaction, furnish information with respect to MDSI to the person proposing the Competing Transaction, and participate in discussions or negotiations with such person regarding any Competing Transaction.

        MDSI has further agreed that none of MDSI, any of its subsidiaries, or the MDSI Board of Directors or any committee thereof will (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Fortezza or Beech, the approval, adoption, or recommendation by the MDSI Board of Directors or any committee thereof of the Arrangement Agreement, the Arrangement or the other Transactions, (ii) approve or recommend, or propose to approve or recommend, any Competing Transaction, (iii) approve or recommend, or propose to approve or recommend, or execute or enter into, any agreement relating to any Competing Transaction or propose or agree to do any of the foregoing, or (iv) submit any Competing Transaction at the Meeting for purposes of voting upon approval and adoption of the Competing Transaction. Notwithstanding the foregoing, MDSI may terminate the Arrangement Agreement under certain circumstances, which include among other things, that (i) the Competing Transaction is not subject to any financing contingency or other conditions more onerous than those set out in the Arrangement Agreement, and is, in the business judgment of the MDSI Board of Directors, more favourable to the MDSI Shareholders from a financial point of view than the Transactions, (ii) MDSI pays to Beech (or its designee) the Larger Termination Fee, and (iii) Fortezza and Beech have five Business Days to submit a new proposal, and if such proposal is, in the business judgment of the MDSI Board of Directors, substantially the same (or more favourable to MDSI Shareholders) as the Competing Transaction from a financial point of view, then MDSI must reject the Competing Transaction and recommend to MDSI Shareholders the approval and adoption of such revised proposal.

        See “The Transactions — The Arrangement Agreement — Non-Solicitation” and “The Transactions — The Arrangement Agreement — Termination and Payment of Termination Fees and Expenses”.

Termination of the Arrangement Agreement and Termination Fees

        Fortezza, Beech or MDSI may terminate the Arrangement Agreement and abandon the Arrangement at any time prior to the Effective Time if:

•	they all consent in writing to such termination, in which case Fortezza, Beech and MDSI will pay their own expenses for the Transactions;

•	any court or Governmental Authority has issued an order or ruling or taken any other action prohibiting the completion of the Arrangement, in which case MDSI, Fortezza and Beech will pay their own expenses for the Transactions;

•	the Effective Time shall not have occurred on or before October 31, 2005, in which case MDSI, Fortezza and Beech will pay their own expenses for the Transactions, provided that this right to terminate cannot be used by the party whose breach caused the Effective Time to not occur by such time, and provided further that if the termination is the result of the non-satisfaction of certain closing conditions in favour of Fortezza and Beech, then MDSI must pay Beech (or its designee) the Lesser Termination Fee; or

•	the MDSI Shareholders do not approve the Arrangement at the Meeting, in which case MDSI must pay Beech (or its designee) the Lesser Termination Fee, provided that this right to terminate is not available to MDSI if its breach of any obligation under the Arrangement Agreement is the cause of or resulted in the failure to obtain such approval by the MDSI Shareholders, and provided further that MDSI must pay an additional amount of US$1,500,000 to Beech (or its designee) in the event that a Competing Transaction is entered into within a certain time after such termination.

        Fortezza or Beech may terminate the Arrangement Agreement and abandon the Arrangement at any time prior to the Effective Time if:

•	the MDSI Board of Directors withdraws or modifies in a manner adverse to Fortezza or Beech, or refrains from approving or recommending the Arrangement, recommends a Competing Transaction, or fails to reaffirm its recommendation of the Arrangement by press release in certain circumstances, in which case MDSI must pay Beech (or its designee) the Larger Termination Fee;

•	there is a material breach of any covenant, representation or warranty of MDSI in the Arrangement Agreement, in which case MDSI must pay Beech (or its designee) the Larger Termination Fee, provided that MDSI has a limited opportunity to cure such breach and provided further that if such breach is of certain specified representations of MDSI in the Arrangement Agreement, then MDSI must pay Beech (or its designee) the Lesser Termination Fee; or

•	the Support Agreement is breached by Erik Dysthe, in which case MDSI must pay Beech (or its designee) the Larger Termination Fee.

        MDSI may terminate the Arrangement Agreement and abandon the Arrangement at any time prior to the Effective Time:

•	pursuant to the Arrangement Agreement’s Competing Transaction provisions, in which case MDSI must pay Beech (or its designee) the Larger Termination Fee as a condition precedent to the effectiveness of such termination; or

•	if there is a material breach of any covenant representation or warranty of Fortezza or Beech in the Arrangement Agreement, in which case Fortezza must pay MDSI up to US$750,000 in reimbursement of MDSI’s expenses, provided that Fortezza and Beech have a limited opportunity to cure such breach.

        See “The Transactions — The Arrangement Agreement — Termination and Payment of Termination Fees and Expenses”.

Support Agreement

        Dysthe holds 363,642 MDSI Common Shares (representing 4.3% of the outstanding MDSI Common Shares) and options to purchase an aggregate of 243,500 MDSI Common Shares. Dysthe has entered into the Support Agreement with Fortezza, Beech and MDSI. Under the terms of the Support Agreement, Dysthe agreed that it will vote the Dysthe Shares in favour of the Arrangement Resolution. Dysthe has also entered into an indemnity agreement with MDSI in which Dysthe has agreed to indemnify MDSI for any losses, including attorneys’ fees, which MDSI may suffer in connection with any breach of the Support Agreement. See “The Transactions — Support Agreement”.

Dissent Rights

        MDSI Registered Shareholders are entitled to exercise Dissent Rights in accordance with the provisions of the CBCA as modified by the Plan of Arrangement and the Interim Order. Completion of the Arrangement is conditional on Dissent Rights not having been exercised by the holders of more than 5% of the MDSI Common Shares outstanding on July 29, 2005.

        An MDSI Registered Shareholder who wishes to dissent must provide a Dissent Notice to MDSI by 5:00 p.m. (Vancouver time) on the second Business Day before the Meeting (or any adjournment or postponement thereof). It is important that MDSI Registered Shareholders who wish to dissent comply strictly with the Dissent Procedures described in this Circular, which are different from the statutory dissent procedures of the CBCA.

        There can be no assurance that the amount received as fair value for a Dissenting Shareholder’s MDSI Common Shares will be more than or equal to the consideration under the Arrangement.

        See “Dissenting Shareholders’ Rights”.

Material Income Tax Consequences of the Arrangement

        This summary is qualified in its entirety by the more detailed summary of Canadian and US tax consequences under the heading “Tax Considerations”. MDSI Shareholders should read carefully the information under “Tax Considerations” which qualifies the information set forth below, and should consult their own tax advisors. No advance income tax rulings have been sought or obtained with respect to any of the transactions described in this Circular.

Canada

        An MDSI Shareholder who is a Canadian Resident and who holds MDSI Common Shares as capital property will realize a capital gain (or sustain a capital loss) equal to the amount by which the cash amount received by such MDSI Shareholder, net of any reasonable costs of disposition, exceeds (or is less than) the adjusted cost base to the MDSI Shareholder of such MDSI Common Shares. The proceeds of disposition for each MDSI Common Share will be the Canadian dollar equivalent of US$8.00, determined on the Effective Date.

        An MDSI Optionholder who elects to either exercise an MDSI Option and receive MDSI Common Shares or to transfer each of his or her MDSI Options to MDSI and receive cash from MDSI equal to the excess of US$8.00 over the relevant exercise price will realize a taxable benefit in 2005 in an amount equal to the MDSI Option Benefit. MDSI Optionholders may be eligible to deduct, in computing their taxable income, an amount equal to 50% of the MDSI Option Benefit resulting from the exercise of such MDSI Options.

        An MDSI Shareholder whose MDSI Common Shares are subject to escrow under the EIA will be subject to the “clawback” of provincial tax credits previously received on the associated MDSI Common Shares.

        See “Tax Considerations — Canadian Federal Income Tax Considerations for MDSI Securityholders”.

United States

        The exchange of MDSI Common Shares for cash pursuant to the Arrangement will be a taxable sale for United States federal income tax purposes. Consequently, a US Holder will generally recognize a gain or loss equal to the difference between (i) the US Holder’s tax basis in its MDSI Common Shares and (ii) the amount of cash received.

        Upon the exercise of an MDSI Option, a US Holder generally will recognize ordinary compensation income in an amount equal to the excess, if any, of (i) the fair market value, as of the date of exercise, of the MDSI Common Share received over (ii) the exercise price of the MDSI Option.

        Upon the transfer of an MDSI Option to MDSI in exchange for cash pursuant to the Arrangement, or the transfer of an MDSI Option to Beech in exchange for cash pursuant to the Arrangement, a US Holder generally will recognize ordinary compensation income in an amount equal to the amount of cash received.

        See “Tax Considerations — United States Federal Income Tax Consequences for MDSI Securityholders”.

GLOSSARY OF TERMS

        Unless the context otherwise requires, when used in this Circular the following terms shall have the meanings set forth below, words importing the singular number shall include the plural and vice versa and words importing any gender shall include all genders. These defined terms are not used in the Appendices included herein.

        “1933 Act” means the United States Securities Act of 1933, as amended;

        “1934 Act” means the United States Securities Exchange Act of 1934, as amended;

        “@Road Transaction” means the proposed transaction governed by a combination agreement dated as of April 12, 2004 between MDSI, @Road, and Orion Exchangeco, Ltd. providing for the acquisition of MDSI by @Road pursuant to a plan of arrangement, which transaction was not consummated;

         “@Road” means At Road Inc.;

        “affiliate” has the meaning set out in the Securities Act, unless otherwise expressly stated in this Circular;

        “Arrangement” means the proposed arrangement involving MDSI, Fortezza, Beech and the MDSI Securityholders under Section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 7.04 of the Arrangement Agreement or Article 5 of the Plan of Arrangement, or made upon the direction of the Court in the Final Order;

        “Arrangement Agreement” means the Arrangement Agreement dated as of July 29, 2005 among Fortezza, Beech and MDSI, as it may be amended, supplemented and/or restated prior to the Effective Date, providing for, among other things, the Arrangement;

        “Arrangement Resolution” means the special resolution of the MDSI Shareholders concerning the Arrangement set out in Appendix A to this Circular;

        “Articles of Arrangement” means the articles of arrangement of MDSI in respect of the Arrangement to be filed with the Director after the Final Order is made;

        “Bear Stearns” means Bear, Stearns & Co. Inc.;

        “Bear Stearns Engagement Letter” means the letter agreement dated August 7, 2003 between MDSI and Bear Stearns;

        “Beech” means Beech Investment Corp., a corporation existing under the laws of British Columbia and a wholly-owned subsidiary of Fortezza;

        “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in Vancouver, British Columbia or San Francisco, California are authorized or required by law to be closed for business;

        “Canada-US Tax Convention” means the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended to the date hereof;

        “Canadian GAAP” means Canadian generally accepted accounting principles;

        “Canadian Resident” means a resident of Canada for purposes of the Canadian Tax Act and any applicable income tax convention;

        “Canadian Tax Act” means the Income Tax Act (Canada) and the regulations promulgated thereunder, in each case as amended to the date hereof;

        “CBCA” means the Canada Business Corporations Act and the regulations promulgated thereunder, in each case as amended;

         “CDS” means The Canadian Depository for Securities Limited;

        “CIBC World Markets” means CIBC World Markets Inc., MDSI’s financial advisor for the Transactions;

        “CIBC World Markets Engagement Letter” means the letter agreement dated June 30, 2005 between CIBC World Markets and MDSI, under which MDSI retained CIBC World Markets;

        “CIBC World Markets Fairness Opinion” means the opinion of CIBC World Markets dated July 29, 2005, delivered to the MDSI Board of Directors and described under the heading “The Transactions — Fairness Opinion”, a copy of which is attached as Appendix F to this Circular;

        “Circular” means the notice of special meeting and this management proxy circular relating to the Meeting, together with all Appendices to this management proxy circular;

        “Code” means the United States Internal Revenue Code of 1986, as amended;

        “Competing Transaction” means any arrangement, amalgamation, merger, consolidation, liquidation, dissolution, recapitalization, take-over bid or other business combination involving MDSI or any of its subsidiaries or acquisition or issuance of any kind of a material portion of the assets or capital stock of MDSI or any of its subsidiaries or any strategic alliance, lease, long term supply arrangement or other arrangement having the economic effect as a sale or similar transaction or series of transactions;

        “Confidentiality Agreement” means the Mutual Non-Disclosure Agreement dated as of March 29, 2005, between Vista and MDSI, as amended;

         “Court” means the Supreme Court of British Columbia;

         “CRA” means the Canada Revenue Agency;

        “Demand for Payment” means a written notice to MDSI by a Dissenting Shareholder demanding payment of the fair value of its, his or her MDSI Common Shares in compliance with the Dissent Procedures;

        “Depositary” means Computershare Investor Services Inc.;

        “Director” means the Director appointed pursuant to Section 260 of the CBCA;

        “Dissent Notice” means the written objection of an MDSI Registered Shareholder to the Arrangement Resolution, submitted to MDSI in accordance with the Dissent Procedures;

        “Dissent Procedures” means the dissent procedures described in this Circular under the heading “Dissenting Shareholders’ Rights”;

        “Dissent Rights” means the rights of an MDSI Registered Shareholder to dissent from the Arrangement Resolution in compliance with the Dissent Procedures;

        “Dissenting Shareholder” means an MDSI Registered Shareholder who exercises the Dissent Rights in strict compliance with the Dissent Procedures;

        “Dysthe” means, collectively, Erik Dysthe and Erik Dysthe Holdings, Inc.;

        “Dysthe Shares” means the MDSI Common Shares held by Dysthe (as may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, amalgamation, consolidation, reorganization or other charge or transaction of or by MDSI), including the MDSI Common Shares that may be acquired after July 29, 2005 by Dysthe, including MDSI Common Shares issuable upon the exercise of options or warrants or other exchangeable securities (as may be adjusted as aforesaid);

        “Effective Date” means the effective date of the Arrangement, being the date shown on the certificate of arrangement to be issued by the Director giving effect to the Arrangement;

        “Effective Time” means 12:01 a.m. (Vancouver time) on the Effective Date;

        “EIA” means the Employee Investment Act (British Columbia) and the regulations promulgated thereunder in each case as amended;

        “Eligible Employee” means an MDSI Optionholder who is a current or former employee of MDSI (or any subsidiary thereof) and who, for purposes of the Canadian Tax Act, received his or her MDSI Options in respect of, in the course of, or by virtue of, his or her employment with MDSI or any subsidiary thereof;

        “Escrowed Shares” means any MDSI Common Shares which were issued under the ESOP and are, as of the Effective Date, held in escrow pursuant to the escrow agreement dated July 23, 1996 among Montreal Trust Company of Canada, Royal Trust Corporation and MDSI;

        “ESOP” means the Employee Share Ownership Program established pursuant to the MDSI Mobile Data Solutions Inc. 2002 Stock Purchase Plan;

        “Final Order” means the final order of the Court approving the Arrangement as such order may be amended or modified by the highest court to which appeal may be applied;

        “Fortezza” means Fortezza Holdings S.a.r.l., a societe a responsabilite limitee existing under the laws of Luxembourg;

        “Governmental Authority” means any United States (federal, state or local), Canadian (federal, provincial or local), foreign or supra-national government, or governmental, regulatory or administrative authority, agency or commission;

        “Holders” means, collectively, US Holders and Non-US Holders;

        “Interim Order” means the interim order and petition of the Court in respect of the Arrangement dated August 16, 2005, a copy of which is attached as Appendix B to this Circular;

        “Intermediary” means an intermediary that a Non-Registered Holder may deal with, including banks, trust companies, securities dealers or brokers and trustees or administrators of self-directed RRSPs, RRIFs, RESPs and similar plans, and their nominees;

         “IRS” means the United States Internal Revenue Service;

        “Larger Termination Fee” means a fee equal to US$3,500,000;

        “Lesser Termination Fee” means a fee equal to US$2,000,000;

        “Letter of Transmittal” means the blue letter of transmittal form accompanying this Circular which, when duly completed and returned with a certificate or certificates for MDSI Common Shares, will enable MDSI Shareholders to exchange such certificate(s) for the consideration to be received under the Arrangement;

        “MDSI” means MDSI Mobile Data Solutions Inc., a corporation existing under the laws of Canada;

        “MDSI Articles” means the articles of incorporation of MDSI, as amended from time to time;

        “MDSI Board of Directors” means the board of directors of MDSI;

        “MDSI By-laws” means the by-laws of MDSI, as amended from time to time;

        “MDSI Common Shares” means the common shares of MDSI;

        “MDSI Material Adverse Effect” means any change, effect, event, occurrence, condition or development that is or is reasonably likely to be materially adverse to (i) the business, assets, liabilities, properties, results of operations, or condition (financial or otherwise) of MDSI and its subsidiaries, taken as a whole, or (ii) the ability of MDSI to perform its obligations under the Arrangement Agreement; provided, however, that a change in the trading price or the trading volume of MDSI’s equity securities shall not in and of themselves, either alone or in combination, constitute an MDSI Material Adverse Effect; provided further, that an MDSI Material Adverse Effect shall not include the impact attributable to (a) any change in US GAAP or Canadian GAAP made after July 29, 2005, (b) any act or omission of MDSI made with the prior written consent of Fortezza or Beech where MDSI has provided full disclosure of such act or omission, (c) any change in general economic conditions or in the industry in which MDSI is engaged in business to the extent that such change does not disproportionately affect MDSI or its subsidiaries, or (d) any change or effects arising out of the announcement of the Transactions or the consummation of the Transactions;

        “MDSI Option Benefit” means (i) where an MDSI Option has been exercised, the amount by which the fair market value of the MDSI Common Share acquired upon the exercise of an MDSI Option exceeds the sum of the exercise price payable for the acquisition of such share under such MDSI Option and any amount paid by the MDSI Optionholder to acquire such MDSI Option, determined at the time of exercise and (ii) where an MDSI Option has been transferred by the MDSI Optionholder to MDSI or to Beech under the Arrangement, the Canadian dollar equivalent of the amount paid to the MDSI Optionholder on the transfer of such MDSI Option, determined on the Effective Date;

        “MDSI Optionholder” means a holder of MDSI Options;

        “MDSI Options” means the MDSI Common Share purchase options granted under the MDSI Stock Option Plans;

        “MDSI Registered Shareholder” means a registered holder of MDSI Common Shares;

        “MDSI Securityholder” means an MDSI Shareholder and/or an MDSI Optionholder;

        “MDSI Shareholder” means a holder of MDSI Common Shares;

        “MDSI Stock Option Plans” means, collectively, all stock option plans of MDSI, including the 1995 Stock Option Plan, the 1996 Stock Option Plan, the 1997 Stock Option Plan, the 1998 Stock Option Plan, the 1999 Stock Option Plan and the 2000 Stock Option Plan, as amended;

        “Meeting” means the special meeting of the MDSI Shareholders to be held on September 15, 2005 and any adjournment(s) and postponement(s) thereof;

        “Meeting Materials” means this Circular and the form of proxy for use in connection with the Meeting;

        “Minority Shareholders” means all MDSI Shareholders other than Dysthe, any related party of Dysthe within the meaning of Rule 61-501, subject to the exceptions set out therein, and any person acting jointly or in concert with Dysthe;

         “NASDAQ” means the Nasdaq National Market;

        “Non-Registered Holder” means an MDSI Shareholder who is a beneficial owner of MDSI Common Shares and is not an MDSI Registered Shareholder;

         “Non-Resident MDSI Shareholder” means an MDSI Shareholder who, at the Effective Time, for purposes of the Canadian Tax Act and any applicable income tax convention, is not and has not been resident or deemed to be resident in Canada at any time while the MDSI Shareholder has held MDSI Common Shares;

        “Non-US Holder” means a beneficial owner of MDSI Common Shares, other than a US Holder;

        “Notice of Hearing of Petition” means the Notice of Hearing of Petition in connection with the Final Order, a copy of which is attached as Appendix B to this Circular;

        “Offer to Pay” means the written offer of MDSI to each Dissenting Shareholder who has or is deemed to have sent a Demand for Payment to pay for its, his or her MDSI Common Shares in an amount considered by the MDSI Board of Directors to be the fair value of the shares, all in compliance with the Dissent Procedures;

        “person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority;

        “Plan of Arrangement” means the plan of arrangement substantially in the form and content attached as Appendix C to this Circular, as amended or varied in accordance with its terms or the terms of the Arrangement Agreement or at the direction of the Court in the Final Order;

         “Record Date” means August 15, 2005;

         “Rule 61-501” means the Ontario Securities Commission Rule 61-501C Insider Bids, Issuer Bids, Business Combinations and Related Party Transactions;

        “SEC” means the United States Securities and Exchange Commission;

        “Securities Act” means the Securities Act (British Columbia) and the rules, regulations and policies made thereunder, each as amended from time to time prior to the Effective Date;

        “Special Committee” means the Strategic Review Committee of the MDSI Board of Directors, established in 2002 to consider strategic alternatives for MDSI, and consisting of David R. Van Valkenburg, Marc Rochefort and Peter Ciceri;

        “subsidiary” means, when used with reference to the Vista Entities or MDSI, any person of which such party (either alone or together with any other subsidiary) owns, directly or indirectly, 50% or more of the outstanding capital stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such person;

        “Support Agreement” means the support agreement dated July 29, 2005 among Fortezza, Beech, Dysthe and MDSI;

        “Tax Proposals” means specific proposals to amend the Canadian Tax Act publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date of this Circular;

        “Transactions” means the transactions contemplated by the Arrangement Agreement including, without limitation, the Arrangement;

        “Transfer Agent” means Computershare Investor Services Inc.;

         “TSX” means the Toronto Stock Exchange;

        “US GAAP” means United States generally accepted accounting principles;

        “US Holder” means a beneficial owner of MDSI Common Shares or MDSI Options, as the case may be, that, for US federal income tax purposes, is (a) a citizen or resident of the US, (b) a corporation, or other entity classified as a corporation for US federal income tax purposes, that is created or organized in or under the laws of the US or any state thereof, including the District of Columbia, (c) an estate if the income of such estate is subject to US federal income tax regardless of its source or (d) a trust if (i) such trust has validly elected to be treated as a US person for US federal income tax purposes or (ii) a US court is able to exercise primary supervision over the administration of such trust and one or more US persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust;

         “Vista” means Vista Equity Partners, LLC;

         “Vista Entities“ means, collectively, Vista, Vista Equity Fund, Beech and Fortezza; and

        “Vista Equity Fund” means Vista Equity Fund II, L.P.

INFORMATION CONCERNING THE MEETING

Purpose of the Meeting

        The information contained in this Circular is furnished in connection with the solicitation of proxies by the management of MDSI for use at the Meeting. At the Meeting, MDSI Shareholders will consider and vote upon the Arrangement Resolution and such other business as may properly come before the Meeting.

        THE MDSI BOARD OF DIRECTORS HAS DETERMINED THAT THE ARRANGEMENT IS FAIR TO THE MDSI SHAREHOLDERS AND IN THE BEST INTERESTS OF MDSI AND RECOMMENDS THAT MDSI SHAREHOLDERS VOTE TO APPROVE THE ARRANGEMENT RESOLUTION. See “The Transactions — Recommendation of the MDSI Board of Directors”.

Date, Time and Place of Meeting

        The Meeting will be held on September 15, 2005, at the Metropolitan Hotel Vancouver, Vancouver Room, 645 Howe Street, Vancouver, British Columbia, V6C 2Y9.

Solicitation and Appointment of Proxies

        The persons named in the enclosed form of proxy are representatives of the management of MDSI and are directors or officers of MDSI. An MDSI Shareholder who wishes to appoint some other person to represent such MDSI Shareholder at the Meeting may do so by inserting the name of the person proposed in the blank space provided in the enclosed form of proxy or by completing another acceptable form of proxy. Such other person need not be an MDSI Shareholder. If the MDSI Shareholder is not an individual, it must have the proxy executed by a duly authorized officer or properly appointed attorney. MDSI Shareholders who require assistance in completing their proxy should call Yasmine Abdulla of MDSI at 604.207.6145.

        To be valid, proxies must be signed, dated and either deposited with the Corporate Secretary of MDSI, c/o Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario, M5J ZY1 (Attention: Stock Transfer Services) or sent by fax to 1.866.249.9524 (within North America) or 1.416.263.9524 (outside North America) (Attention: Stock Transfer Services) not later than 9:00 a.m. (Vancouver time) on September 13, 2005 or, in the event the Meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and holidays) before the time the adjourned Meeting is reconvened or the postponed Meeting is convened (the “Proxy Deposit Deadline”). Proxies may also be deposited with the scrutineers of the Meeting, to the attention of the chair of the Meeting, at or immediately prior to the commencement of the Meeting, or any adjournment or postponement thereof. An undated but executed proxy will be deemed to be dated the date of mailing of the enclosed form of proxy. MDSI Shareholders may also:

(a)	vote using a touch tone telephone by calling 1.800.732.8683 (only available within North America), or

(b)	vote using the Internet by going to www.computershare.com/ca/proxy,

not later than the Proxy Deposit Deadline.

        It is expected that solicitation of proxies will be made primarily by mail but proxies may also be solicited personally by employees or agents of MDSI. MDSI has retained Advantage Proxy to assist in the solicitation of proxies and may also retain other persons as it deems necessary to aid in the solicitation of proxies with respect to the Meeting. Advantage Proxy will be paid a fee in the range of approximately US$5,000 to US$6,000 for proxy solicitation services provided to MDSI, with associated expenses estimated to be approximately US$1,200. The total cost of soliciting proxies and mailing the Meeting Materials in connection with the Meeting will be borne by MDSI.

Non-Registered Holders

        MDSI Registered Shareholders, or the persons they appoint as their proxyholders, are permitted to vote at the Meeting. In many cases, MDSI Common Shares beneficially owned by Non-Registered Holders are registered either:

(i)	in the name of an Intermediary; or

(ii)	in the name of a clearing agency (such as CDS) of which the Intermediary is a participant.

        In accordance with the requirements of Canadian Securities Administrators National Instrument 54-101 — Communication with Beneficial Owners of Securities of a Reporting Issuer, MDSI is distributing copies of the Meeting Materials to clearing agencies and Intermediaries for onward distribution to Non-Registered Holders. Intermediaries are required to forward Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use service companies to:

(a)	be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise uncompleted. This form of proxy need not be signed by the Non-Registered Holder and the Non-Registered Holder who wishes to submit a proxy should properly complete the form of proxy and deposit it with Computershare Investor Services Inc. as described above; or

(b)	more typically, be given a voting instruction form which must be completed, signed and returned to the Intermediary by the Non-Registered Holder in accordance with the directions on the voting instruction form (which may in some cases permit the completion of the voting instruction form by telephone).

        The purpose of these procedures is to permit Non-Registered Holders to direct the voting of the MDSI Common Shares they beneficially own. Should a Non-Registered Holder who receives either a proxy or a voting instruction form from his or her Intermediary wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should strike out the names of the persons named in the proxy and insert the Non-Registered Holder’s (or such other person’s) name in the blank space provided or, in the case of a voting instruction form, follow the instructions on the form. Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies to ensure that their MDSI Common Shares are voted.

Revocation of Proxies

        An MDSI Shareholder who has given a proxy may revoke the proxy by:

(c)	completing and signing a proxy bearing a later date and depositing it with Computershare Investor Services Inc. as described above;

(d)	depositing an instrument in writing executed by the MDSI Shareholder or by the MDSI Shareholder’s attorney authorized in writing (a) at the registered office of MDSI at any time up to and including the last Business Day preceding the day of the Meeting, or any adjournment or postponement of the Meeting, at which the proxy is to be used or (b) with the scrutineers of the Meeting, to the attention of the chair of the Meeting, prior to the commencement of the Meeting on the day of the Meeting, or any adjournment or postponement thereof; or

(e)	in any other manner permitted by law.

        A Non-Registered Holder may revoke a voting instruction form or a waiver of the right to receive the Meeting Materials and a vote given to an Intermediary at any time by written notice to the Intermediary, except that an Intermediary is not required to act on a revocation of a voting instruction form or a waiver of the right to receive Meeting Materials and to vote that is not received by the Intermediary at least seven days prior to the Meeting.

Voting of Proxies

        The management representatives designated in the enclosed form of proxy will vote the MDSI Common Shares in respect of which they are appointed proxyholders on any ballot that may be called for in accordance with the instructions of the MDSI Shareholder as indicated on the form of proxy. In the absence of such direction, the MDSI Common Shares will be voted by the management representatives FOR the Arrangement Resolution.

Dissenters’ Rights

        MDSI Registered Shareholders who oppose the Arrangement Resolution are entitled to dissent in accordance with the Dissent Procedures. See “Dissenting Shareholders’ Rights”.

Other Business

        The management of MDSI does not intend to present and does not have any reason to believe that others will present, at the Meeting, any item of business other than those set forth in this Circular. However, if any other business is properly presented at the Meeting and may properly be considered and acted upon, proxies will be voted by those named in the form of proxy in their sole discretion, including with respect to any amendments or variations to the matters identified in this Circular.

VOTING SECURITIES, PRINCIPAL HOLDERS OF VOTING SECURITIES AND REQUIRED VOTE

        Each MDSI Shareholder of record at 4:30 p.m. (Vancouver time) on the Record Date, August 15, 2005, is entitled to receive notice of the Meeting and will be entitled to one vote for each MDSI Common Share held on all matters proposed to come before the Meeting, except to the extent that the MDSI Shareholder has transferred any MDSI Common Shares after the Record Date and the transferee of such shares establishes ownership of them and makes a written demand, not later than 4:30 p.m. (Vancouver time), 10 business days preceding the Meeting or, if the Meeting is adjourned or postponed, 10 business days before any adjournment or postponement thereof, to be included in the list of MDSI Shareholders entitled to vote at the Meeting, in which case the transferee will be entitled to vote such shares.

        The presence in person or represented by proxy of two MDSI Shareholders representing not less than 5% of the aggregate number of outstanding MDSI Common Shares and who are entitled to attend and vote at the Meeting is necessary to constitute a quorum at the Meeting.

        The Arrangement Resolution requires the affirmative vote of not less than 66?% of the votes cast by MDSI Shareholders, as well as a simple majority of the votes cast by Minority Shareholders, present in person or represented by proxy and entitled to vote at the Meeting. For these purposes, any spoiled votes, illegible votes, defective votes and abstentions will not be considered votes cast.

        On August 16, 2005, MDSI had issued and outstanding 8,459,712 MDSI Common Shares. See “Capitalization of MDSI”. To the knowledge of the directors and senior officers of MDSI, the only persons or companies who beneficially own, directly or indirectly, or exercise control or direction over shares carrying more than 10% of the voting rights attached to all outstanding MDSI Common Shares are:

Name of Shareholder	Number of MDSI Common Shares	Percentage of Outstanding MDSI Common Shares

Seamark Asset Management Ltd.	1,110,500	13.13%

Howson Tattersall Investment Counsel Limited	947,495	11.20%

        MDSI is not aware of the voting intentions of the MDSI Shareholders listed above with respect to the Arrangement.

REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES

        The historical financial statements of, and the summaries of historical financial information concerning, MDSI contained or incorporated by reference in this Circular are reported in US dollars and have been prepared in accordance with US GAAP.

        Effective December 31, 2004, as permitted by Canadian Securities Administrators National Instrument 52-107 — Acceptable Accounting Principles, Auditing Standards and Reporting Currency, MDSI adopted US GAAP reporting for Canadian corporate and securities regulatory purposes. As a result, MDSI filed annual audited consolidated and interim unaudited condensed consolidated financial statements for fiscal 2004 in accordance with US GAAP and provided an explanation and quantification of material differences between Canadian GAAP and US GAAP relating to recognition, measurement and presentation.

CANADIAN/US EXCHANGE RATES

        In this Circular, dollar amounts are expressed either in Canadian dollars (Cdn$) or US dollars (US$).

        The following table sets forth, for each period indicated, the high and low exchange rates for one US dollar expressed in Canadian dollars, the average of such exchange rates on the last day of each month during such period, and the exchange rate at the end of the period, in each case, based upon the Bank of Canada noon spot exchange rate.

	Year Ended December 31					6 Months Ended
						June 30	July
	2000	2001	2002	2003	2004	2005	2006

High	1.5593	1.6021	1.6132	1.5747	1.3783	1.23496	1.2432
Low	1.4341	1.4936	1.5110	1.2924	1.1961	1.19440	1.2051
Average	1.4852	1.5484	1.5704	1.4010	1.3013	1.23496	1.2227
Period End	1.5002	1.5926	1.5796	1.2924	1.2020	1.22870	1.2259

        On August 15, 2005, the exchange rate for one US dollar expressed in Canadian dollars was 1.1970 based upon the Bank of Canada noon spot exchange rate.

FORWARD-LOOKING STATEMENTS

        This Circular contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 (United States). Words such as “will”, “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, and variations of such words and similar expressions are intended to identify these forward-looking statements. Specifically, and without limiting the generality of the foregoing, all statements included in this Circular that address activities, events or developments that either the Vista Entities or MDSI expects or anticipates will or may occur in the future, including such things as future capital (including the amount and nature thereof), business strategies and measures to implement such strategies, competitive strengths, goals, expansion and growth, or references to the future success of the Vista Entities or MDSI, their respective subsidiaries and the companies, joint ventures or partnerships in which the Vista Entities or MDSI has equity investments are forward-looking statements. Actual results could differ materially from those reflected in the forward-looking statements as a result of (i) the risk factors described under the heading “Risk Factors”, (ii) general economic market or business conditions, (iii) the opportunities (or lack thereof) that may be presented to and pursued by the Vista Entities or MDSI, (iv) competitive actions by other companies, (v) changes in laws and (vi) other factors, many of which are beyond the control of the Vista Entities and MDSI.

        All written and oral forward-looking statements attributable to the Vista Entities or MDSI, or persons acting on their behalf, are expressly qualified in their entirety by the cautionary statements set forth above. Readers of this Circular are cautioned not to place undue reliance on forward-looking statements contained in this Circular, which reflect the analysis of the management of the Vista Entities and MDSI, as appropriate, only as of the date of this Circular. Neither the Vista Entities nor MDSI undertakes any obligation to release publicly the results of any revision to these forward-looking statements which may be made to reflect events or circumstances after the date of this Circular or to reflect the occurrence of unanticipated events.

        Forward-looking statements are expressly qualified in their entirety by this cautionary statement.

THE TRANSACTIONS

Background

        The provisions of the Arrangement Agreement are the result of arm’s length negotiations conducted among representatives of MDSI and Fortezza and Beech and their respective legal and financial advisors. The following is a summary of the background to the execution of the Arrangement Agreement.

        In February 2002, in order to make a more thorough assessment of potential growth and funding opportunities, the MDSI Board of Directors formed a Special Committee consisting of David R. Van Valkenburg, Marc Rochefort and Peter Ciceri to consider various strategic alternatives for MDSI, including business combination transactions or third party investments. Throughout 2002 and early 2003, this Special Committee engaged in various discussions with potential partners, purchasers and investors. In April 2003, MDSI had advanced discussions with a third party for a possible combination transaction, but no agreement was finalized.

        On April 12, 2004, MDSI entered into a combination agreement with @Road and Orion Exchangeco, Ltd., providing for the acquisition of MDSI by @Road pursuant to a plan of arrangement. On July 27, 2004, MDSI, @Road, and Orion Exchangeco, Ltd., agreed to terminate such combination agreement, and to not initiate an acquisition of each other, except by specific invitation, for a period of six months. The parties also agreed that no termination fee was payable by MDSI to @Road in the event that a subsequent merger transaction between MDSI and a third party may arise. MDSI cancelled a special meeting of MDSI Securityholders scheduled for August 4, 2004, which had been called for MDSI Securityholders to consider and vote on the @Road Transaction.

        After the @Road Transaction failed to complete, the MDSI Board of Directors determined that the desirable strategy for MDSI would be to proceed on its own, growing its business organically, and to attempt to broaden its product footprint through an acquisition. Accordingly, at a meeting on September 9, 2004, the MDSI Board of Directors decided to disband the aforementioned Special Committee, and adopted a revised business plan for MDSI, subject to certain further particulars of the plan being circulated to the MDSI Board of Directors. The intent of this revised business plan was to provide a basis for a sustainable and profitable environment for MDSI to operate in as a stand-alone entity. The revised business plan envisioned an immediate restructuring of operations to reduce costs and streamline MDSI’s business, and an acquisition strategy aimed at expanding MDSI’s product line. This revised business plan was given final approval by the MDSI Board of Directors at a meeting on December 8, 2004. In late 2004 and early 2005, MDSI investigated and then entered into negotiations regarding a possible acquisition of a third party. While MDSI was investigating and negotiating this possible acquisition, MDSI received unsolicited inquiries and expressions of interest with respect to the acquisition of MDSI; however, the MDSI Board of Directors determined that these inquiries and expressions of interest were either not sufficiently serious or advanced or contained terms that were inadequate, and in any event they were not consistent with the objectives of MDSI’s revised business plan.

        At the end of February 2005, a representative of Vista called Mr. Dysthe and they had a conversation in some detail regarding MDSI's business and the market in which MDSI operates. It appeared to Mr. Dysthe that Vista had done a significant amount of research, not only on MDSI, but on MDSI's market sector and on all of MDSI's major competitors as well. Vista expressed an interest in meeting the management team of MDSI.

        At a regularly scheduled meeting of the MDSI Board of Directors held on March 22, 2005, Mr. Dysthe advised MDSI’s Board of Directors of the expression of interest from Vista Equity Fund’s representative, following which the independent members of MDSI’s Board of Directors had an in camera session at which this new development was discussed in light of its significance relative to MDSI’s revised business plan. It was decided that the meeting between Vista’s representatives and MDSI would be permitted to proceed. On March 29, 2005, representatives of Vista made a presentation to MDSI regarding investment strategy and Vista Equity Fund’s portfolio companies, and MDSI reciprocated with a presentation regarding its business. On behalf of Vista Equity Fund, Vista expressed interest in proceeding further towards a potential transaction, subject to carrying out due diligence. Accordingly, later that same day, MDSI and Vista entered into a Mutual Non-Disclosure Agreement for the purpose of providing and protecting confidential information.

        On April 8, 2005, Mr. Dysthe met with representatives of Vista in order to gauge the level of Vista Equity Fund’s interest. On April 13 and 14, 2005, representatives of Vista conducted a preliminary due diligence review of MDSI. They also met with some of MDSI’s technical managers, in addition to certain members of MDSI’s senior management. On April 19, 2005, representatives of Vista met with MDSI for further talks and meetings with senior and mid-level management of MDSI. On May 9, 2005, representatives of Vista had additional discussions with MDSI. On May 20, 2005, the MDSI Board of Directors had a meeting at which the initial item of business was the status of the acquisition which MDSI had been pursuing since late 2004. It was concluded that, because progress on the key issues and negotiation points was not satisfactory, this proposed acquisition could not be completed on terms reasonably acceptable to MDSI. Therefore, in light of the available alternatives, management recommended that the overall business strategy for MDSI be reconsidered. Management noted that there were a number of third parties who appeared to be interested in acquiring MDSI. The underlying theme in communications from these interested third parties was that the public company infrastructure costs that MDSI had to bear were disproportionate to MDSI’s size and that a going private transaction would be sensible for MDSI from a cost-reduction perspective, and would be in the best interests of the MDSI Shareholders at an appropriate price. While some of these third parties were purporting to be willing to offer premiums in the 25% to 30% range relative to the prevailing market price for the MDSI Common Shares, management noted that Vista Equity Fund appeared to be prepared to make an offer with a significantly higher premium.

        The MDSI Board of Directors considered these views of management and after a lengthy discussion regarding MDSI’s long-term strategy and the significant premium which Vista Equity Fund appeared to be prepared to offer, concluded that it was in the best interests of MDSI to reconsider the revised business plan which the MDSI Board of Directors and management had adopted in September of 2004 and to evaluate an offer by Vista Equity Fund to acquire MDSI. Accordingly, on May 23 and 24, 2005, conference calls were held between MDSI and Vista, the result of which was that Vista Equity Fund advised MDSI that Vista Equity Fund would present a letter agreement to the MDSI Board of Directors for its consideration.

        A letter agreement was entered into between Vista Equity Fund and MDSI, dated May 25, 2005, providing for a period of at least one month during which MDSI would negotiate exclusively with Vista Equity Fund, Vista Equity Fund would complete its due diligence of MDSI, and the parties would attempt to negotiate a binding agreement for the acquisition of MDSI.

        To assist with this process, on June 6, 2005, the MDSI Board of Directors decided to retain the services of Torys LLP, which had previously assisted the Special Committee in 2002 and 2003, as special independent counsel. At this June 6th meeting, Torys LLP advised the Board with respect to the process to be followed for considering Vista Equity Fund’s proposal, the fiduciary and other legal duties of the MDSI Board of Directors and the advisability of obtaining an independent fairness opinion in the event that the aforementioned letter agreement resulted in a definitive transaction agreement being entered into. At a meeting on June 14, 2005, the MDSI Board of Directors considered a proposal from CIBC World Markets in this regard, and also considered the basis on which Bear Stearns might continue to provide services pursuant to its prior arrangements with MDSI relating to the @Road Transaction. Pursuant to the Bear Stearns Engagement Letter, Bear Stearns had previously agreed to provide advice to MDSI regarding strategic alternatives and MDSI had agreed to pay Bear Stearns a fee equal to 2.5% of the aggregate value of a transaction similar to the @Road Transaction, which includes the Arrangement, if completed within 12 months of the termination of the Bear Stearns Engagement Letter. On June 17, 2005, Bear Stearns agreed with MDSI, pursuant to an amendment to the Bear Stearns Engagement Letter, that it would accept a reduction of the aforementioned fee by an amount equal to the lesser of (i) 50% of any fee paid to another party for rendering a fairness opinion in respect of the Arrangement and (ii) US$250,000. Accordingly, pursuant to the terms of the Bear Stearns Engagement Letter, as amended, upon the closing of the Arrangement, MDSI is obligated to pay Bear Stearns a fee equal to 2.5% of the aggregate value of the Arrangement, less one-half of the fee payable to CIBC World Markets for providing the CIBC World Markets Fairness Opinion. See “The Transactions — Interests

of Management and Other Persons in the Transactions”. At a meeting of the MDSI Board of Directors on June 18, 2005, the MDSI Board of Directors ratified the aforementioned amendment to the Bear Stearns Engagement Letter and authorized the entering into of a formal engagement of CIBC World Markets. On June 30, 2005, MDSI formally engaged the services of CIBC World Markets to act as financial advisor and to provide the CIBC World Markets Fairness Opinion.

On July 3, 2005, the MDSI Board of Directors had a meeting at which senior management and MDSI’s professional advisors gave an update on the progress of negotiations with Vista Equity Fund. On July 7, 2005, the MDSI Board of Directors held a meeting at which CIBC World Markets delivered its preliminary report and preliminary conclusions relating to the fairness, from a financial point of view, of the consideration to be received by the MDSI Shareholders pursuant to the Arrangement. CIBC World Markets based its preliminary conclusions on a draft of the Arrangement Agreement. At that meeting, representatives of CIBC World Markets presented a detailed report to the MDSI Board of Directors:

(a)	reviewing the chronology of the review and consideration by the MDSI Board of Directors of a number of proposals to acquire MDSI or for MDSI to acquire other businesses;

(b)	presenting a comparison of the Vista Equity Fund proposal to research analysts’ target stock prices for the MDSI Common Shares; a comparison of selected market valuation multiples of MDSI and other comparable publicly-traded companies with the multiples implied by the Arrangement; a comparison of selected financial multiples, to the extent publicly available, of selected precedent transactions with the multiples implied by the Arrangement; and a comparison of premiums to trading prices paid in selected precedent transactions with the premiums implied by the Arrangement in relation to various trading prices of the MDSI Common Shares;

(c)	showing a financial analysis of the perpetual growth rate in MDSI’s cash flow that would be required to achieve a value equal to Vista Equity Fund’s proposed price;

(d)	giving an overview of MDSI’s business and its positioning in the industry; and

(e)	assessing MDSI’s progress against its 2005-2006 business plan.

The MDSI Board of Directors raised a number of questions with CIBC World Markets which were discussed thoroughly. In particular, the MDSI Board of Directors discussed with the representatives of CIBC World Markets the reasons why Vista Equity Fund appeared to be willing to acquire MDSI at a value that it appeared unlikely MDSI could achieve on its own. It was noted that the Arrangement would provide MDSI’s shareholders with an attractive liquidity opportunity at a significant premium, given the trading history of the MDSI Common Shares. The representatives of CIBC World Markets stated that, based on the terms set out in the May 25, 2005 letter agreement with Vista Equity Fund, it was CIBC World Markets’ preliminary view that the consideration to be received by MDSI Shareholders pursuant to the Arrangement is fair, from a financial point of view, to the MDSI Shareholders.

        On July 14, 2005, the MDSI Board of Directors met to receive an update on and consider the latest developments in the negotiations with Vista Equity Fund regarding the Arrangement Agreement and related agreements. At the end of this meeting, the MDSI Board of Directors gave instructions to the members of MDSI’s senior management and outside legal counsel regarding resolution of the remaining issues and negotiation points.

        On July 29, 2005, at a meeting of the MDSI Board of Directors, CIBC World Markets delivered the CIBC World Markets Fairness Opinion, in which CIBC World Markets opined that, subject to various assumptions and limitations, the consideration to be received by the MDSI Shareholders pursuant to the Arrangement is fair from a financial point of view to the MDSI Shareholders (see “The Transactions — Summary of the CIBC World Markets Fairness Opinion”). The MDSI Board of Directors approved the Arrangement Agreement and later the same day, MDSI, Fortezza and Beech entered into the Arrangement Agreement.

Recommendation of the MDSI Board of Directors

        The MDSI Board of Directors has determined that the Arrangement is fair to the MDSI Shareholders and is in the best interests of MDSI. Accordingly, the MDSI Board of Directors has approved the Arrangement and recommends that MDSI Shareholders vote FOR the Arrangement Resolution.

        In making this recommendation, the MDSI Board of Directors considered a number of factors including:

(a)	that the consideration to be received by the MDSI Shareholders pursuant to the Arrangement represented a premium of approximately 60% to the trailing 10-day average closing price of the MDSI Common Shares on NASDAQ immediately prior to the announcement of the Arrangement;

(b)	the fact that other expressions of interest for strategic transactions which MDSI had received from other parties over the past three years were either unsatisfactory from a financial point of view or not reasonably capable of being completed;

(c)	a discounted cash flow analysis of MDSI’s internal management forecasts and a comparison of the results with the consideration being offered in the Arrangement;

(d)	a comparison of implied enterprise value to trailing 12-month net income, revenue and EBITDA multiples for comparable transactions during the last three years;

(e)	the CIBC World Markets Fairness Opinion as to the fairness, from a financial point of view, of the consideration to be received by MDSI Shareholders in the Arrangement;

(f)	the view of MDSI’s management as to the prospects for other potential acquirors having an interest in acquiring all or part of MDSI in a transaction that would result in value to the MDSI Shareholders superior to that offered under the Arrangement;

(g)	current industry, economic and market conditions and trends and the MDSI Board of Directors’ expectations as to the prospects for future business conditions;

(h)	the right of the MDSI Board of Directors, prior to the Meeting, to enter into discussions and negotiations and provide information to any person in response to a proposal for a Competing Transaction from such person and to terminate the Arrangement Agreement in favour of a Competing Transaction provided certain conditions are met (see “The Transactions — The Arrangement Agreement — Non-Solicitation”);

(i)	the circumstances in which the Arrangement Agreement may be terminated, the amount of fees due upon termination and the circumstances in which such fees are payable;

(j)	the course of negotiations through which the terms of the Arrangement Agreement were agreed;

(k)	the terms and conditions of the Arrangement Agreement, including the reasonableness of the restrictions on the conduct of MDSI’s business until completion of the Arrangement;

(l)	that the Arrangement Resolution must be approved by not less than 66?% of the votes cast at the Meeting by MDSI Shareholders, and must also be approved by the Court which will consider, among other things, the fairness of the Arrangement to MDSI Shareholders; and

(m)	that under the Arrangement, MDSI Registered Shareholders have Dissent Rights.

        In view of the variety of factors considered in connection with its evaluation of the Arrangement, the MDSI Board of Directors did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination as to the fairness of the Arrangement to MDSI Shareholders.

Summary of the CIBC World Markets Fairness Opinion

        Pursuant to the CIBC World Markets Engagement Letter, MDSI retained CIBC World Markets to provide to the MDSI Board of Directors its opinion as to the fairness, from a financial point of view, of the consideration to be received by MDSI Shareholders in the Arrangement.

        CIBC World Markets advised the MDSI Board of Directors orally on July 29, 2005 that, as of that date, and based upon and subject to the assumptions, qualifications and limitations set out in the CIBC World Markets Fairness Opinion, CIBC World Markets is of the opinion that, as of July 29, 2005, the consideration to be received by the MDSI Shareholders pursuant to the Arrangement is fair, from a financial point of view, to the MDSI Shareholders.

        MDSI has agreed to pay CIBC World Markets a fee of Cdn$400,000 plus reasonable out-of-pocket expenses, and applicable tax for rendering its fairness opinion. MDSI has also agreed to indemnify CIBC World Markets and certain related persons against various liabilities in connection with their engagements, including various liabilities under securities legislation. The compensation of CIBC World Markets in respect of the CIBC World Markets Fairness Opinion does not depend in whole or in part on the conclusions reached in the CIBC World Markets Fairness Opinion or the successful outcome of the Arrangement.

        Neither CIBC World Markets, nor any of its affiliates, is an insider, associate or affiliate (as those terms are defined in the Securities Act) of MDSI or any of the Vista Entities or any of their respective associates or affiliates. CIBC World Markets was not engaged to provide any financial advisory services nor has it participated in any financings involving MDSI or any of the Vista Entities or any of their respective associates or affiliates, within the past two years, other than the services provided under the CIBC World Markets Engagement Letter. There are no understandings, agreements or commitments between CIBC World Markets and MDSI or any of the Vista Entities or any of their respective associates or affiliates with respect to any future business dealings. CIBC World Markets may, in the future, in the ordinary course of its business, perform financial advisory or investment banking services for MDSI or any of the Vista Entities or any of their respective associates or affiliates.

        CIBC World Markets acts as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have had and may in the future have positions in the securities of MDSI and, from time to time, may have executed or may execute transactions on behalf of such companies or clients for which it received or may receive compensation. As an investment dealer, CIBC World Markets conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including with respect to MDSI or the Arrangement.

        In connection with rendering the CIBC World Markets Fairness Opinion, CIBC World Markets reviewed and relied upon, among other things, the following:

(a)	the letter agreement dated May 25, 2005 between Vista Equity Fund and MDSI;

(b)	the July 27, 2005 draft of the Arrangement Agreement;

(c)	the annual reports to shareholders of MDSI and Forms 10-K for the fiscal years ended December 31, 2004, 2003 and 2002;

(d)	MDSI’s proxy circulars for the meetings of the MDSI Shareholders held on June 14, 2004, June 5, 2003 and June 27, 2002;

(e)	the unaudited interim report of MDSI for the first quarter of fiscal 2005;

(f)	MDSI’s internal budget for the fiscal year ended December 31, 2005;

(g)	MDSI’s internal financial projections for the fiscal years ended December 31, 2005 and 2006;

(h)	MDSI’s historical internal budgets for the fiscal years ended December 31, 2003 and 2004;

(i)	published information and analysis prepared by various research analysts for MDSI and comparable companies;

(j)	certain other internal information prepared and provided to CIBC World Markets by MDSI’s management, primarily financial in nature, concerning the business, assets, liabilities and prospects of MDSI;

(k)	review of the reported price and recent and relevant trading activity of the MDSI Common Shares;

(l)	certain publicly available information concerning Vista;

(m)	public information and analysis on other companies, including data relating to public market trading levels and implied multiples for comparable acquisition transactions;

(n)	meetings with senior management of MDSI;

(o)	such other information, analysis and discussions as CIBC World Markets considered necessary or appropriate in the circumstances; and

(p)	certificates signed by MDSI’s Chief Executive Officer and Chief Financial Officer attesting to the accuracy and completeness of the information provided by MDSI.

        In considering the fairness from a financial point of view of the consideration to be received by the MDSI Shareholders under the Arrangement, CIBC World Markets principally considered and relied upon:

(a)	an analysis of the liquidity of the MDSI Common Shares;

(b)	a comparison of selected market valuation multiples of MDSI and other comparable publicly-traded companies with the multiples implied by the consideration under the Arrangement;

(c)	a comparison of selected financial multiples, to the extent publicly available, of selected precedent transactions with the multiples implied by the consideration under the Arrangement;

(d)	a comparison of premiums to trading prices paid in selected precedent transactions with the premiums implied by the consideration offered under the Arrangement in relation to various trading prices of the MDSI Common Shares; and

(e)	such other information, investigation and analysis which CIBC World Markets considered necessary or appropriate in the circumstances.

        CIBC World Markets was not asked to prepare, and did not prepare, a formal valuation or appraisal of MDSI or any of its assets or securities and the CIBC World Markets Fairness Opinion should not be construed as such. CIBC World Markets relied upon, and assumed the completeness, accuracy and fair presentation of all financial and other information, data, advice, opinions, documents and representations obtained by CIBC World Markets from public sources, or provided to CIBC World Markets by MDSI and its representatives, or otherwise obtained pursuant to its engagement with MDSI, and the CIBC World Markets Fairness Opinion is conditional upon such completeness, accuracy and fair presentation. CIBC World Markets was not requested, and did not attempt to verify independently the accuracy, completeness or fairness of presentation of any such information, data, advice, opinions, documents and representations. With respect to operating and financial forecasts and budgets provided to CIBC World Markets and relied upon in its analysis, CIBC World Markets assumed that they have been reasonably prepared on bases reflecting the most reasonable assumptions, estimates and judgments of MDSI’s management, having regard to MDSI’s plans, financial condition and prospects. CIBC World Markets also assumed that the Arrangement will be completed substantially in accordance with the July 27, 2005 draft of the Arrangement Agreement. CIBC World Markets assumed, based on representations by senior officers of MDSI, that the information provided to CIBC World Markets has not materially changed since it was provided. CIBC World Markets relied on MDSI’s independent legal and tax counsel with respect to all legal and tax matters relating to the

Arrangement and does not express an opinion with regard to the tax consequences of the Arrangement in the CIBC World Markets Fairness Opinion.

        The CIBC World Markets Fairness Opinion was rendered on the basis of securities markets, economic and general business and financial conditions prevailing as at the date of the CIBC World Markets Fairness Opinion and the conditions and prospects, financial and otherwise, of MDSI as they are reflected in the information reviewed by CIBC World Markets. CIBC World Markets made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Arrangement.

        The CIBC World Markets Fairness Opinion was provided to the MDSI Board of Directors for its use only in connection with considering the Arrangement and may not be relied upon by any other person or for any other purpose without the prior written consent of CIBC World Markets, in each instance.

        The CIBC World Markets Fairness Opinion is not to be construed as a recommendation to any MDSI Shareholder as to how to vote at the Meeting. The CIBC World Markets Fairness Opinion is given as of July 29, 2005 and, although CIBC World Markets reserves the right to change or withdraw the CIBC World Markets Fairness Opinion if CIBC World Markets learns that any of the information that it relied upon in preparing the CIBC World Markets Fairness Opinion was inaccurate, incomplete or misleading in any material respect, CIBC World Markets disclaims any obligation to change or withdraw the CIBC World Markets Fairness Opinion, to advise any person of any change that may come to CIBC World Markets’ attention or to update the CIBC World Markets Fairness Opinion after July 29, 2005.

        The full text of the CIBC World Markets Fairness Opinion, which describes the assumptions made, matters considered, and limitations on the review undertaken, is attached as Appendix F to this Circular.

Prior Valuations

        MDSI is not aware of any “prior valuations”, as defined in Rule 61-501, of MDSI or its material assets or securities within the 24 month period preceding August 17, 2005. In connection with the @Road Transaction, MDSI obtained fairness opinions which are summarized in, and appended to, MDSI’s Management Proxy Circular dated June 17, 2004.

Interests of Management and Other Persons in the Transactions

        In considering the recommendation of the MDSI Board of Directors with respect to the Arrangement, MDSI Shareholders should be aware that certain members of MDSI’s management and the MDSI Board of Directors have certain interests in connection with the Arrangement, including those referred to below, that may present them with actual or potential conflicts of interest in connection with the Arrangement. The MDSI Board of Directors is aware of these interests and considered them along with the other matters described above in “Recommendation of the MDSI Board of Directors”.

Compensation Arrangements

        Robert C. Harris, Jr., a director of MDSI, is also Senior Managing Director of Bear Stearns. See “The Transactions — Background” for a description of compensation arrangements between MDSI and Bear Stearns with respect to the Arrangement. Mr. Harris did not vote with respect to the resolution of the MDSI Board of Directors approving, and recommending to MDSI Shareholders, the Arrangement.

        MDSI has employment agreements containing termination provisions with nine officers. These provisions entitle these officers to receive payments ranging in amounts up to 24 times their monthly base compensation if the officer is terminated within a period of time after a change of control of MDSI. Consummation of the Arrangement will constitute a change of control under these agreements. Under the employment agreement between MDSI and Erik Dysthe dated September 4, 2003, in the event that MDSI undergoes a change of control, Mr. Dysthe shall have the right at any time within 60 days from the date on which the change of control occurred to resign from his employment with MDSI or the right to terminate his employment for good reason within 24 months of a change of control, in which case he shall be entitled to receive a severance package which includes a payment equal to 1½ times his base salary (Cdn$280,000 x 1.5  = Cdn$420,000). Also, the vesting of MDSI Options held by all MDSI directors, officers and employees will conditionally accelerate in connection with the Arrangement, and an MDSI Optionholder may elect to (i) transfer his or her MDSI Options to MDSI for the “in-the-money” amount of such Options as part of the Arrangement, or (ii) conditionally exercise his or her MDSI Options and participate in the Arrangement as an MDSI Shareholder. See “Ownership of MDSI Securities by Directors and Senior Officers”.

Indemnification of Directors and Officers of MDSI

        MDSI agreed in the Arrangement Agreement that, except as may be limited by applicable law, the indemnification provisions set forth in MDSI’s organizational documents as of July 29, 2005, shall survive the consummation of the Transactions and shall not be amended, repealed, or otherwise modified for seven years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or at any time prior to the Effective Time were entitled to indemnification thereunder with respect to matters occurring prior to the Effective Time. The Arrangement Agreement also provides that for seven years after the Effective Time, MDSI will maintain in effect directors’ and officers’ liability insurance on terms not materially less favourable than the existing insurance coverage with respect to matters occurring prior to the Effective Time, provided that in no event will MDSI be required to pay more than US$375,000 to acquire such insurance.

Mechanics of the Transactions

The Arrangement

MDSI Common Shares

        The Arrangement Agreement provides for the acquisition of MDSI by Beech, a wholly-owned subsidiary of Fortezza, which itself is wholly-owned by Vista Equity Fund, by way of a court-approved plan of arrangement under Section 192 of the CBCA, pursuant to which each MDSI Shareholder (other than an MDSI Registered Shareholder who exercises its, his or her Dissent Rights) will receive US$8.00 as consideration for each of its, his or her MDSI Common Shares.

MDSI Options

        All unvested MDSI Options will become conditionally vested as part of the Arrangement. MDSI Optionholders may elect to (i) transfer their MDSI Options to MDSI for the “in-the-money” amount of such MDSI Options (the amount by which US$8.00 exceeds the relevant exercise price (provided that if such exercise price is expressed in Canadian dollars, it will be converted to United States dollars on the basis of the noon rate of exchange of the Bank of Canada on the Business Day immediately preceding the Effective Date)) as part of the Arrangement or (ii) conditionally exercise their MDSI Options (which will require the payment of the relevant exercise price) and participate in the Arrangement as shareholders. In addition, MDSI Optionholders may exercise their unconditionally vested MDSI Options on a non-contingent basis (which will require the payment of the relevant exercise price).

        MDSI Optionholders will be provided with an election form describing the elections available to them. If an MDSI Optionholder fails to make any election, his or her MDSI Options will be transferred to Beech as part of the Arrangement for the “in-the-money” amount of such MDSI Options (the amount by which US$8.00 exceeds the relevant exercise price (provided that if such exercise price is expressed in Canadian dollars, it will be converted to United States dollars on the basis of the noon rate of exchange of the Bank of Canada on the Business Day immediately preceding the Effective Date)).

The Plan of Arrangement

        Under the Plan of Arrangement, the following steps will occur in the following order, commencing at the Effective Time:

(a)	Beech (or one of its affiliates) shall provide a loan to MDSI in an amount equal to the aggregate amount payable by MDSI pursuant to step (c) below, with such loan to be evidenced by a demand promissory note issued by MDSI to the relevant lender;

(b)	each MDSI Option that becomes exercisable as a result of the Arrangement, notwithstanding any contingent vesting provisions to which it might otherwise have been subject, shall be deemed to be conditionally vested and exercisable only as part of the Arrangement;

(c)	each MDSI Option in respect of which a valid cash-out election has been made shall be transferred by the MDSI Optionholder to MDSI in exchange for a cash payment from MDSI equal to the amount (if any) by which US$8.00 exceeds the exercise price thereof (provided that if such exercise price is expressed in Canadian dollars, it shall be converted to United States dollars on the basis of the noon rate of exchange of the Bank of Canada on the Business Day immediately preceding the Effective Date);

(d)	each MDSI Option that has not been duly exercised by the MDSI Optionholder prior to the Effective Time or in respect of which a valid cash-out election has not been made shall be transferred by the MDSI Optionholder to Beech in exchange for a cash payment from Beech equal to the amount (if any) by which US$8.00 exceeds the exercise price thereof (provided that if such exercise price is expressed in Canadian dollars, it shall be converted to United States dollars on the basis of the noon rate of exchange of the Bank of Canada on the Business Day immediately preceding the Effective Date);

(e)	all MDSI Options (whether or not then vested) and the MDSI Stock Option Plans shall be cancelled and terminated and MDSI shall have no liabilities or obligations with respect to any MDSI Options or the MDSI Stock Option Plans, except pursuant to steps (c) and (d) above;

(f)	the stock purchase plans of MDSI and all subscription agreements thereunder shall be cancelled and terminated and MDSI shall have no liabilities or obligations with respect to the stock purchase plans of MDSI and all subscription agreements thereunder;

(g)	each MDSI Common Share (other than those held by Dissenting Shareholders) shall be transferred to and acquired by Beech in exchange for a cash payment of US$8.00 per MDSI Common Share; and

(h)	in respect of each MDSI Common Share transferred pursuant to step (g) above, the name of the MDSI Shareholder shall be removed from the register of MDSI Shareholders and the name of Beech shall be added to the register of MDSI Shareholders.

The Arrangement Agreement

        The following is a summary of the material terms of the Arrangement Agreement and is subject to, and qualified in its entirety by, the full text of the Arrangement Agreement which is set out at Appendix E to this Circular. MDSI Shareholders are urged to read the Arrangement Agreement in its entirety.

Effective Date of the Arrangement

        After obtaining the approval of the MDSI Shareholders, upon the other conditions in the Arrangement Agreement being satisfied or waived (if permitted) and upon the Final Order becoming effective, MDSI will send the Articles of Arrangement to the Director for endorsement and filing. The Arrangement will become effective when the Director issues the certificate of arrangement, such date of issuance of the certificate of arrangement to be the Effective Date of the Arrangement. The Effective Date is expected to occur on or about September 22, 2005.

Representations and Warranties

        The Arrangement Agreement contains certain representations and warranties of MDSI relating to: MDSI and its subsidiaries’ organization, qualification, good standing, articles of incorporation and by-laws; capitalization; equity interests and ownership of subsidiaries; authority to enter into the Arrangement Agreement, to perform its obligations thereunder and to consummate the Transactions; absence of any violation, breach, default or other occurrence that, individually or in the aggregate, would have an MDSI Material Adverse Effect or would prevent the consummation of the Transactions; authority, consents and approvals; absence of conflicts or defaults under governing documents, laws and material agreements; required consents and approvals from any Governmental Authority; reports and financial statements; maintenance of books and records; disclosure by an MDSI executive officer and financial officer; absence of an MDSI Material Adverse Effect; absence of certain changes or events since December 31, 2004; liabilities; restrictions on its business activities; absence of litigation; opinion of its financial advisor; brokers’ fees; accuracy of this Circular; compliance with certain environmental laws and regulations; title to its properties; condition of its assets; agreements, contracts and commitments; insurance policies; compliance with laws; taxes; change of control provisions; labour matters; existence of material permits; employee benefit plans; intellectual property; customers and suppliers; the Investment Canada Act; MDSI Board of Director recommendations and voting; and cash and working capital.

        In addition, the Arrangement Agreement contains certain representations and warranties of Fortezza and Beech relating to: their organization, qualification and good standing; authority to enter into the Arrangement Agreement, to perform their obligations thereunder and to consummate the Transactions; absence of conflicts or defaults under governing documents and laws; required consents and approvals from any Governmental Authority; accuracy of information provided; brokers; and sufficiency of funds for payments required under the Arrangement Agreement and the Plan of Arrangement.

Conduct of Business

        Under the Arrangement Agreement, MDSI has agreed that it will, and will cause each of its subsidiaries to, prior to the Effective Time, conduct its business in the ordinary course and in a manner consistent in all material respects with past practice, and use all commercially reasonable efforts to (i) preserve intact its business organization, (ii) keep available the services of the current officers, employees and consultants of MDSI and each of its subsidiaries, (iii) preserve the current relationships of MDSI and each of its subsidiaries with customers, distributors, suppliers, licensors, licensees, contractors and other persons with which MDSI or any of its subsidiaries has significant business relations, (iv) maintain all of MDSI’s leased premises and other material assets in good repair and condition (except for ordinary wear and tear) other than those disposed of in the ordinary course of business, (v) maintain all insurance necessary to the conduct of MDSI’s business as currently conducted, (vi) maintain its books of account and records in the usual, regular and ordinary manner and (vii) maintain, protect and enforce all of its material intellectual property rights in a manner consistent in all material respects with past practice. In addition, MDSI has agreed that it will not, and will cause each of its subsidiaries not to, take certain actions prior to the Effective Time.

Additional Agreements

        Under the Arrangement Agreement, MDSI, Fortezza and Beech have agreed to a number of additional matters, including the following:

•	The Information Circular. MDSI agreed to consult with Fortezza and Beech in the preparation, filing, and distribution of any mutually agreed amendments or supplements to this Circular;

•	The Meeting. MDSI will not adjourn, postpone, or cancel the Meeting (or propose to do so) unless quorum is not present at the Meeting or otherwise required by applicable law or the MDSI Shareholders;

•	Final Order. Subject to the approval of the Arrangement Resolution at the Meeting, MDSI will pursue an application for the Final Order;

•	Articles of Arrangement. Subject to the receipt of the Final Order and the satisfaction of the conditions contained in the Arrangement Agreement, MDSI will file articles of arrangement and the Final Order with the Director in order for the Arrangement to become effective and the Plan of Arrangement to be implemented;

•	Stock Purchase Plans. MDSI will suspend and not accept further payroll contributions under its stock purchase plans after July 29, 2005 and will take all necessary action to permit participants of such plans to purchase MDSI Common Shares prior to the Effective Time with contributions made prior to July 29, 2005 (or to obtain a refund of such amounts), and to cause the termination of such plans and all rights thereunder as of the Effective Time; and

•	Stock Option Plans. MDSI will provide MDSI Optionholders with the notice required under the MDSI Stock Option Plans informing them that (among other things) their MDSI Options are conditionally accelerated in connection with the Arrangement.

Non-Solicitation

        In the Arrangement Agreement, MDSI has agreed that it will not, and will not authorize or permit any of its subsidiaries or any of its or its subsidiaries’ directors, officers, employees, agents or representatives to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing or disclosing information) any inquiries or discussions or the making of any proposal with respect to a Competing Transaction, or (ii) negotiate, explore or otherwise communicate in any way with any person with respect to a Competing Transaction or enter into or consummate any agreement, arrangement or understanding requiring it to abandon, terminate or fail to complete the Arrangement or consummate any of the other Transactions. Notwithstanding the foregoing, MDSI may, prior to the vote of the MDSI Shareholders at the Meeting, respond to a Competing Transaction, furnish information with respect to MDSI to the person proposing the Competing Transaction, and participate in discussions or negotiations with such person regarding any Competing Transaction, provided that:

•	the Competing Transaction was not solicited by MDSI in contravention of the Arrangement Agreement, and did not otherwise result from a breach of the non-solicitation provisions of the Arrangement Agreement;

•	the MDSI Board of Directors reasonably believes in good faith by a majority vote, based on the advice of its outside counsel as to legal matters, that failing to take such action would be inconsistent with its fiduciary duties under applicable law;

•	MDSI obtains a confidentiality and standstill agreement on terms no less favourable to MDSI and no more favourable to such person proposing a Competing Transaction than the confidentiality and standstill provisions in the letter agreement dated May 25, 2005 between MDSI and Vista Equity Fund;

•	such proposal for a Competing Transaction is not subject to any financing contingency and is not subject to other conditions that are more onerous than those set out in the Arrangement Agreement; and

•	such proposal is in the business judgment of the MDSI Board of Directors, more favourable to the MDSI Shareholders from a financial point of view than the Transactions (including any adjustments to the terms and conditions of such transactions proposed by Beech in response to the proposal).

        In addition, MDSI has agreed that none of MDSI, any of its subsidiaries, or the MDSI Board of Directors or any committee thereof will:

•	withdraw or modify, or propose to withdraw or modify, in a manner adverse to Fortezza or Beech, the approval, adoption or recommendation by the MDSI Board of Directors or any committee thereof of the Arrangement Agreement, the Arrangement or the other Transactions;

•	approve or recommend, or propose to approve or recommend, any Competing Transaction;

•	approve or recommend, or propose to approve or recommend, or execute or enter into, any agreement relating to any Competing Transaction or propose or agree to do any of the foregoing; or

•	submit any Competing Transaction at the Meeting for purposes of voting upon approval and adoption of the Competing Transaction,

provided  that, prior to the vote of the MDSI Shareholders at the Meeting, MDSI may, to the extent required by the fiduciary obligations of the MDSI Board of Directors, as determined in good faith by a majority vote of the MDSI Board of Directors, based on the advice of its outside counsel as to legal matters, terminate the Arrangement Agreement provided that:

•	concurrently with such termination, MDSI enters into a definitive agreement containing the terms of a Competing Transaction;

•	such Competing Transaction is not subject to any financing contingency and not subject to other conditions that are more onerous than those set out in the Arrangement Agreement and is, in the business judgment of the MDSI Board of Directors, more favourable to the MDSI Shareholders from a financial point of view than the Transactions;

•	MDSI pays to Beech (or its designee) the Larger Termination Fee;

•	MDSI delivers to Fortezza and Beech a written acknowledgment from MDSI and the person proposing such Competing Transaction that MDSI and such person have irrevocably waived any right to contest the payment of the Larger Termination Fee to Beech (or its designee);

•	MDSI provides Fortezza and Beech written notice advising them that the MDSI Board of Directors is prepared to accept a Competing Transaction, specifying the material terms and conditions of such Competing Transaction, identifying the person proposing such Competing Transaction and specifying the value in financial terms that the MDSI Board of Directors has, after consultation with financial advisors, determined in good faith should be ascribed to any non-cash consideration offered under such Competing Transaction, and MDSI exercises its right to terminate the Arrangement Agreement at a time that is after the fifth Business Day following Fortezza and Beech’s receipt of such notice; and

•	Fortezza and Beech have the right during the five-Business Day period after receipt of the notice referred to above to offer to adjust the terms and conditions of the Transactions by tendering to MDSI a new proposal for such terms and conditions, and if such new proposal is, in the business judgment of the MDSI Board of Directors (after consultation with financial advisors) substantially the same as the Competing Transaction from a financial point of view, or is more favourable from a financial point of view to the MDSI Shareholders, then MDSI will reject the Competing Transaction and recommend to the MDSI Shareholders the approval and adoption of such revised proposal.

        MDSI has agreed to immediately advise Fortezza and Beech of any Competing Transaction or any inquiry with respect to or that could reasonably be expected to lead to any Competing Transaction or any request for non-public information relating to MDSI or any of its subsidiaries and the identity of the person making any such Competing Transaction, inquiry or request, and, in each case, the terms and conditions thereof, including any amendment or other modification to the terms of any such Competing Transaction, inquiry or request. MDSI has agreed to keep Fortezza and Beech fully apprised of the status of any proposal relating to a Competing Transaction on a current basis.

        MDSI has agreed to and to cause each of its subsidiaries to immediately cease and cause to be terminated any discussions or negotiations existing as of July 29, 2005, with any parties with respect to any Competing Transaction, and request the return or destruction of all information provided to any third parties which have entered into confidentiality agreements with MDSI or any of its subsidiaries with respect to any Competing Transactions, and neither MDSI nor any of its subsidiaries will cancel, terminate, amend, modify or waive any of the terms of any confidentiality or standstill agreement executed with respect to MDSI or any subsidiary by any other party prior to July 29, 2005.

Conditions to Closing

Mutual Conditions

        The obligation of each of MDSI, Fortezza and Beech to complete the Arrangement is subject to the satisfaction or waiver, where permissible, of the following conditions:

•	approval of the Arrangement Resolution by the MDSI Shareholders at the Meeting;

•	receipt of the Interim Order and the Final Order in form and substance reasonably satisfactory to MDSI, Fortezza, and Beech, which orders shall not have been set aside or modified in a manner that is reasonably unacceptable to such parties;

•	the Articles of Arrangement are in form and substance reasonably satisfactory to MDSI, Fortezza and Beech;

•	no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction will have been enacted, entered, issued, promulgated or enforced by any Governmental Authority or a court of competent jurisdiction which has the effect of prohibiting the completion of the Arrangement; and

•	all necessary and material governmental and regulatory clearances, consents, or approvals will have been received on terms reasonably satisfactory to each of MDSI, Fortezza, and Beech.

Conditions to Obligations of Fortezza and Beech

        The Arrangement Agreement provides that the obligation of Fortezza and Beech to complete the Arrangement is subject to the satisfaction or waiver, where permissible, of a number of additional conditions, including the following:

•	MDSI must have performed in all material respects its covenants, agreements and obligations under the Arrangement Agreement;

•	the representations and warranties of MDSI contained in the Arrangement Agreement must be true and correct in all material respects (except that the representations and warranties qualified by materiality or by MDSI Material Adverse Effect must be true and correct in all respects);

•	since the date of the Arrangement Agreement, no event shall have occurred which has or which would reasonably be expected to have an MDSI Material Adverse Effect;

•	the number of MDSI Common Shares held by MDSI Shareholders who have exercised their Dissent Rights shall not exceed 5% of the aggregate number of MDSI Common Shares outstanding on July 29, 2005;

•	Fortezza and Beech shall have received a release from CIBC World Markets and Bear Stearns releasing MDSI from all obligations under the engagement letters entered into between such parties and confirming that all amounts due to them by MDSI have been paid in full and otherwise in form and substance reasonably satisfactory to Fortezza and Beech;

•	MDSI shall have obtained all required consents, authorizations, approvals and waivers from third parties;

•	no act, action, suit or proceeding shall have been threatened or taken before or by any Governmental Authority or person, whether or not having the force of law, and no law shall have been proposed, enacted, promulgated or applied, in either case: (i) to cease trade, enjoin, prohibit or impose adverse limitations or conditions on the consummation of the Arrangement or on the right of Beech to own or exercise full rights of ownership of the MDSI Common Shares to be acquired by it under the Arrangement; or (ii) which, if the Arrangement were consummated, would impose limitations, restrictions or conditions on the business or operations of Fortezza, Beech, MDSI or any of their subsidiaries, or otherwise impose material fines or penalties on Fortezza, Beech, MDSI or any of their subsidiaries;

•	MDSI and its subsidiaries, taken as a whole, shall have at least US$20,000,000 of freely available cash and cash equivalents immediately prior to the Effective Time, after having paid certain expenses relating to the Transactions, and at least US$12,500,000 of cash shall be available to Fortezza and Beech to satisfy (in part) their obligations pursuant to the Arrangement Agreement and the Plan of Arrangement;

•	certain of MDSI’s employees shall have entered into a confidentiality and work product agreement with MDSI and/or its subsidiaries; and

•	MDSI will have prepared and mailed certain corrective filings for, and paid all expenses, fees and penalties associated with, certain of its employee plans.

Conditions to Obligations of MDSI

        The Arrangement Agreement provides that the obligations of MDSI to complete the Arrangement are subject to the satisfaction or waiver, where permissible, of certain additional conditions, including the following:

•	Fortezza and Beech must have performed in all material respects their covenants, agreements and obligations under the Arrangement Agreement;

•	the representation and warranties of Fortezza and Beech contained in the Arrangement Agreement must be true and correct in all material respects (except that the representations and warranties qualified by materiality must be true and correct in all respects); and

•	Fortezza and Beech have the funds necessary to consummate the Transactions.

Termination and Payment of Termination Fees and Expenses

        Fortezza, Beech or MDSI may terminate the Arrangement Agreement and abandon the Arrangement at any time prior to the Effective Time if:

•	they all consent in writing to such termination, in which case MDSI, Fortezza and Beech will pay their own expenses for the Transactions;

•	any court of competent jurisdiction in the United States or Canada or any other Governmental Authority shall have issued an order (other than a temporary restraining order), decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the completion of the Arrangement, in which case MDSI, Fortezza and Beech will pay their own expenses for the Transactions; provided that this right to terminate may not be used prior to October 31, 2005 if the party subject to such order, decree or ruling is using its commercially reasonable efforts to have such order, decree or ruling removed, unless such order, decree or ruling shall have become final and non-appealable;

•	the Effective Time shall not have occurred on or before October 31, 2005, in which case MDSI, Fortezza and Beech will pay their own expenses for the Transactions; provided, that this right to terminate shall not be available to any party whose breach of any obligation under the Arrangement Agreement was the cause of or resulted in the failure of the Effective Time to occur on or before October 31, 2005. Notwithstanding the foregoing, if such termination is the result of the non-satisfaction of the closing conditions in favour of Fortezza and Beech in the Arrangement Agreement relating to the release from CIBC World Markets and Bear Stearns, the availability of cash and cash equivalents or the entering into of confidentiality and work product agreements (all as more fully discussed under “The Transactions — The Arrangement Agreement — Conditions to Closing”), then MDSI must pay Beech (or its designee) the Lesser Termination Fee; or

•	the Meeting shall have been held and the MDSI Shareholders do not approve the Arrangement, in which case MDSI must pay Beech (or its designee) the Lesser Termination Fee, provided that this right to terminate is not available to MDSI if its breach of any obligation under the Arrangement Agreement is the cause of or resulted in the failure to obtain such approval by the MDSI Shareholders. Furthermore, MDSI must pay additional termination fees to Beech (or its designee) if:

•	MDSI consummates a Competing Transaction or enters into a definitive agreement or letter of intent for a Competing Transaction within 12 months following the date on which the Arrangement Agreement is terminated, in which case MDSI must pay Beech (or its designee) an additional US$1,500,000; or

•	(i) a Competing Transaction shall have been made known to the MDSI Shareholders generally or have been made directly to the MDSI Shareholders generally or any person shall have publicly announced an intention to make a proposal for a Competing Transaction and such Competing Transaction or announced intention shall not have been withdrawn prior to the Meeting; (ii) the Arrangement is not approved by MDSI Shareholders at the Meeting and the Arrangement Agreement is terminated as a result; and (iii) within 18 months following such termination, MDSI consummates a Competing Transaction or enters into a definitive agreement or letter of intent for a Competing Transaction, in which case MDSI shall, on the date such Competing Transaction is consummated or such definitive agreement or letter of intent is entered into, as the case may be, pay Beech (or its designee) an additional US$1,500,000.

        Fortezza or Beech may terminate the Arrangement Agreement and abandon the Arrangement at any time prior to the Effective Time if:

•	the MDSI Board of Directors or any committee thereof (i) withdraws, modifies or changes in a manner adverse to Fortezza or Beech, or refrains from giving its approval or recommendation of the Arrangement or any of the Transactions, (ii) recommends a Competing Transaction to the MDSI Securityholders pursuant to the Competing Transaction provisions of the Arrangement Agreement, or (iii) fails to reaffirm its recommendation of the Arrangement by press release not later than the third Business Day after the public announcement of a Competing Transaction (or, in the event that the Meeting is scheduled to commence within such period, at least one Business Day prior to the scheduled date of the Meeting), in which case MDSI must pay Beech (or its designee) the Larger Termination Fee; provided that any such reaffirmation made by MDSI shall not prevent or preclude the MDSI Board of Directors from fulfilling its fiduciary duties pursuant to, and as permitted under, the Competing Transaction provisions of the Arrangement Agreement in respect of any Competing Transaction, and provided further that this right to terminate (and to receive the Larger Termination Fee) will not be available to Fortezza or Beech unless MDSI exercises its right to terminate the Arrangement Agreement pursuant to the Competing Transaction provisions of the Arrangement Agreement;

•	there is a breach of any covenant, representation or warranty of MDSI in the Arrangement Agreement such that the relevant closing condition in favour of Fortezza or Beech would not be satisfied, in which case MDSI must pay Beech (or its designee) the Larger Termination Fee, provided that if such breach is curable by MDSI through the exercise of its commercially reasonable efforts and MDSI continues to exercise such commercially reasonable efforts, this right of termination will not be available unless such breach is not cured within 30 days from the date on which Fortezza or Beech delivers to MDSI written notice setting forth in reasonable detail the circumstances giving rise to such breach. Notwithstanding the foregoing, if the termination of the Arrangement Agreement is attributable to a breach by MDSI of certain of its representations in the Arrangement Agreement and such representation was true and correct as of the date of the Arrangement Agreement but ceased to be true and correct after such date and MDSI has not otherwise breached any other representation, warranty, covenant or agreement set forth in the Arrangement Agreement, then MDSI must pay Beech (or its designee) the Lesser Termination Fee; or

•	the Support Agreement is breached by Dysthe, in which case MDSI must pay Beech (or its designee) the Larger Termination Fee.

        MDSI may terminate the Arrangement Agreement and abandon the Arrangement at any time prior to the Effective Time:

•	pursuant to the Competing Transaction provisions (as discussed in “The Transactions — The Arrangement Agreement — Non-Solicitation”), in which case MDSI must pay Beech (or its designee) the Larger Termination Fee as a condition precedent to the effectiveness of such termination; or

•	if there is a breach of any covenant, representation or warranty of Fortezza or Beech in the Arrangement Agreement such that the relevant closing condition in favour of MDSI would not be satisfied, in which case Fortezza must pay MDSI up to US$750,000 in reimbursement of its expenses; provided that if such breach is curable by Fortezza or Beech through the exercise of its commercially reasonable efforts and Fortezza or Beech (as the case may be) continues to exercise such commercially reasonable efforts, this right of termination will not be available unless such breach is not cured within 30 days from the date on which MDSI delivers to Fortezza or Beech written notice of the circumstances giving rise to such breach.

Support Agreement

        As of the date of this Circular, Dysthe owns 363,642 MDSI Common Shares (representing approximately 4.3% of the outstanding MDSI Common Shares) and MDSI Options to purchase an aggregate of 243,500 MDSI Common Shares.

        In the Support Agreement, Dysthe agreed that it will:

•	at the Meeting or in any other circumstances upon which a vote or other approval with respect to the Transactions or the Arrangement Resolution is sought, vote or cause to be voted the Dysthe Shares in favour of the Transactions and the Arrangement Resolution;

•	exercise all voting rights attaching to the Dysthe Shares to oppose any proposed action by MDSI, any of its subsidiaries, MDSI Shareholders, or any other person which reasonably could be regarded as being directed towards or would be reasonably likely to impede, frustrate, prevent, delay or nullify the Transactions or the Arrangement Agreement;

•	vote against any merger agreement or merger, amalgamation agreement or amalgamation, arrangement agreement or arrangement (other than the Transaction and the Arrangement Agreement), consolidation, combination, take-over bid, tender or exchange offer, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding-up of or by MDSI or any other similar proposal, any change in the management or the MDSI Board of Directors as of July 29, 2005, any change in the present capitalization or dividend policy of MDSI as of July 29, 2005, any amendment of MDSI’s constating documents, or any action or inaction which reasonably would be expected to result in any breach, violation or contravention of the Arrangement Agreement or that would result in any of the conditions set forth in the Arrangement Agreement not being satisfied; and

•	pay to Beech (or its designee) all of the profit realized by Dysthe from a Competing Transaction in the event that the transactions contemplated by the Arrangement Agreement are not consummated due to a breach of the Support Agreement by Dysthe and any of the Dysthe Shares are sold, transferred, exchanged, cancelled or disposed of in connection with or as a result of a Competing Transaction which is executed or consummated within 12 months following the date that the Arrangement Agreement is terminated.

In addition, Dysthe agreed in the Support Agreement that it will not:

•	tender into any take-over bid, tender or exchange offer or otherwise sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of the Dysthe Shares to any person other than Fortezza or Beech;

•	enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Dysthe Shares or otherwise relinquish control of the voting power with respect to the Dysthe Shares;

•	purchase or otherwise voluntarily acquire any MDSI Common Shares or other securities of MDSI, except for such other securities as will constitute Dysthe Shares;

•	request that MDSI register the transfer of any certificate or uncertificated interest representing any of the Dysthe Shares, unless such transfer is made in compliance with the Support Agreement;

•	take any other action that would in any way restrict, limit or interfere with the performance of Dysthe’s obligations under the Support Agreement or Transactions; or

•	other than with Fortezza, Beech, and their respective representatives and agents, whether acting individually or as an agent of MDSI, initiate, solicit, encourage, entertain, accept, discuss or negotiate any inquiries, proposals or offers with respect to any Competing Transaction, provide information to any party in connection with any Competing Transaction or enter into any contract, agreement or arrangement with any party, concerning or relating to a Competing Transaction or requiring Dysthe to abandon, terminate or fail to consummate or vote against the Transactions (and will cause each of Dysthe’s affiliates, agents, trustees, or other such person to comply with the same).

        Dysthe has also entered into an indemnity agreement with MDSI in which Dysthe has agreed to indemnify MDSI for any losses, including attorneys’ fees, which MDSI may suffer in connection with any breach by Dysthe of the Support Agreement.

Shareholder Approvals Required

        The Interim Order provides that, for the Arrangement to be implemented, the Arrangement Resolution must be passed, with or without amendment, by at least:

•	66 2/3% of the votes cast by MDSI Shareholders present in person or represented by proxy and entitled to vote at the Meeting; and

•	a simple majority of the votes cast by Minority Shareholders present in person or represented by proxy and entitled to vote at the Meeting.

Court Approval of the Arrangement and Completion of the Transactions

        The Arrangement requires approval by the Court under Section 192 of the CBCA. Prior to the mailing of this Circular, MDSI obtained the Interim Order providing for the calling and holding of the Meeting and other procedural matters. A copy of each of the Interim Order and the Notice of Hearing of Petition is attached as Appendix B to this Circular.

        The hearing in respect of the Final Order is expected to be held on September 21, 2005, subject to approval of the Arrangement Resolution by the MDSI Shareholders. In accordance with the Interim Order, should the Court adjourn the hearing to a later date, notice of the later date will be given to those who have filed and delivered an appearance in accordance with the Interim Order. Any MDSI Shareholder who wishes to appear or be represented and to present evidence or arguments must serve and file an appearance as set out in the Rules of Court of the Court and in the Interim Order and satisfy any other requirements of the Court. At the hearing in respect of the Final Order, the Court will consider, among other things, the fairness and reasonableness of the Arrangement. The Court may approve the Arrangement in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court deems fit.

        After the Final Order becomes effective and the other conditions in the Arrangement Agreement are satisfied or waived, the Articles of Arrangement for MDSI will be filed with the Director under the CBCA to give effect to the Arrangement.

        The Arrangement will become effective on the date shown on the certificate of arrangement in respect of the Arrangement issued by the Director. Currently, the Effective Date is expected to occur on or about September 22, 2005.

Procedure for Receiving Payment

        The Letter of Transmittal (a blue form), when properly completed and duly executed and returned together with a certificate or certificates representing MDSI Common Shares and all other required documents, will enable each MDSI Shareholder (other than Dissenting Shareholders) to obtain the amount of cash which such holder is entitled to receive under the Arrangement. See “The Transactions — Mechanics of the Transactions”.

        On and after the Effective Time, all certificates that represented MDSI Common Shares immediately prior to the Effective Time will cease to represent any rights with respect to MDSI Common Shares and will only represent the right to receive the cash consideration under the Arrangement.

        Any use of mail to transmit certificate(s) for MDSI Common Shares and the related Letter of Transmittal is at the risk of the holder. If these documents are mailed, it is recommended that registered mail, with return receipt requested, properly insured, be used.

        A cheque in the amount payable to the former MDSI Shareholder who has complied with the procedures set out in the Plan of Arrangement will, as soon as practicable after the Effective Date, (i) be forwarded to the holder at the address specified in the Letter of Transmittal by insured first class mail, or (ii) be made available at the offices of the Depositary for pick-up by the holder as requested by the holder in the Letter of Transmittal.

        Where a certificate for MDSI Common Shares has been destroyed, lost or stolen, the registered holder of that certificate should immediately contact the Depositary at 1.800.564.6253. Upon the making of an affidavit of that fact by the person claiming such certificate to have been lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, a cheque deliverable in accordance with such holder’s Letter of Transmittal. When authorizing such payment in exchange for such lost, stolen or destroyed certificate, the person to whom such cheque is to be delivered shall, as a condition precedent to the delivery of such cheque, give a bond satisfactory to Beech and the Depositary in such sum as Beech may direct, or otherwise indemnify in a manner satisfactory to Beech, against any claim that may be made against Beech in respect of the certificate alleged to have been lost, stolen or destroyed.

        If any MDSI Shareholder fails for any reason to deliver to the Depositary for cancellation the certificates formerly representing MDSI Common Shares, together with such other documents or instruments required to effect the transfer of MDSI Common Shares, on or before the third anniversary of the Effective Date, such MDSI Shareholder shall be deemed to have donated and forfeited to Beech any cash, net of any applicable withholding or other taxes, held by the Depositary in trust for such MDSI Shareholder to which such MDSI Shareholder is entitled. On the third anniversary of the Effective Date, certificates formerly representing MDSI Common Shares will cease to represent a claim of any nature whatsoever and will be deemed to have been surrendered to Beech and will be cancelled.

        MDSI, Beech and the Depositary will be entitled to deduct and withhold from any consideration otherwise payable to an MDSI Shareholder such amounts as MDSI, Beech, or the Depositary is required or permitted to deduct and withhold with respect to such payment under applicable tax law.

Expenses of the Arrangement

        The estimated fees, costs and expenses of MDSI in connection with the Arrangement, including without limitation, financial advisors’ fees, filing fees, legal and accounting fees and printing and mailing costs, excluding taxes, are anticipated to be approximately US$3.5 million.

Stock Exchange De-Listings and Reporting Issuer Status

        The MDSI Common Shares are expected to be de-listed from the TSX and NASDAQ following the Effective Date. MDSI will also seek to be deemed to have ceased to be a reporting issuer in those jurisdictions in Canada in which it is currently a reporting issuer.

Legal and Regulatory Matters

        The Arrangement is a “business combination” under Rule 61-501 because it involves a transaction that would result in Beech owning all the equity securities of MDSI and Dysthe, a related party of MDSI, is entitled to receive a “collateral benefit”(as defined in Rule 61-501) by virtue of the treatment of MDSI Options pursuant to the Arrangement. Rule 61-501 requires that, in addition to any other required securityholder approval, in order to complete a business combination, the approval of a simple majority of the votes cast by “minority” shareholders of each class of affected securities, voting separately as a class, must be obtained. In relation to the Arrangement, the “minority” shareholders of MDSI are all MDSI Shareholders other than Dysthe, any related party of Dysthe within the meaning of Rule 61-501, subject to the exceptions set out therein, and any person acting jointly or in concert with Dysthe. As of the date of this Circular, Dysthe owns 363,642 MDSI Common Shares (representing approximately 4.3% of the outstanding MDSI Common Shares) and MDSI Options to purchase an aggregate of 243,500 MDSI Common Shares. To the knowledge of MDSI after reasonable inquiry, the aforementioned 363,642 MDSI Common Shares and any MDSI Common Shares which may be issued on exercise of the aforementioned 243,500 MDSI Options prior to the Effective Date, will be excluded in determining whether minority approval of the Arrangement has been obtained.

        No formal valuation is required for the Arrangement under Rule 61-501, as no “interested party” (as defined in Rule 61-501), whether alone or with joint actors, would, as a consequence of the Arrangement, directly or indirectly, acquire MDSI and no interested party is a party to any connected transaction to the Arrangement for which MDSI is required to obtain a formal valuation.

        Other than as disclosed in this Circular, none of MDSI, Fortezza or Beech is aware of any material approval or other action by any federal, provincial, state or foreign government or any administrative or regulatory agency that would be required to be obtained prior to the Effective Date. If any additional filings or consents are required, such filings or consents will be sought but these additional requirements could delay the Effective Date or prevent the completion of the Transactions.

OWNERSHIP OF MDSI SECURITIES BY DIRECTORS AND SENIOR OFFICERS

        To the knowledge of MDSI, after reasonable inquiry, the directors and senior officers of MDSI (and associates thereof) own the following MDSI Common Shares and MDSI Options:

			MDSI Options

	MDSI Common Shares(1)	% of Outstanding Options	Total	% of Outstanding Options	In-the-Money Value (US$)(2)

Directors

Erik Dysthe	363,642	4.30%	243,500	23.7%	$707,875.30
Robert C. Harris, Jr	62,330	0.74%	54,000	5.2%	$167,550.00
Marc Rochefort	1,430	0.01%	25,375	2.5%	$ 79,178.90
Peter Ciceri	Nil	0.00%	27,000	2.6%	$ 77,756.59
Peter Roberts	Nil	0.00%	6,000	0.6%	$ 12,159.11
David R. Van Valkenburg	15,000	0.18%	42,000	4.1%	$151,680.00
Robert T.F. (Bob) Reid	2,000	0.02%	6,000	0.6%	$ 16,375.69

			MDSI Options

	MDSI Common Shares(1)	% of Outstanding Options	Total	% of Outstanding Options	In-the-Money Value (US$)(2)

Senior Officers

Verne Pecho	27,509	0.33%	50,000	4.9%	$ 140,835.42
Neil McDonnell	Nil	0.00%	45,000	4.4%	$ 140,595.89
Glenn Kumoi	2,367	0.02%	62,500	6.1%	$ 185,170.78
Ron Toffolo	5,819	0.07%	41,000	4.0%	$ 123,487.76
Paul Lui	4,206	0.05%	30,000	2.9%	$ 84,367.40
Brian Lowe	Nil	0.00%	10,000	1.0%	$ 27,376.48
Eddie Yip	Nil	0.00%	26,670	2.6%	$ 69,932.88
Poul Kvist	Nil	0.00%	4,170	0.4%	$ 12,476.02
David Haak	Nil	0.00%	22,500	2.2%	$ 73,775.00

TOTAL	484,303	5.7%	695,715	67.6%	$2,070,593.22

(1)	The information as to ownership of MDSI Common Shares has been furnished by the respective directors and senior officers and in certain cases has been obtained from insider report filings on the SEDI website. The “in-the-money” value of MDSI Options has been calculated on the basis of multiplying the number of MDSI Options which have an exercise price of less than US$8.00 by the respective exercise prices, and then subtracting that product from the product which is obtained by multiplying that same number of in-the-money MDSI Options by US$8.00. For MDSI Options with exercise prices denominated in Canadian dollars, in-the-money amounts were calculated on the basis of a mid-market exchange rate of one Canadian dollar = 0.836622 US dollar as at August 14, 2005, using the XE.com Universal Currency Converter.®
(2)	The total in-the-money value of MDSI Options held by all directors of MDSI as a group is US$1,212,575.59 and the total in-the-money value of MDSI Options held by all senior officers of MDSI as a group is US$858,017.63.

        To the knowledge of MDSI, after reasonable inquiry, all of its directors and Neil McDonnell, Glenn Kumoi, Ron Toffolo, Brian Lowe, Poul Kvist and David Haak intend to vote in favour of the Arrangement, to the extent that they hold or will hold MDSI Common Shares which are or will be eligible to be voted at the Meeting. As at the date of this Circular, MDSI is not aware of the voting intentions of the other three senior officers listed above.

TAX CONSIDERATIONS

Canadian Federal Income Tax Considerations for MDSI Securityholders

        In the opinion of Davis & Company, LLP, counsel for MDSI, the following is a summary of the principal Canadian federal income tax considerations in respect of the Arrangement generally applicable to MDSI Securityholders who, for purposes of the Canadian Tax Act and at all relevant times, deal at arm’s length with, and are not affiliated with, MDSI, Fortezza or Beech and are not exempt from tax under Part I of the Canadian Tax Act. The summary does not take into account provincial tax consequences, except as set out under the heading “ESOP Escrowed Shares”.

        This summary is based upon the current provisions of the Canadian Tax Act and counsel’s understanding of the current administrative and assessing practices of the CRA, all in effect as of the date of this Circular. This summary also takes into account all Tax Proposals and assumes that the Tax Proposals will be enacted in the form proposed, although there is no certainty that the Tax Proposals will be enacted in the form proposed, if at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Tax Proposals, does not take into account or anticipate any changes in law or CRA administrative and assessing practices, whether by legislative, governmental or judicial decision or action, nor does it take into account other federal or any provincial, territorial or foreign tax considerations, which may differ from the Canadian federal income tax considerations described in this Circular. No advance income tax ruling has been sought or obtained from the CRA to confirm the tax consequences of any of the transactions described in this Circular.

        This summary does not apply to (1) certain “financial institutions” (as defined in the Canadian Tax Act) that are subject to the “mark-to-market” rules contained in the Canadian Tax Act or (2) an MDSI Securityholder an interest in which would be a “tax shelter investment” (as defined in the Canadian Tax Act). Such holders should consult their own tax advisors.

        THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE TO ANY PARTICULAR MDSI SECURITYHOLDER. CONSEQUENTLY, MDSI SECURITYHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR ADVICE AS TO THE TAX CONSIDERATIONS IN RESPECT OF THE ARRANGEMENT HAVING REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

MDSI Shareholders Who are Canadian Residents

        The following portion of the summary is generally applicable to an MDSI Shareholder who, at all relevant times, is a Canadian Resident and holds his or her MDSI Common Shares as capital property. MDSI Common Shares will generally constitute capital property to a holder thereof unless the holder holds such shares in the course of carrying on a business of trading or dealing in securities or otherwise as part of a business of buying and selling securities, or has acquired such shares in a transaction or transactions considered to be an adventure in the nature of trade. An MDSI Shareholder who is a Canadian Resident and whose MDSI Common Shares might not otherwise qualify as capital property may be eligible to make an irrevocable election in accordance with subsection 39(4) of the Canadian Tax Act to have the MDSI Common Shares and every “Canadian security” (as defined in the Canadian Tax Act) owned by such holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property.

Disposition of MDSI Common Shares

        Upon the disposition of an MDSI Common Share pursuant to the Arrangement, the holder will generally realize a capital gain (or sustain a capital loss) to the extent the proceeds of disposition of such share are greater (or less) than the total of the holder’s adjusted cost base of such share and any reasonable costs of disposition. The proceeds of disposition for each MDSI Common Share will be the Canadian dollar equivalent of US$8.00, determined on the Effective Date. The general tax treatment of capital gains and capital losses is discussed below under “Taxation of Capital Gains and Capital Losses”.

Taxation of Capital Gains and Capital Losses

        Generally, one-half of any capital gain realized by an MDSI Shareholder (a “taxable capital gain”) must be included in income in the taxation year in which it is realized, and one-half of any capital loss realized by such holder (an “allowable capital loss”) will be deductible, subject to certain limitations, from taxable capital gains in the year of disposition. Allowable capital losses in excess of taxable capital gains in a particular year may be deducted against taxable capital gains in any of the three preceding years or any subsequent year, to the extent and under the circumstances permitted in the Canadian Tax Act.

        Taxable capital gains realized by an MDSI Shareholder who is a Canadian-controlled private corporation (as defined in the Canadian Tax Act) may be subject to an additional refundable tax of 6 2/3%. Capital gains realized by an individual may give rise to alternative minimum tax under the Canadian Tax Act.

        If the MDSI Shareholder is a corporation, any capital loss realized by the holder on a disposition of MDSI Common Shares may in certain circumstances be reduced by the amount of any dividends, including deemed dividends, which have been received on such MDSI Common Shares. Analogous rules apply to a partnership or trust of which a corporation, trust or partnership is a member or beneficiary.

Dissenting Shareholders

        A Dissenting Shareholder may be entitled, if the Arrangement becomes effective, to receive the fair value of MDSI Common Shares held by the Dissenting Shareholder. The Dissenting Shareholder will be considered to have disposed of the MDSI Common Shares for proceeds of disposition equal to the amount received by the Dissenting Shareholder less the amount of any deemed dividend referred to below and any interest awarded by the Court (see “Taxation of Capital Gains and Capital Losses” above). The Dissenting Shareholder also will be deemed to receive a taxable dividend equal to the amount by which the amount received (other than in respect of interest awarded by the Court) exceeds the paid-up capital of such shareholder’s MDSI Common Shares. Where a Dissenting Shareholder is an individual, any dividend will be included in computing that shareholder’s income and will be subject to the gross-up and dividend tax credit rules normally applicable to dividends from taxable Canadian corporations. In the case of a Dissenting Shareholder that is a corporation, any dividend will be included in income and generally will be deductible in computing taxable income. However, in some circumstances, the amount of any such deemed dividend realized by a corporation may be treated as proceeds of disposition and not as a dividend. Private corporations and “subject corporations” (as defined in the Canadian Tax Act) may be liable for Part IV tax on any dividends deemed received. Any interest awarded to a Dissenting Shareholder by the Court will be included in the Dissenting Shareholder’s income for the purposes of the Canadian Tax Act and, where the Dissenting Shareholder is a Canadian-controlled private corporation (as defined in the Canadian Tax Act), may be liable to the additional refundable tax of 6 2/3% in respect of any such interest.

Non-Resident MDSI Shareholders

        The following portion of the summary is applicable to a Non-Resident MDSI Shareholder who holds his or her MDSI Common Shares as capital property. MDSI Common Shares will generally constitute capital property to a holder thereof unless the holder holds such shares in the course of carrying on a business of trading or dealing in securities or otherwise as part of a business of buying and selling securities or has acquired them in a transaction or transactions considered to be an adventure in the nature of trade. A Non-Resident MDSI Shareholder for which MDSI Common Shares are not “taxable Canadian property” at the date of the disposition will not be subject to tax under the Canadian Tax Act on any gain realized on the disposition of MDSI Common Shares pursuant to the Arrangement. Generally, MDSI Common Shares will not be taxable Canadian property of a Non-Resident MDSI Shareholder at a particular time provided that (i) the holder does not use or hold such shares in connection with carrying on a business in Canada, (ii) where the holder is an insurer, the shares are not designated insurance property, and (iii) the shares are listed on a prescribed stock exchange (which includes the TSX) and the holder, alone or together with persons with whom the holder does not deal at arm’s length, has not owned 25% or more of the issued shares of any class or series of shares of MDSI at any time within the five-year period immediately preceding the particular time. Even if the MDSI Common Shares are taxable Canadian property of a Non-Resident MDSI Shareholder, the holder nonetheless may be exempt from Canadian tax on any gain realized on the disposition thereof under an applicable income tax convention.

        A Non-Resident MDSI Shareholder who is a Dissenting Shareholder will be deemed to receive a taxable dividend equal to the amount by which the amount received (other than any interest awarded by the Court) exceeds the paid-up capital of such shareholder’s MDSI Common Shares. Where a Non-Resident MDSI Shareholder is deemed to have received a dividend or receives interest consequent upon the exercise of Dissent Rights, such amount will be subject to Canadian withholding tax at the rate of 25% unless the rate is reduced under the provisions of an applicable income tax convention.

MDSI Shareholders Who Acquired their MDSI Common Shares on the Exercise of MDSI Options

        An MDSI Shareholder who acquired MDSI Common Shares on the exercise of an in-the money option and who deferred the MDSI Option Benefit realized in the year of exercise will have to include the amount of such deferred MDSI Option Benefit in his or her income as a result of the disposition of such holder’s MDSI Common Shares under the Arrangement. MDSI Shareholders who participate in the Arrangement as well as Dissenting Shareholders who exercise their Dissent Rights will have to include any deferred MDSI Option Benefit from a previous exercise of MDSI Options in their income for the year in which the Arrangement is completed (2005). The MDSI Option Benefit is taxed as employment income and not as a capital gain. An MDSI Shareholder who realizes an MDSI Option Benefit may be eligible to claim a deduction equal to 50% of the benefit (see “MDSI Optionholders —Canadian Resident MDSI Optionholders” below). The amount of the MDSI Option Benefit included in the MDSI Shareholder’s income (without taking into account the 50% deduction, if available) will be added to the adjusted cost base of such holder’s MDSI Common Shares and will reduce any capital gain realized on the disposition of such shares by a corresponding amount.

        The MDSI Option Benefit will not reduce the amount of any deemed dividend realized on the exercise of Dissent Rights. Therefore, a Dissenting Shareholder who has a deferred MDSI Option Benefit may realize a larger tax liability on the exercise of Dissent Rights than would be realized on the disposition of the MDSI Common Shares pursuant to the Arrangement.

MDSI Optionholders

Canadian Resident MDSI Optionholders

        The following portion of the summary is generally applicable to an MDSI Optionholder who is an Eligible Employee and a Canadian Resident.

        An MDSI Optionholder may either elect to exercise his or her MDSI Options and receive MDSI Common Shares or may elect to transfer each of his or her MDSI Options to MDSI in exchange for a cash payment from MDSI equal to the amount by which US$8.00 exceeds the exercise price of such MDSI Option. If an MDSI Optionholder fails to make any election, then each of his or her MDSI Options will be transferred to Beech in exchange for a cash payment from Beech equal to the amount by which US$8.00 exceeds the exercise price for such MDSI Option. In all of these cases, the MDSI Optionholder will be required to include in computing his or her income from employment the amount of the MDSI Option Benefit.

        An MDSI Optionholder who realizes an MDSI Option Benefit as a result of the exercise or transfer of such holder’s MDSI Options under the Arrangement may be eligible to claim a deduction which will reduce taxable income by an amount equal to 50% of the MDSI Option Benefit. An MDSI Optionholder will qualify for the 50% deduction if, at the time the MDSI Option was granted, the exercise price payable under the MDSI Option was not less than the fair market value of the MDSI Common Shares that could be acquired under such MDSI Option, the MDSI Optionholder dealt at arm’s length with MDSI at the time of the grant and, at the date of exercise or transfer, the MDSI Common Shares acquired, or that would have been acquired had the MDSI Option been exercised rather than transferred, are prescribed shares. MDSI Optionholders should consult with their own tax advisors to determine whether or not they are eligible for the 50% deduction. The amount of the MDSI Option Benefit will be subject to applicable income and payroll withholding taxes.

Non-Resident MDSI Optionholders

        The following portion of the summary is generally applicable to an MDSI Optionholder who is an Eligible Employee, is not and has never been a Canadian Resident and to whom the MDSI Options are not “taxable Canadian property” (as defined in the Canadian Tax Act) at the time they are exercised or transferred.

        Generally, MDSI Options will not be taxable Canadian property to a holder at a particular time unless the MDSI Common Shares are not listed on a prescribed stock exchange (which currently includes the TSX) at that time, or the holder, persons with whom the holder does not deal at arm’s length, or the holder together with such persons, own 25% or more of the issued shares of any class or series of shares of MDSI at any time during the five-year period immediately preceding that time.

        To the extent any MDSI Option was granted in respect of employment services performed in Canada, the MDSI Option Benefit will be included in the holder’s income for Canadian tax purposes and generally will be taxed in the same manner as described above under “Canadian Resident MDSI Optionholders”, subject to the provisions of any relevant income tax convention between Canada and the country where such holder resides. Non-resident MDSI Optionholders may be eligible to claim foreign tax credits in their jurisdiction of residence in respect of Canadian taxes payable to reduce the overall amount of tax payable on the exercise or transfer of their MDSI Options. If the MDSI Option was not granted in respect of services wholly or partially performed in Canada, a holder of MDSI Options will not be subject to tax under the Canadian Tax Act in respect of the exercise or cancellation of his or her MDSI Options.

        Holders of MDSI Common Shares acquired as a result of the exercise of MDSI Options will be subject to the same tax consequences as described herein for other Non-Resident MDSI Shareholders.

ESOP Escrowed Shares

        MDSI Shareholders whose MDSI Common Shares are held in escrow by the trustee under the ESOP will be liable to repay the British Columbia tax credit they received on the acquisition of such shares. The trustee who holds such shares will withhold from the proceeds of disposition of such shares an amount equal to the tax credits and will remit such amount to the British Columbia Department of Finance.

United States Federal Income Tax Consequences for MDSI Securityholders

        The following is a summary of the anticipated material US federal income tax consequences to US Holders arising from and relating to the Arrangement.

THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL US FEDERAL INCOME TAX CONSEQUENCES THAT MAY APPLY TO A US HOLDER AS A RESULT OF THE ARRANGEMENT. THIS SUMMARY WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE ARRANGEMENT. TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE US INTERNAL REVENUE SERVICE, WE INFORM US HOLDERS THAT ANY US FEDERAL TAX ADVICE CONTAINED IN THIS CIRCULAR IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY US HOLDER, FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER THE CODE. EACH US HOLDER SHOULD SEEK US FEDERAL TAX ADVICE, BASED ON THE US HOLDER’S PARTICULAR CIRCUMSTANCES, FROM AN INDEPENDENT TAX ADVISOR.

Scope of this Disclosure

Authorities

        This summary is based on the Code, US Treasury Regulations, published IRS rulings, published administrative positions of the IRS and US court decisions that are applicable and, in each case, as in effect and available, as of the date of this Circular. The Code, Treasury Regulations and judicial and IRS interpretations thereof may change at any time, however, and any such change could be applied on a retroactive basis. This summary does not consider or discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied, possibly on a retroactive basis, at any time.

US Holders Subject to Special US Federal Income Tax Rules Not Addressed

        This summary does not address the US federal income tax consequences of the Arrangement to US Holders that are subject to special provisions under the Code, including the following US Holders: (a) US Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts; (b) US Holders that are financial institutions, insurance companies, real estate investment trusts, regulated investment companies, or brokers, dealers or traders in securities that elect to apply a mark-to-market method of accounting; (c) US Holders that have a “functional currency” other than the US dollar; (d) US Holders that are subject to the alternative minimum tax provisions of the Code; (e) US Holders that own MDSI Common Shares or MDSI Options as part of a straddle, hedging, conversion transaction, constructive sale or other arrangement involving more than one position; (f) US Holders that acquired MDSI Common Shares as compensation for services (other than upon exercise of an MDSI Option, as specifically described below); (g) US Holders who are executive officers or directors of MDSI and who are subject to Section 16(b) of the US Securities Exchange Act of 1934; (h) US Holders that hold MDSI Options that qualify as “incentive stock options” within the meaning of Section 422 of the Code; (i) US Holders that own, directly or indirectly or by attribution, 10% or more, by voting power or value, of the outstanding shares of MDSI; and (j) US Holders that own MDSI Common Shares other than as a capital asset within the meaning of Section 1221 of the Code. US Holders that are subject to special provisions under the Code, including US Holders described immediately above, should consult their own financial advisor, legal counsel or accountant regarding the US federal, state, local and foreign tax consequences of the Arrangement.

        If an entity that is classified as a partnership (or “pass-through” entity) for US federal income tax purposes holds MDSI Common Shares or MDSI Options, the US federal income tax consequences of the Arrangement to such partnership (or “pass-through” entity) and the partners of such partnership (or owners of such “pass-through” entity) generally will depend on the activities of the partnership (or “pass-through” entity) and the status of such partners (or owners). Partners of entities that are classified as partnerships (or owners of “pass-through” entities) for US federal income tax purposes should consult their own financial advisor, legal counsel or accountant regarding the US federal income tax consequences of the Arrangement.

        This summary also does not address the US federal income tax consequences of the Arrangement to MDSI and its subsidiaries.

Particular Circumstances and Tax in Other Jurisdictions Not Addressed

        This summary does not take into account the particular facts and circumstances, with respect to US federal income tax issues, of any particular US Holder. This summary also does not address US state or local tax consequences, or the tax consequences in jurisdictions other than the US, of the Arrangement to US Holders. Each US Holder should consult its own financial advisor, legal counsel or accountant regarding the US federal, state, local and foreign tax consequences of the Arrangement.

Treaty Application to Certain Persons

        This summary assumes that a US Holder will be entitled to the benefits of the Canada-US Tax Convention. Whether a US Holder is so entitled is a question of fact and depends, in part, on whether the US Holder maintains a substantial presence, permanent home or habitual abode in the US, or has personal and economic relations closer to any other country (other than Canada). US Holders should consult their own financial advisor, legal counsel or accountant regarding the availability of benefits under the Canada-US Tax Convention.

Transactions Not Addressed

        This summary does not address the US federal income tax consequences to US Holders of transactions entered into prior to, concurrently with or subsequent to the Arrangement (regardless of whether any such transaction is undertaken in connection with the Arrangement), including, but not limited to, the following transactions: (a) any exercise of any warrant or other right to acquire MDSI Common Shares (other than MDSI Options, as specifically described below), (b) any conversion into MDSI Common Shares of any notes, debentures or other debt instruments of MDSI, (c) any conversion of one class of shares of MDSI into a different class of shares of MDSI or (d) any transaction in which MDSI Common Shares are acquired.

Disposition of MDSI Common Shares Pursuant to the Arrangement

        The exchange by a US Holder of MDSI Common Shares for cash pursuant to the Arrangement will be treated as a taxable sale for US federal income tax purposes. A US Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (a) the amount of cash received in exchange for the US Holder’s MDSI Common Shares in the Arrangement and (b) the US Holder’s adjusted tax basis in such MDSI Common Shares. Such gain or loss recognized generally will be capital gain or loss, and will be long-term capital gain or loss if the MDSI Common Shares were held by the US Holder for more than one year as of the Effective Time of the Arrangement. Any such gain generally will be US source gain for purposes of applying the foreign tax credit rules, unless such gain is subject to tax in Canada and is resourced as foreign source gain under the provisions of the Canada-US Tax Convention. (See “Foreign Tax Credits for Canadian Taxes Paid or Withheld” below.)

        Preferential US federal income tax rates apply to long-term capital gains of US Holders other than corporations. There are currently no preferential US federal income tax rates for long-term capital gains of US

Holders that are corporations. Deductions for capital losses are subject to significant limitations under the Code. For US Holders other than corporations, an unused capital loss may be carried over to be used in later tax years, until such net capital loss is thereby exhausted. For US Holders that are corporations, an unused capital loss may be carried back three years from the loss year and carried forward five years from the loss year.

Dissenting US Holders

        A US Holder that exercises Dissent Rights in the Arrangement and is paid the fair market value of such US Holder’s MDSI Common Shares in cash by MDSI generally will recognize gain or loss in an amount equal to the difference, if any, between (a) the amount of cash received by such US Holder from MDSI (other than amounts, if any, that are treated as interest for US federal income tax purposes) and (b) such US Holder’s tax basis in the MDSI Common Shares transferred to MDSI. Such gain or loss recognized generally will be capital gain or loss, and will be long-term capital gain or loss if the US Holder’s holding period for the MDSI Common Shares is more than one year. Such gain generally will be US source gain for purposes of applying the foreign tax credit rules, unless such gain is subject to tax in Canada and is resourced as foreign source gain under the provisions of the Canada-US Tax Convention. (See “Foreign Tax Credits for Canadian Taxes Paid or Withheld” below). Any amounts received by a US Holder upon exercise of Dissent Rights that are properly treated as interest for US federal income tax purposes will be taxed as ordinary income.

        Preferential US federal income tax rates apply to long-term capital gains of US Holders other than corporations. There are currently no preferential US federal income tax rates for long-term capital gains of US Holders that are corporations. Deductions for capital losses are subject to significant limitations under the Code. For US Holders other than corporations, an unused capital loss may be carried over to be used in later tax years, until such net capital loss is thereby exhausted. For US Holders that are corporations, an unused capital loss may be carried back three years from the loss year and carried forward five years from the loss year.

Exercise or Transfer of MDSI Options Pursuant to the Arrangement

        This summary assumes that the MDSI Options do not qualify as “incentive stock options” within the meaning of Section 422 of the Code and that the MDSI Options did not have a “readily ascertainable fair market value” within the meaning of Section 83 of the Code at the time the MDSI Options were granted. Each US Holder of MDSI Options should consult its own financial advisor, legal counsel, or accountant regarding the treatment of the MDSI Options as “non-qualified” stock options for US federal income tax purposes. Each US Holder of MDSI Options also should consult its own financial advisor, legal counsel, or accountant regarding the potential application of the foreign earned income exclusion provisions under Section 911 of the Code.

        Upon the exercise of an MDSI Option, a US Holder generally will recognize ordinary compensation income in an amount equal to the excess, if any, of (a) the fair market value, as of the date of exercise, of the MDSI Common Share received over (b) the exercise price of the MDSI Option. Assuming that a US Holder pays the exercise price of an MDSI Option in cash, the tax basis in the MDSI Common Share received generally will be equal to the sum of (a) the cash exercise price paid plus (b) the amount that such US Holder is required to recognize as ordinary compensation income as a result of the exercise of such MDSI Option. A US Holder’s holding period for the MDSI Common Share received on the exercise of an MDSI Option generally should begin on the day after the date that such MDSI Option is exercised.

        Upon the transfer of an MDSI Option to MDSI in exchange for cash pursuant to the Arrangement, or the transfer of an MDSI Option to Beech in exchange for cash pursuant to the Arrangement, a US Holder generally will recognize ordinary compensation income in an amount equal to the amount of cash received.

Foreign Tax Credits for Canadian Taxes Paid or Withheld

        A US Holder that pays (whether directly or through withholding) Canadian income tax in connection with the Arrangement may be entitled, at the election of such US Holder, to receive either a deduction or a credit for US federal income tax purposes. Generally, a credit will reduce a US Holder’s US federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a US Holder’s income subject to US federal income tax.

This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a US Holder during a year.

        Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a US Holder’s US federal income tax liability that such US Holder’s “foreign source” taxable income bears to such US Holder’s worldwide taxable income. In applying this limitation, a US Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “US source.” In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each US Holder should consult its own financial advisor, legal counsel, or accountant regarding the foreign tax credit rules and the application of the foreign tax credit rules to the Arrangement.

Information Reporting, Backup Withholding Tax and Withholding Tax Requirements

        Payments of cash received by a US Holder in exchange for MDSI Common Shares pursuant to the Arrangement generally will be subject to information reporting and backup withholding tax, at the rate of 28%, if such US Holder (a) fails to furnish its correct US taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect US taxpayer identification number, (c) is notified by the IRS that such US Holder has previously failed to properly report items subject to backup withholding tax or (d) fails to certify, under penalty of perjury, that such US Holder has furnished its correct US taxpayer identification number and that the IRS has not notified such US Holder that it is subject to backup withholding tax. However, US Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the US backup withholding tax rules will be allowed as a credit against the US Holder’s US federal income tax liability, if any, or will be refunded, if required information is furnished to the IRS. US Holders of MDSI Common Shares should consult their own financial advisor, legal counsel or accountant regarding the information reporting and backup withholding tax rules, and the application of the information reporting and backup withholding tax rules to the Arrangement.

        The exercise of an MDSI Option, the transfer of an MDSI Option to MDSI in exchange for cash pursuant to the Arrangement and the transfer of an MDSI Option to Beech in exchange for cash pursuant to the Arrangement generally will be subject to information reporting and withholding tax. US Holders of MDSI Options should consult their own financial advisor, legal counsel or accountant regarding the information reporting and withholding tax rules, and the application of the information reporting and withholding tax rules to the Arrangement.

No Legal Opinion or IRS Ruling

        No legal opinion from US legal counsel or ruling from the IRS has been requested, or will be obtained, regarding the US federal income tax consequences of the Arrangement to US Holders. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the Code, Treasury Regulations and judicial and IRS interpretations thereof are subject to various interpretations, the IRS and the US courts could disagree with the positions taken in this summary.

TRADING INFORMATION FOR MDSI COMMON SHARES

Common Share Prices and Trading Volume

        MDSI Common Shares are traded on the TSX and NASDAQ. The following table sets forth, for the calendar periods indicated, the volume of trading and the high and low closing sales prices for MDSI Common Shares as reported on the TSX, expressed in Canadian dollars and as reported on NASDAQ, expressed in US dollars.

	MDSI Common Shares

	TSX			NASDAQ
Period:	High	Low	Volume	High	Low	Volume

(Cdn$)	(Cdn$)	(shares)	Volume	(US$)	(US$)	(shares)

2005
July (up to July 28, 2005)	6.31	5.88	2,654,470	5.15	4.86	31,001,000
June	6.49	6.05	476,200	5.13	4.89	3,721,720
May	6.60	5.71	1,783,960	5.11	4.59	1,606,290
April	7.84	6.40	474,450	6.40	5.07	742,740
March	8.00	7.00	5,041,300	6.43	5.91	8,234,600
February	8.39	7.57	534,440	6.73	6.09	4,672,300
January	7.86	7.18	1,340,320	6.35	6.00	2,488,240
2004
December	7.28	6.30	932,180	6.10	5.25	2,683,290
November	6.78	6.00	826,980	5.75	5.00	925,560
October	6.75	5.30	2,993,900	5.06	4.10	5,070,700
September	6.55	5.67	3,051,600	5.47	4.32	2,721,000
August	6.10	5.26	3,128,010	4.78	4.15	1,455,670
July	8.29	5.12	25,002,900	6.43	3.83	46,817,000
June	10.00	9.87	3,140,100	7.49	6.30	1,304,520

        On July 28, 2005, the last full trading day prior to the public announcement of the Arrangement, the closing price per MDSI Common Share as reported on the TSX was Cdn$6.31 and as reported on NASDAQ was US$5.15. On the Record Date, the closing price per MDSI Common Share as reported on the TSX was Cdn$9.46 and as reported on NASDAQ was US$7.90. The US$8.00 purchase price under the Arrangement represents a premium of approximately 60% to the trailing 10-day average closing price for MDSI Common Shares on NASDAQ prior to the announcement of the Arrangement on July 29, 2005. MDSI Shareholders are urged to obtain current market quotations for their MDSI Common Shares. Historical market prices are not indicative of future market prices.

RISK FACTORS

        The following risk factors, as well as the other information contained in this Circular, including the appendices attached hereto, should be carefully considered by MDSI Shareholders in evaluating the Transactions and risks relating to continuing to hold MDSI Common Shares and deciding whether or not to approve the Arrangement.

There is a risk that the Transactions may not close.

        The obligations of Fortezza, Beech and MDSI to complete the Transactions are subject to the satisfaction or waiver, where permissible, of certain conditions set forth in the Arrangement Agreement. If these conditions are not satisfied, the Transactions will not be completed.

        Completion of the Transactions is subject to approval of MDSI Shareholders and Court approval. MDSI may not be able to obtain such approvals on a timely basis or at all. If the Transactions are not completed, MDSI’s share price and future business and operations may be harmed. If the Transactions are not completed, the operations of MDSI may be harmed if, for example, customers, distributors, resellers and others believe that MDSI’s ability to compete has been impacted by the resources expended in attempting to implement the Transactions, or believe there has been a negative impact upon the future direction of the product and service offerings and strategy of MDSI on a stand-alone basis.

The Termination Fee provisions may discourage other parties from attempting to acquire MDSI.

        In the Arrangement Agreement, MDSI has agreed to pay the Larger Termination Fee or the Lesser Termination Fee in the event the Arrangement Agreement is terminated in certain circumstances. The Larger

Termination Fee or the Lesser Termination Fee may discourage other parties from attempting to acquire MDSI Common Shares even if those parties might be willing to offer greater value to MDSI Securityholders than Beech has offered pursuant to the Arrangement. The payment of the Larger Termination Fee or the Lesser Termination Fee could also have an adverse effect on MDSI’s financial condition. Moreover, MDSI’s costs related to the Transactions, including legal, accounting and some of the fees of their financial advisors, must be paid even if the Transactions are not completed.

There are no assurances that, if the Transactions do not close, MDSI will be successful in identifying and concluding another strategic transaction or obtaining additional sources of financing.

        If the Transactions are not completed, MDSI may be subject to a number of additional material risks. For example, MDSI may forego other opportunities which would have otherwise been available had the Arrangement Agreement not been executed, including, without limitation, opportunities foregone as a result of affirmative and negative covenants made by MDSI in the Arrangement Agreement. Customer, supplier, partnering and/or employee relations may be disrupted as a result of MDSI’s announcement of the Transactions. MDSI’s plan to continue its normal business in the event the Transactions are not completed as planned may be materially affected by the expenses incurred in connection with the Transactions (the estimated fees, costs and expenses of MDSI in connection with the Arrangement will be material to MDSI, will be reflected in results of operations and will decrease working capital and cash — see “The Transactions — Expenses of the Arrangement”); the payment of a Larger Termination Fee or Lesser Termination Fee, if any; the disrupting of relationships, the diversion of management and other resources and other events, which may interrupt MDSI’s normal business. In addition, MDSI may be unable to obtain additional sources of financing or conclude another sale, merger or combination on as favourable terms, in a timely manner, or at all.

Members of the management of MDSI and the MDSI Board of Directors have interests in the Transactions that may present them with actual or potential conflicts of interest in connection with the recommendation of the Arrangement.

        In considering whether to approve the Arrangement, MDSI Shareholders should recognize that some of the members of management of MDSI and the MDSI Board of Directors have interests in the Arrangement that differ from, or are in addition to, their interests as MDSI Shareholders. These interests include:

(a)	Robert C. Harris, Jr., a director of MDSI, is also Senior Managing Director of Bear Stearns. Pursuant to the terms of the Bear Stearns Engagement Letter, in which MDSI retained Bear Stearns to provide to the MDSI Board of Directors advice regarding strategic alternatives, financial advisory services and a fairness opinion for the @Road Transaction (which was not consummated), MDSI agreed to pay Bear Stearns a fee equal to 2.5% of the aggregate value of a transaction similar to the @Road Transaction, which includes the Arrangement, if completed within 12 months of the termination of the Bear Stearns Engagement Letter. On June 17, 2005, Bear Stearns agreed with MDSI, pursuant to an amendment to the Bear Stearns Engagement Letter, that Bear Stearns would accept a reduction of the aforementioned fee by an amount equal to the lesser of (i) 50% of any fee paid to another party for rendering a fairness opinion in respect of the Arrangement and (ii) US$250,000. Accordingly, pursuant to the terms of the Bear Stearns Engagement Letter, as amended, upon the closing of the Arrangement, MDSI is obligated to pay Bear Stearns a fee equal to 2.5% of the aggregate value of the Arrangement, less one-half of the fee payable to CIBC World Markets for providing the CIBC World Markets Fairness Opinion. Mr. Harris abstained from voting with respect to the resolution of the MDSI Board of Directors which approved the aforementioned amendment to the Bear Stearns engagement and did not vote on the resolution of the MDSI Board of Directors approving, and recommending to MDSI Shareholders, the Arrangement;

(b)	indemnification of officers and directors of MDSI against certain liabilities;

(c)	employment contracts between MDSI and certain members of MDSI’s management;

(d)	rights of MDSI management and directors to receive termination payments if they are terminated within certain periods following a change of control (see “The Transactions — Interests of Management and Other Persons in the Transactions — Compensation Arrangements”); and

(e)	MDSI Options held by all MDSI directors and officers will conditionally vest in connection with the Arrangement, and an MDSI Optionholder may elect to (i) transfer his or her MDSI Options to MDSI for the “in-the-money” amount of such Options as part of the Arrangement, or (ii) conditionally exercise his or her MDSI Options and participate in the Arrangement as an MDSI Shareholder. See “Ownership of MDSI Securities by Directors and Senior Officers”.

DISSENTING SHAREHOLDERS’ RIGHTS

        Section 190 of the CBCA provides shareholders with the right to dissent from certain resolutions of a corporation which effect extraordinary corporate transactions or fundamental corporate changes. The Interim Order expressly provides MDSI Registered Shareholders with the right to dissent from the Arrangement Resolution pursuant to Section 190 of the CBCA with modifications to the provisions of Section 190 as provided in the Plan of Arrangement and the Interim Order. Any MDSI Registered Shareholder who dissents from the Arrangement Resolution in compliance with Section 190 of the CBCA as modified by the Plan of Arrangement and the Interim Order will be entitled, in the event the Arrangement becomes effective, to be paid by MDSI the fair value of the MDSI Common Shares held by such Dissenting Shareholder determined as of the close of business on the day before the day of the Meeting. If the holders of more than 5% of the outstanding MDSI Common Shares (as of July 29, 2005) dissent, Fortezza and Beech may choose not to proceed with the Arrangement.

        Section 190 of the CBCA provides that a shareholder may only dissent under that section in respect of all the shares of a class held by the shareholder on behalf of any one beneficial owner and registered in the shareholder’s name. One consequence of this provision is that an MDSI Registered Shareholder may only exercise the right to dissent under Section 190 as modified by the Plan of Arrangement and the Interim Order in respect of MDSI Common Shares which are registered in that shareholder’s name. In many cases, shares beneficially owned by a Non-Registered Holder are registered either (a) in the name of an Intermediary or (b) in the name of a clearing agency (such as CDS) of which the Intermediary is a participant. Accordingly, a Non-Registered Holder will not be entitled to exercise the right to dissent under Section 190 directly (unless the shares are re-registered in the Non-Registered Holder’s name).

        A Non-Registered Holder who wishes to exercise the right to dissent should immediately contact the Intermediary with whom the Non-Registered Holder deals in respect of the shares and either (i) instruct the Intermediary to exercise the right to dissent on the Non-Registered Holder’s behalf (which, if the shares are registered in the name of CDS or other clearing agency, would require that the share first be re-registered in the name of the Intermediary), or (ii) instruct the Intermediary to re-register the shares in the name of the Non-Registered Holder, in which case the Non-Registered Holder would have to exercise the right to dissent directly.

        An MDSI Registered Shareholder who wishes to dissent must provide to MDSI c/o Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1 (Attention: Stock Transfer Services) or by facsimile transmission to 1.866.249.9524 (within North America) or 1.416.263.9524 (outside North America) (Attention: Stock Transfer Services) by 4:30 p.m. (Vancouver time) on the second Business Day preceding the Meeting (or any adjournment or postponement thereof), a Dissent Notice. It is important that MDSI Registered Shareholders strictly comply with this requirement which is different from the statutory dissent provisions of the CBCA, which permit a Dissent Notice to be provided at or before the Meeting.

        The filing of a Dissent Notice does not deprive an MDSI Registered Shareholder of the right to vote at the Meeting; however, the CBCA provides, in effect, that an MDSI Registered Shareholder who has submitted a Dissent Notice and who votes in favor of the Arrangement Resolution will no longer be considered a Dissenting Shareholder with respect to that class of shares voted in favor of the Arrangement Resolution. The CBCA does not provide, and MDSI will not assume, that a vote against the Arrangement Resolution or an abstention constitutes a Dissent Notice but an MDSI Registered Shareholder need not vote its, his or her MDSI Common Shares against the Arrangement Resolution in order to dissent. Similarly, the revocation of a proxy conferring authority on the proxyholder to vote in favor of the Arrangement Resolution does not constitute a Dissent Notice; however, any proxy granted by an MDSI Registered Shareholder who intends to dissent, other than a proxy that instructs the proxyholder to vote against the Arrangement Resolution, should be validly revoked in order to prevent the proxyholder from voting such MDSI Common Shares in favor of the Arrangement Resolution and thereby causing the MDSI Registered Shareholder to forfeit its, his or her right to dissent. See “Information Concerning the Meeting —Revocation of Proxies”.

        MDSI is required, within 10 days after the MDSI Shareholders adopt the Arrangement Resolution, to notify each Dissenting Shareholder that the Arrangement Resolution has been adopted. Such notice is not required to be sent to any MDSI Shareholder who voted for the Arrangement Resolution or who has withdrawn its, his or her Dissent Notice with the consent of MDSI.

        A Dissenting Shareholder who has not withdrawn its, his or her Dissent Notice prior to the Meeting must then, within 30 days after receipt of notice that the Arrangement Resolution has been adopted, send to MDSI c/o the Transfer Agent a Demand for Payment containing its, his or her name and address, the number of MDSI Common Shares in respect of which it, he or she dissents, certificates representing the MDSI Common Shares in respect of which he or she dissents and a demand for payment of the fair value of such MDSI Common Shares. As noted above, a Demand for Payment by a Dissenting Shareholder will be deemed to have been sent at the same time that such holder’s Dissent Notice is sent. Any Dissenting Shareholder who fails to send to MDSI a Demand for Payment will be deemed to have done so within the required time frame. A Dissenting Shareholder who fails to send certificates representing the MDSI Common Shares in respect of which it, he or she dissents will be deemed to have done so. The Transfer Agent will endorse on share certificates received from a Dissenting Shareholder a notice that the holder is a Dissenting Shareholder and will forthwith return the share certificates to the Dissenting Shareholder.

        After sending a Demand for Payment, a Dissenting Shareholder ceases to have any rights as a holder of the MDSI Common Shares in respect of which the shareholder has dissented other than the right to be paid the fair value of the shares as determined pursuant to the Interim Order, unless (i) MDSI consents to the withdrawal or abandonment of the Dissent Notice of the MDSI Registered Shareholder, (ii) MDSI fails to make an Offer to Pay in accordance with Subsection 190(12) of the CBCA, (iii) the MDSI Board of Directors revokes the Arrangement Resolution, or (iv) the application by MDSI to the Court for the Final Order is refused and all appeal rights in respect of such refusal have been exhausted without success, in which case the Dissenting Shareholder’s rights as a shareholder will be reinstated. Notwithstanding anything herein to the contrary, MDSI will be under no obligation to deliver the consideration, and no interest will accrue thereon, for the fair value of any MDSI Common Shares held by a Dissenting Shareholder who accepts an Offer to Pay under Subsection 190(14) of the CBCA or receives a court-ordered valuation under Subsection 190(22) of the CBCA until such Dissenting Shareholder actually delivers his or her certificates representing MDSI Common Shares to MDSI or the Transfer Agent as provided above.

        In addition, pursuant to the Plan of Arrangement, MDSI Registered Shareholders who duly exercise rights of dissent and who:

•	are ultimately entitled to be paid fair value for their MDSI Common Shares will (i) be deemed to have transferred their MDSI Common Shares to Beech on the Effective Date and (ii) not be entitled to any other payment or consideration including any payment that would be payable under the Arrangement had such holders not exercised their right of dissent; or

•	are ultimately not entitled, for any reason, to be paid fair value for their MDSI Common Shares will be deemed to have participated in the Arrangement on the same basis as any non-dissenting MDSI Shareholder.

        MDSI is required, not later than seven days after the later of the Effective Date and the date on which MDSI received the Demand for Payment of a Dissenting Shareholder, to send to each Dissenting Shareholder who has sent a Demand for Payment an Offer to Pay for his or her MDSI Common Shares in an amount considered by the MDSI Board of Directors to be the fair value of the shares, accompanied by a statement showing the manner in which the fair value was determined. Every Offer to Pay must be on the same terms. MDSI must pay for the MDSI Common Shares of a Dissenting Shareholder within ten days after an Offer to Pay has been accepted by a Dissenting Shareholder, but any such offer lapses if MDSI does not receive an acceptance within 30 days after the Offer to Pay has been made.

        If MDSI fails to make an Offer to Pay for a Dissenting Shareholder’s MDSI Common Shares, or if a Dissenting Shareholder fails to accept an offer which has been made, MDSI may, within 50 days after the Effective Date or within such further period as a court may allow, apply to a court to fix a fair value for the MDSI Common Shares of Dissenting Shareholders. If MDSI fails to apply to a court, a Dissenting Shareholder may apply to a court for the same purpose within a further period of 20 days or within such further period as a court may allow. A Dissenting Shareholder is not required to give security for costs in such an application.

        Upon an application to a court, all Dissenting Shareholders whose MDSI Common Shares have not been purchased by MDSI will be joined as parties and bound by the decision of the court, and MDSI will be required to notify each affected Dissenting Shareholder of the date, place and consequences of the application and of his or her right to appear and be heard in person or by counsel. Upon any such application to a court, the court may determine whether any person is a Dissenting Shareholder who should be joined as a party, and the court will then fix a fair value for the MDSI Common Shares of all Dissenting Shareholders. The final order of a court will be rendered against MDSI in favor of each Dissenting Shareholder and for the amount of the fair value of its, his or her MDSI Common Shares as fixed by the court. The court may, in its discretion, allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder from the Effective Date until the date of payment. An application to the court by either MDSI or a Dissenting Shareholder must be in the Province of British Columbia or in the province within which the Dissenting Shareholder resides if MDSI carries on business in that province.

        MDSI Registered Shareholders who are considering exercising Dissent Rights should be aware that there can be no assurance that the fair value of their shares as determined under the applicable provisions of the CBCA as modified by the Plan of Arrangement and the Interim Order will be more than or equal to the consideration under the Arrangement. In addition, any judicial determination of fair value will result in delay of receipt by a Dissenting Shareholder of consideration for such shareholder’s MDSI Common Shares.

        The foregoing is only a summary of the dissenting shareholder provisions of the CBCA as modified by the Plan of Arrangement and the Interim Order, which are technical and complex. A complete copy of Section 190 of the CBCA is attached as Appendix D to this Circular. It is recommended that any MDSI Registered Shareholder wishing to avail itself, himself or herself of its, his or her Dissent Rights under those provisions seek legal advice, as failure to comply strictly with the provisions of the CBCA as modified by the Plan of Arrangement and the Interim Order may prejudice its, his or her Dissent Rights. For a general summary of certain income tax implications to a Dissenting Shareholder, see “Tax Considerations — Canadian Federal Income Tax Considerations for MDSI Securityholders — MDSI Shareholders — Dissenting Shareholders”.

BUSINESS OF VISTA EQUITY FUND, BEECH AND FORTEZZA

        Vista Equity Fund is managed by Vista, a San Francisco-based private equity fund which evaluates and makes investments in both private and public technology-enabled companies. Vista’s stated investment goal is to invest in dynamic, successful companies with management teams that have a long-term perspective and are committed to becoming leaders in their markets. Vista currently invests US$1 billion in capital committed to such companies. Vista is a value-added investor, contributing professional expertise and multi-level support toward companies realizing their full potential. Vista’s investment approach is anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions, and proven management techniques that yield flexibility and opportunity in private equity investing. For more information, visit www.vistaequitypartners.com. Information contained in Vista’s website is not incorporated by reference in this Circular.

        Beech is a corporation formed on July 7, 2005 under the laws of British Columbia. Beech is a wholly-owned subsidiary of Fortezza. Beech has not conducted any activities to date other than activities incident to its formation and in connection with the Arrangement.

        Fortezza is a société à responsabilité limitée formed on July 29, 2005 under the laws of Luxembourg and is controlled by Vista Equity Fund. Fortezza has not conducted any activities to date other than activities incident to its formation and in connection with the Arrangement.

BUSINESS OF MDSI

        MDSI is a leading provider of mobile workforce management solutions. MDSI’s suite of software applications improves customer service and relationships, and reduces operating costs by empowering service companies to optimally manage their mobile field resources. MDSI also provides all of the professional services necessary to implement and support its solutions. Founded in 1993, MDSI has approximately 100 major customers worldwide, with operations and support offices in the United States, Canada, Europe and Africa. MDSI markets its solutions to a variety of companies that have substantial field workforces, and focuses primarily upon utilities (electric, gas and water companies), telecommunications companies and cable/broadband companies. MDSI’s products are used by such companies in conjunction with various public and private wireless data communications networks, mobile devices and server hardware to provide comprehensive solutions for the automation of business processes associated with the scheduling, dispatching and management of a mobile workforce.

        Financial information for MDSI is provided in MDSI’s Annual Audited Consolidated Financial Statements and Annual MD&A for its most recently completed financial year and MDSI’s Interim Unaudited Condensed Consolidated Financial Statements and Interim MD&A for the six-month period ended June 30, 2005.

        MDSI’s principal executive offices are located at 10271 Shellbridge Way, Richmond, British Columbia, Canada V6X 2W8, and its telephone number at that location is 604.207.6000. MDSI’s website is www.mdsi.ca. Information contained on MDSI’s website is not incorporated by reference in this Circular.

        MDSI has combined its expertise in software application development and mobile data communications technology with its understanding of the unique needs of field operations in targeted vertical markets to develop mobile workforce management solutions that address the specific needs of businesses within those vertical markets. MDSI’s products enable these organizations to effectively communicate with, manage and support their mobile workers in their execution and completion of work orders.

        MDSI’s products are designed to interface with a variety of public and private data networks, including PCS networks and satellite-based data transmission networks, and are compatible with a variety of operating platforms, and can be integrated to a wide variety of applications, including those built in-house. For the mobile user, that browser can be located on a variety of mobile devices, such as a laptop, personal digital assistant, pager or web phone.

        To effectively address a customer’s mobile workforce management requirements, MDSI combines its products with professional services, such as systems implementation and integration, training and documentation, workforce management assessments, consulting, ongoing technical support and software maintenance. Where appropriate, MDSI also provides third party products and services as part of a complete mobile workforce management solution.

Advantex r7

        Advantex r7, the latest version of MDSI’s mobile workforce management product, is comprehensive, feature-rich and is offered as a market-specific solution for customers in MDSI’s target markets, including the utility industry, the telecommunications industry and the cable/broadband industry. Advantex efficiently manages mobile workers and the work orders they execute. It schedules work requests and, using complex business rules, assigns them to the best available mobile worker. Advantex then dispatches work order details to mobile workers who use the solution to process their work throughout the day and send status updates and order completion information back to the office all wirelessly, in real-time. Advantex also determines the best sequence for mobile workers to address their work orders and the best routes to travel between assignments. This provides dispatchers, supervisors and enterprise applications, such as call centers and customer information systems, with up-to-date information to enable them to effectively monitor and manage field service operations at all times.

Professional and Customer Support Services

        Contracts for the sale of MDSI’s software typically require MDSI to provide certain professional services. Additionally, customers typically sign a separate customer support and maintenance agreement, which requires

MDSI to provide after-sales support of its products. MDSI believes that providing these services facilitates effective implementation and use of its products and fosters a strong relationship with the customer that often leads to future sales of MDSI products and services.

Customer Support

        MDSI believes that its ability to offer a high level of after-sale customer support is critical to its success. MDSI’s customer support group provides MDSI customers with telephone and on-line technical support as well as product updates. Most MDSI customers enter into separate customer support agreements, which may be on an annual or multi-year basis.

Markets

        MDSI has combined its expertise in software application development and mobile data communications technology with its understanding of the unique needs of targeted vertical markets to develop mobile workforce management solutions that address the specific needs of businesses within those vertical markets. Traditionally, MDSI has focused its attention on mid and large-sized customers in the utilities (electric, gas and water), telecommunications and cable/broadband markets. In total, MDSI believes that there are approximately 1.8 million mobile workers worldwide in its traditional markets, split approximately evenly amongst North America, Western Europe and certain other commercially viable geographical markets in the rest of the world. Traditionally, MDSI’s products have best addressed the needs of approximately one-half of these mobile workers. MDSI’s recent product developments and product development plan are designed to address the full market opportunity.

        During 2002, MDSI launched a product, MDSI Ideligo, to enable MDSI to serve field service workforces outside MDSI’s core markets. Within these markets, MDSI believes that there are approximately 6.9 million mobile workers worldwide, split approximately evenly amongst North America, Western Europe and certain other commercially viable geographical markets in the rest of the world. MDSI evaluates new target markets for mobile workforce management based upon their similarity to existing vertical markets in which MDSI has been successful, and upon the ability of MDSI to utilize its core competencies and proven technology to meet the needs of companies in these new markets. During 2002, MDSI ceased pursuing opportunities in the public safety market.

Employees

        As of July 31, 2005, MDSI had 328 full-time employees, consisting of 187 in operations (including project management, customer support, MDSI’s solutions group and certain overhead), 61 in product development and MDSI’s product group, 35 in sales and marketing, and 45 in finance, information technology, human resources and general administration.

CAPITALIZATION OF MDSI

        MDSI is authorized to issue an unlimited number of MDSI Common Shares with such shares being the only class of shares which MDSI is authorized to issue. As of August 16, 2005, there were 8,459,712 MDSI Common Shares and 1,029,338 MDSI Options issued and outstanding. MDSI Shareholders are entitled to receive notice of and to attend all meetings of the shareholders of MDSI and are entitled to one vote for each share held of record on all matters submitted to a vote of MDSI Shareholders. MDSI Shareholders are entitled to receive such dividends as may be declared by the MDSI Board of Directors out of funds legally available for dividends. MDSI Shareholders are entitled upon any liquidation, dissolution or winding-up of MDSI to receive the remaining property and assets of MDSI.

        During the period from December 31, 2004 to August 16, 2005:

(a)	54,500 MDSI Options were granted at prices ranging from US$5.95 to US$6.60;

(b)	98,713 MDSI Options were exercised at prices ranging from US$3.00 to US$5.60 and at an average exercise price of US$4.40;

(c)	26,346 MDSI Options either expired or were cancelled; and

(d)	7,820 MDSI Common Shares were issued under MDSI’s stock purchase plans at a price of US$4.52 per share.

        For issuances of MDSI Common Shares and for grants, exercises and cancellations of MDSI Options under MDSI’s equity compensation plans from December 31, 2001 to December 31, 2004, see the Consolidated Statements of Stockholders’ Equity contained in, and note 5 to, MDSI’s Annual Audited Consolidated Financial Statements for the fiscal year ended December 31, 2004.

ADDITIONAL MDSI INFORMATION

        The following documents (or portions thereof), filed by MDSI with the securities commissions and regulatory authorities in each of the provinces of Canada in which MDSI is a reporting issuer and with the SEC are hereby incorporated by reference into this Circular:

•	the portion of the Management Proxy Circular dated June 17, 2004 furnished in connection with the @Road Transaction entitled “The Transaction”;

•	the portions of the Management Proxy Circular dated April 27, 2005 furnished in connection with MDSI’s Annual General Meeting of MDSI Shareholders held on June 2, 2005 entitled “Executive Compensation”, “Chief Executive Officers (sic) and Executive Officers”, “Employment Agreements”, “Termination Agreements”, “Pension Arrangements”, “Summary Compensation Table”, “Stock Options”, “Compensation of Directors”, “Compensation Committee Interlocks and Insider Participation”, “Indebtedness of Directors, Executive Officers and Senior Officers”, “Interest of Informed Persons in Material Transactions”, “Performance Graph” and “Securities Authorized for Issuance Under Equity Compensation Plans”;

•	Form 10-K for the fiscal year ended December 31, 2004;

•	Annual Audited Consolidated Financial Statements and MD&A for the fiscal year ended December 31, 2004; and

•	Unaudited Interim Condensed Consolidated Financial Statements and Interim MD&A for the three and six-month periods ended June 30, 2005, on Form 10-Q.

        These documents are available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov and will be provided promptly and free of charge, upon request, to any MDSI Shareholder.

        Additional information relating to MDSI is available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. MDSI Shareholders may obtain copies of MDSI’s most recent annual and interim statements by retrieving them from SEDAR or EDGAR or by contacting MDSI at 10271 Shellbridge Way, Richmond, British Columbia, V6X 2W8. Financial information concerning MDSI is provided in MDSI’s comparative consolidated financial statements for the year ended December 31, 2004 and the fiscal quarters ended March 31, 2005 and June 30, 2005 and the Management’s Discussion and Analysis related thereto.

LEGAL MATTERS

        Certain legal matters in connection with the Transactions will be passed upon by Davis & Company LLP, Vancouver, British Columbia and Dorsey & Whitney LLP, Seattle, Washington on behalf of MDSI. As at the date of this Circular, no partners or associates of Davis & Company LLP or Dorsey & Whitney LLP own beneficially, directly or indirectly, over 1% of the outstanding MDSI Common Shares. Certain legal matters in connection with the Transactions will be passed upon by Kirkland & Ellis LLP, New York, New York, and Davies Ward Phillips & Vineberg LLP, Toronto, Ontario on behalf of Beech and Fortezza.

ENFORCEABILITY OF CIVIL LIABILITIES

        MDSI is a corporation incorporated under the laws of Canada. Most of the directors and officers of MDSI, as well as certain experts named in this Circular, are residents of Canada and all or a substantial portion of their assets and a substantial portion of the assets of MDSI are located outside the United States. As a result, it may be difficult for MDSI Shareholders who are US residents to effect service within the United States upon the directors, officers and experts who are not residents of the United States or to realize in the United States upon judgments of courts of the United States predicated upon civil liability under United States federal securities laws. There is some doubt as to the enforceability in Canada against MDSI or any of its directors, officers or experts who are not residents of the United States.

        Fortezza is organized under the laws of Luxembourg and substantial portions of the assets of Fortezza are located outside of Canada. As a result, it may be difficult for MDSI to realize in Canada upon judgments against Fortezza obtained in Canadian courts. In addition, awards of punitive damages in actions brought in Canada or elsewhere may be unenforceable.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

        As at August 17, 2005, MDSI had in force Directors’ and Officers’ Liability Insurance polices in the amount of US$10,000,000 for the benefit of the Directors and Officers of MDSI and its subsidiaries. The total amount of the premiums paid by MDSI for the policies in effect for the fiscal year ended December 31, 2004 was US$511,750. No portion of these premiums were paid by the Directors and Officers of MDSI. The policies provide for no deductible for any loss in connection with claims against a Director or Officer and deductibles of US$250,000 for claims relating to violations of United States securities laws and US$100,000 for other claims resulting in a loss for MDSI.

SHAREHOLDER PROPOSALS

        Any MDSI Shareholder who intends to present a Proposal at MDSI’s 2006 Annual General Meeting of Shareholders must send the Proposal to MDSI’s Corporate Secretary at the Registered Office of MDSI, 2800 — 666 Burrard Street, Vancouver, British Columbia, V6C 2Z7. In order for the Proposal to be included in MDSI’s Proxy Materials sent to the Shareholders, it must be received by MDSI no later than January 26, 2006 and must comply with the requirements of Section 137 of the CBCA. MDSI is not obligated to include any Shareholder Proposal in its Proxy Materials for the 2006 Annual General Meeting if the Proposal is received after the January 26, 2006 deadline.

AUDITOR

        The auditor of MDSI is Deloitte & Touche LLP, independent registered chartered accountants, Vancouver, British Columbia, Canada.

APPROVAL OF CIRCULAR BY MDSI BOARD OF DIRECTORS

        The contents and sending of this Circular have been approved by the MDSI Board of Directors.

DATED at Richmond, British Columbia this 17th day of August, 2005.

BY ORDER OF THE BOARD OF DIRECTORS

ERIK DYSTHE
Chief Executive Officer, President
and Chairman of the Board

Appendix A:    Arrangement Resolution

FORM OF ARRANGEMENT RESOLUTION

RESOLUTION FOR CONSIDERATION AT
THE SPECIAL MEETING OF SHAREHOLDERS OF
MDSI MOBILE SOLUTIONS INC.

BE IT RESOLVED THAT:

1.	The arrangement (the “Arrangement”) under Section 192 of the Canada Business Corporations Act (the “CBCA”) involving MDSI Mobile Data Solutions Inc. (“MDSI”), as more particularly described and set forth in the management proxy circular (the “Circular”) of MDSI accompanying the notice of this meeting (as the Arrangement may be or may have been modified or amended) is hereby authorized, approved and adopted.

2.	The plan of arrangement (the “Plan of Arrangement”) involving MDSI, the full text of which is set out as Appendix C to the Circular (as the Plan of Arrangement may be or may have been modified or amended) is hereby authorized, approved and adopted.

3.	The Arrangement Agreement dated July 29, 2005 among MDSI, Fortezza Holdings S.à.r.l. and Beech Investment Corp., as amended (the “Arrangement Agreement”), the actions of the directors of MDSI in approving the Arrangement and the actions of the directors and officers of MDSI in executing and delivering the Arrangement Agreement are hereby ratified, authorized, approved and adopted.

4.	Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of MDSI or that the Arrangement has been approved by the Supreme Court of British Columbia, the directors of MDSI are hereby authorized and empowered (i) to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted thereby, and (ii) not to proceed with the Arrangement without further approval of the shareholders of MDSI, but only if the Arrangement Agreement is terminated in accordance with Article VII thereof.

5.	Any officer or director of MDSI is hereby authorized and directed for and on behalf of MDSI to execute, under the seal of MDSI or otherwise, and to deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the CBCA in accordance with the Arrangement Agreement for filing.

6.	Any officer or director of MDSI is hereby authorized and directed for and on behalf of MDSI to execute or cause to be executed, under the seal of MDSI or otherwise, and to deliver or cause to be delivered, all such documents, agreements and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolutions and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents, agreements or instruments and the taking of any such actions.

A-1

Appendix B:    Interim Order and Notice of Hearing of Petition

No. 052004-L
Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING MDSI MOBILE DATA SOLUTIONS INC. AND ITS SECURITYHOLDERS AND CERTEZZA HOLDINGS S.À.R.L., AND BEECH INVESTMENT CORP.

SUPREME COURT
OF BRITISH COLUMBIA
VANCOUVER REGISTRY

MDSI MOBILE DATA SOLUTIONS INC.

PETITIONER

INTERIM ORDER

BEFORE THE HONOURABLE MADAM JUSTICE DORGAN	TUESDAY, THE 16TH DAY OF AUGUST, 2005

THIS EX PARTE APPLICATION coming on for hearing at Vancouver, British Columbia, on the 16th day of August, 2005, and on hearing J. Brent MacLean and Don Collie, counsel for the Petitioner, MDSI Mobile Data Solutions Inc. ("**MDSI**"), and no one appearing for the Director ("**the Director**") appointed under the *Canada Business Corporations Act*, R.S.C. 1985, c. C-44, as amended ("**CBCA**"), having provided counsel for the Petitioner with a letter of non-appearance, and upon reading the Petition herein dated the 15th day of August, 2005 and filed and the Affidavit of Erik Dysthe sworn the 15th day of August, 2005 ("**the Dysthe Affidavit**") and filed:

THIS COURT ORDERS THAT:

MEETING OF THE MDSI SHAREHOLDERS

1. MDSI be at liberty to convene a special meeting ("**the Special Meeting**") of the registered holders ("**the MDSI Shareholders**") of common shares in the capital of MDSI ("**MDSI Common Shares**") to be held at the Vancouver Room, Metropolitan Hotel, 645 Howe Street, Vancouver, British Columbia at 9:00 a.m. (Vancouver time) on Thursday, September 15,

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2005, to consider and, if deemed advisable, to pass a special resolution ("**the Arrangement Resolution**") to approve the arrangement involving MDSI and its respective MDSI Securityholders as set forth in the plan of arrangement ("**the Arrangement**"), with or without modification, substantially in the form attached as Exhibit "A" to the arrangement agreement dated as of July 29, 2005 among Fortezza Holdings S.à.r.l., Beech Investment Corp. and MDSI, and attached as Schedule "B" to the Petition herein.

RECORD DATE

2. The record date for determination of the MDSI Shareholders entitled to receive notice of and attend and vote at the Special Meeting in compliance with the form and disclosure requirements of the CBCA, applicable securities laws, the articles and by-laws of MDSI and the terms of this Interim Order, will be 4:30 p.m. (Vancouver time) on the 15th day of August, 2005 (the "**Record Date**").

NOTICE OF SPECIAL MEETING

3. The Special Meeting will be called, held and conducted in accordance with the notice of Special Meeting ("**the Notice of Special Meeting**") of MDSI Shareholders, substantially in the form attached as part of Schedule "C" to the Petition herein, the CBCA and applicable securities laws, the articles and by-laws of MDSI, the terms of this Interim Order, any further order of this Court and the rulings and directions of the Chair of the Meeting, and, to the extent of any inconsistency or discrepancy between this Interim Order and the terms of any instrument creating or governing or collateral to the MDSI Common Shares or to which the MDSI Common Shares are collateral, or the articles and/or by-laws of MDSI, this Interim Order will govern.

DELIVERY OF MEETING MATERIALS

4. Good and sufficient notice of the Special Meeting, for all purposes, will be given by MDSI by sending, not less than 21 days before the day appointed for such meeting:

(a) Notice of Special Meeting, substantially in the form attached as part of Schedule "C" to the Petition herein;

(b) a form of proxy, substantially in the form attached as part of Schedule "C" to the Petition herein; and

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(c) a management proxy circular (the "**Circular**"), substantially in the form attached as part of Schedule "C" to the Petition herein,

with such amendments or additional documents as counsel for MDSI may advise are necessary or desirable, provided such amendments and additions are not inconsistent with the terms of this Interim Order (collectively, "**the Meeting Materials**"),

5. The Meeting Materials, will be sent to:

(a) the MDSI Shareholders of record on the Record Date, at least 21 days prior to the date of the Special Meeting by one or more of the following methods:

(i) by prepaid, ordinary mail, addressed to the MDSI Shareholder at his, her or its address registered on the common share register of MDSI;

(ii) by delivery, in person or by recognized courier service, to the addresses specified herein; or

(iii) by email or facsimile transmission to any MDSI Shareholder who identifies himself, herself or itself to the satisfaction of MDSI (acting through its representatives), who requests such email or facsimile transmission and, if required, MDSI agrees to pay the charges, if any, for such transmission, and in the event of such email or facsimile transmission, the contents of such transmission will be provided in paper format upon request;

(b) the directors and auditors of MDSI by mailing the Meeting Materials by prepaid, ordinary mail to such persons at least 21 days prior to the date of the Special Meeting; and

(c) The Toronto Stock Exchange ("**the TSX**"), the NASDAQ National Market ("**NASDAQ**") and the Securities Administrator in each jurisdiction in Canada where MDSI is a reporting issuer (the "**Securities Administrators**") by electronically filing the Meeting Materials via the Canadian Securities

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Administrators' system for electronic document analysis and retrieval ("**SEDAR**") database and the U.S. Securities and Exchange Commission's EDGAR database at least 21 days prior to the date of the Special Meeting; and, substantial compliance with this paragraph will constitute good and sufficient notice of the Special Meeting to the MDSI Shareholders, the directors and auditors of MDSI, the Director, the TSX, NASDAQ and the Securities Administrators.

6. The accidental failure or omission to give notice of the Special Meeting to any one or more MDSI Shareholder, any failure or omission to give notice as a result of events beyond the reasonable control of MDSI (including without limitation any inability to utilize postal services), or the non-receipt of such notice by one or more of the persons entitled thereto, will not constitute a breach of this Interim Order or a defect in the calling of the Special Meeting and will not invalidate any resolution passed or proceedings taken at the Special Meeting.

7. Notice of any amendments, updates or supplements to any of the information provided in the Meeting Materials may be communicated to MDSI Shareholders by press release, newspaper advertisement or by notice to MDSI Shareholders by one of the methods specified herein, as determined by the Board of Directors of MDSI.

8. Any amendments, updates or supplements to any of the Meeting Materials, and any notice of any adjournment or postponement of the Special Meeting, will be deemed to have been received by the MDSI Shareholders:

(a) in the case of mailing, three days after delivery thereof to the post office;

(b) in the case of delivery in person, upon receipt thereof at the intended recipient's address or, in the case of delivery by courier, one business day after receipt by the courier;

(c) in the case of email or facsimile transmission, upon the transmission thereof; and,

(d) in the case of advertisement, at the time of publication of the advertisement.

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SERVICE OF COURT MATERIALS

9. MDSI will include in the Meeting Materials a copy of each of the Notice of Hearing of Petition and this Interim Order (collectively, "**the Court Materials**"), and the Court Materials will be deemed to have been received by the MDSI Shareholders at the times specified in paragraph 8 hereof, whether those persons reside within British Columbia or within another jurisdiction.

10. The sending of the Court Materials in accordance with this Interim Order will constitute good and sufficient service of the within proceedings upon all persons who are entitled to receive notice and no other form of service need be made and no other material need be served on such persons in respect of these proceedings.

ATTENDANCE AT SPECIAL MEETING

11. The only persons entitled to attend the Special Meeting are:

(a) MDSI Shareholders or their respective proxies;

(b) MDSI officers, directors, auditors and advisors;

(c) representatives of Fortezza and any of its subsidiaries and affiliates and any of their advisors;

(d) the Director; and

(e) other persons with the permission of the Chair of the Special Meeting.

PROCEEDINGS OF THE MEETINGS

12. The Chair of the Special Meeting will be an officer or director of MDSI, who will be appointed by the directors of MDSI for that purpose.

13. The Special Meeting will otherwise be conducted in accordance with the provisions of the CBCA and the articles and by-laws of MDSI, subject to the terms of this Interim Order.

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QUORUM AND VOTING

14. The only persons entitled to vote at the Special Meeting are:

(a) MDSI Shareholders of record as at 4:30 p.m. (Vancouver time) on August 15, 2005, or their respective proxyholders; and

(b) the holders of MDSI Common Shares transferred after the Record Date (the "**Transferred Shares**") who establish ownership of the Transferred Shares in a manner satisfactory to MDSI and who submit a written demand to Computershare Investor Services Inc. (Attention: Stock Transfer Services), 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, not later than 4:30 p.m. (Vancouver time), ten business days preceding the Meeting or, if the Meeting is adjourned or postponed, ten business days before any adjournment or postponement thereof, to be included in the list of MDSI shareholders entitled to vote at the Meeting (the "**Transferee Voters**"); and

(c) in the event a Transferee Voter establishes ownership of Transferred Shares, then the holder of record of such shares as of the Record Date will be disentitled to vote them at the Meeting and MDSI may amend the list of MDSI shareholders entitled to vote at the Meeting accordingly.

15. The quorum for the transaction of business at the Special Meeting will be the presence in person or represented by proxy of two MDSI Shareholders representing not less than 5% of the aggregate number of outstanding MDSI Common Shares and who are entitled to attend and vote at the Special Meeting, provided that, if no quorum is present within 30 minutes of the appointed meeting time, the Special Meeting will stand adjourned to be reconvened on a day which is not more than 30 days later, as determined by the Chair of the Special Meeting, in the Chair's sole discretion, and at such reconvened meeting, those persons present in person or by proxy entitled to vote at such meeting will constitute a quorum for the reconvened meeting.

16. The votes will be taken at the Special Meeting on the basis of one vote per MDSI Common Share and the vote required to pass the Arrangement Resolution at the Special Meeting will be the affirmative vote of at least:

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(b) a simple majority of the votes cast by the MDSI Shareholders present or represented by proxy at the Special Meeting other than Erik Dysthe, any related party of Erik Dysthe within the meaning of Ontario Securities Commission Rule 61-501, subject to the exceptions set out therein, and any person acting jointly or in concert with Erik Dysthe, and for this purpose any spoiled votes, illegible votes, defective votes and abstentions will be deemed not to be votes cast.

PROXIES

17. MDSI is authorized to use the form of proxy for MDSI Shareholders, in substantially the same form as is attached as part of Schedule "C" to the Petition herein and is authorized, at its expense, to solicit proxies, directly or through its officers, directors and employees, and through such agents or representatives as it may retain for the purpose, and by mail, telephone or such other forms of personal or electronic communication as it may determine.

18. The procedure for the use of proxies at the Special Meeting will be as set out in the Circular.

19. The Chair may, in its discretion, waive generally the time limits for the deposit of proxies by the MDSI Shareholders, if MDSI deems it advisable to do so.

SCRUTINEERS

20. MDSI is at liberty to engage Computershare Investor Services Inc. (acting through its representatives for that purpose) or such further and other scrutineers as MDSI may deem advisable as scrutineers for the Special Meeting and the scrutineers' duties will include:

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(a) invigilating and reporting to the Chair of the Special Meeting on the deposit and the validity of the proxies;

(b) reporting to the Chair of the Special Meeting on the quorum of the Special Meeting;

(c) reporting to the Chair of the Special Meeting on the polls taken or ballots cast at the Special Meeting; and,

(d) providing to MDSI and to the Chair written reports on matters related to their duties.

ADJOURNMENT OR POSTPONEMENT OF SPECIAL MEETING

21. MDSI, if it deems advisable, may adjourn or postpone the Special Meeting on one or more occasions, without the necessity of first convening the Special Meeting or first obtaining any vote of MDSI Shareholders respecting the adjournment or postponement and notice of any such adjournment or postponement will be given by press release, newspaper advertisement, or by notice to the MDSI Shareholders by one of the methods specified herein, as determined by the Board of Directors of MDSI.

22. The Special Meeting may be adjourned for any reason upon the approval of the Chair of the Special Meeting, and if the Special Meeting is adjourned, it will be reconvened at a place and time to be designated by the Chair of the Special Meeting to a date which is not more than 30 days thereafter.

AMENDMENTS TO THE ARRANGEMENT

23. MDSI may make such amendments, revisions or supplements to the Arrangement as it may determine, without any additional notice to the MDSI Shareholders prior to the Special Meeting, and the Arrangement as so amended, revised or supplemented will be the Arrangement submitted to the Special Meeting and the subject of the Arrangement Resolution.

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DISSENT RIGHTS

24. The MDSI Shareholders be granted the right to dissent from the Arrangement Resolution, pursuant to section 190 of the CBCA as modified by the terms of the Arrangement and this Interim Order.

25. The MDSI Shareholders may exercise rights of dissent with respect to their MDSI Common Shares in connection with the Arrangement, including that:

(a) for any MDSI Shareholder to be entitled to dissent, the written objection of that MDSI Shareholder must be received on or before 5:00 p.m. (Vancouver time) by MDSI c/o Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1 (Attention: Stock Transfer Services), or by facsimile transmission to 1-866-249-7775 (within North America) or 1-416-263-9524 (outside North America) (Attention: Stock Transfer Services), on the second Business Day (as defined in the Circular) preceding the Special Meeting (or any adjournment or postponement thereof);

(b) upon sending a written objection in accordance with subparagraph 25(a) herein, a dissenting MDSI Shareholder ("**the Dissenting Shareholder**"), who does not subsequently vote in favour of the Arrangement Resolution will be deemed to have irrevocably exercised his, her or its dissent rights with respect to his, her or its MDSI Common Shares and will not, without the consent of MDSI, be entitled to withdraw or abandon such dissent;

(c) any MDSI Shareholder who sends a written objection in accordance with subparagraph 25(a) herein will:

(i) be deemed to have concurrently provided the notice referred to in subsection 190(7) of the CBCA;

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30 days after receiving the written notice referred to in subsection 190(6) of the CBCA, failing which such MDSI Shareholder will be deemed to have so delivered his, her or its MDSI Common Share certificates; and

(iii) be and hereby is prohibited from transferring his, her or its MDSI Common Share certificates to any third party;

(d) the fair value of the MDSI Common Shares held by any Dissenting Shareholder, referred to in subsection 190(3) of the CBCA, will be determined as of the close of business on the day before the Special Meeting,

(e) a Dissenting Shareholder's shareholder rights will be reinstated where:

(iii) the Board of Directors of MDSI revokes the Arrangement Resolution; or

(f) a Dissenting Shareholder who has not actually delivered his, her or its MDSI Common Share certificates to MDSI and who:

will not be entitled to receive payment, and no interest will accrue, until such Dissenting Shareholder actually delivers his, her or its MDSI Common Share certificate to MDSI.

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APPLICATION FOR FINAL ORDER

26. Upon approval by the MDSI Shareholders of the Arrangement, in the manner set forth in this Interim Order, MDSI may apply to this Court for approval of the Arrangement (the "**Final Order**"), which application will be heard at the courthouse at 800 Smithe Street, Vancouver, British Columbia on Wednesday, September 21, 2005 at 9:45 a.m. (Vancouver time) or so soon thereafter as counsel may be heard, or at such other date and time as this Court may direct.

27. Any person desiring to appear at the hearing of the application for the Final Order will:

(a) file an Appearance, in the form prescribed by the Rules of Court of the Supreme Court of British Columbia, together with any evidence or material which is to be presented to the Court at the hearing for the Final Order; and

(b) deliver the filed Appearance, together with a copy of any evidence or material which is to be presented to the Court at the hearing for the Final Order, to MDSI's solicitors at:

Attention: J. Brent MacLean

on or before 4:00 p.m. (Vancouver time) on Wednesday, September 14, 2005.

28. In the event that the hearing of the application for the Final Order on September 21, 2005 is adjourned, then only those persons who filed and delivered an Appearance in accordance with paragraph 28 need be served and provided with notice of the adjourned hearing date.

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AMENDMENTS TO THE INTERIM ORDER

29. MDSI or any other person or entity affected will be entitled, at any time, to seek leave to vary this Interim Order.

BY THE COURT

~~DISTRICT~~ REGISTRAR

APPROVED AS TO FORM:

Counsel for the Petitioner

ENTERED
AUG 17 2005
VANCOUVER REGISTRY
VOL S1317 FOL 158

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No. ___________
Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING MDSI MOBILE DATA SOLUTIONS INC. AND ITS SECURITYHOLDERS AND FORTEZZA HOLDINGS S.À.R.L., AND BEECH INVESTMENT CORP.

MDSI MOBILE DATA SOLUTIONS INC.

PETITIONER

INTERIM ORDER

Att: J. Brent MacLean
Tel. No. 604.643.2953
Fax No. 604.605.3744

File No. 50244-00001 BZM/azm

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VANCOUVER
AUG 17 2005
REGISTRY

L
No. 052004-L
Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING MDSI MOBILE DATA SOLUTIONS INC. AND ITS SECURITYHOLDERS AND FORTEZZA HOLDINGS S.À.R.L., AND BEECH INVESTMENT CORP.

MDSI MOBILE DATA SOLUTIONS INC.

PETITIONER

NOTICE OF HEARING OF PETITION

TO: WITHOUT NOTICE

TAKE NOTICE that the Petition of the Petitioner dated August 15, 2005 will be heard in chambers at the courthouse at 800 Smithe Street, Vancouver, in the Province of British Columbia, on Wednesday, September 21, 2005 at the hour of 9:45 a.m.

1. This matter is without notice.

2. This matter is *ex parte* and it is anticipated to require 30 minutes.

3. This matter is not within the jurisdiction of the master, as discretionary relief within the inherent jurisdiction of this Honourable Court may be required.

August 16, 2005
Dated

Davis & Company LLP (J. Brent MacLean)
Solicitor for the Applicant

This Notice of Hearing was prepared by J. Brent MacLean of the law firm of Davis & Company LLP whose place of business is 2800 Park Place, 666 Burrard Street, Vancouver, BC V6C 2Z7.

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No. ___________
Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING MDSI MOBILE DATA SOLUTIONS INC. AND ITS SECURITYHOLDERS AND FORTEZZA HOLDINGS S.À.R.L., AND BEECH INVESTMENT CORP.

MDSI MOBILE DATA SOLUTIONS INC.

PETITIONER

NOTICE OF HEARING OF PETITION

DAVIS & COMPANY LLP
Barristers & Solicitors
2800 Park Place
666 Burrard Street
Vancouver, BC V6C 2Z7
Att: J. Brent MacLean
Tel. No. 604.643.2953
Fax No. 604.605.3744

File No. 50244-00001 BZM/azm

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Appendix C:     Plan of Arrangement

EXHIBIT A
TO THE ARRANGEMENT AGREEMENT DATED JULY 29, 2005
BETWEEN MDSI MOBILE DATA SOLUTIONS INC.,
FORTEZZA
HOLDINGS S.ÀR.L. AND BEECH INVESTMENT CORP.

PLAN OF ARRANGEMENT UNDER SECTION 192
OF THE CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1
INTERPRETATION

1.1	Definitions

        In this Plan of Arrangement, unless something in the subject matter or context is inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Acquiror” means Beech Investment Corp., a corporation existing under the Business Corporations Act (British Columbia), S.B.C. 2002, c. 57;

“Arrangement”means the arrangement under the provisions of section 192 of the CBCA on the terms and conditions set forth in this Plan of Arrangement, subject to any amendments or modifications hereto made in accordance with section 7.04 of the Arrangement Agreement and Article 5 hereof or the direction of the Court in the Final Order;

“Arrangement Agreement” means the arrangement agreement dated July 29, 2005 between Parent, Acquiror and the Company providing for, among other things, the Arrangement, to which this Plan of Arrangement is attached as Exhibit A, and all amendments, modifications and supplements thereto;

“Arrangement Resolution” means the special resolution passed by the Shareholders at the Meeting approving the Arrangement;

“Business Day” means any day other than a Saturday, Sunday or a day on which banks in Vancouver, British Columbia or San Francisco, California are authorized or required by law to be closed for business;

“Cash-Out Election” means an election in respect of an Option pursuant to which the Optionholder has duly elected (pursuant to the election form forwarded by the Company to Optionholders or in such other manner as is reasonably acceptable to the Company and Acquiror) to receive, in lieu of Common Shares, cash from the Company in accordance with Subsection 2.2(c);

“CBCA”means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended;

“Common Shares” means the common shares in the capital of the Company;

“Company”means MDSI Mobile Data Solutions Inc., a corporation existing under the CBCA;

“Court”means the Supreme Court of British Columbia;

“Depositary”means Computershare Trust Company of Canada at its principal office in Vancouver;

“Dissent Rights” means the right of a Shareholder to dissent in respect of the Arrangement Resolution pursuant to the procedures set forth in section 190 of the CBCA, Section 3.1, the Interim Order and the Final Order;

“Dissenting Shareholder” means a Shareholder who exercises such holder’s Dissent Rights;

“Effective Date” means the date the Arrangement is effective under the CBCA;

“Effective Time”means 12:01 a.m. (Vancouver time) on the Effective Date;

“Final Order” means the final order of the Court approving the Arrangement, as such order may be amended or modified by the highest court to which an appeal may be made;

“Interim Order” means the interim order of the Court providing for, among other things, the calling and holding of the Meeting;

“Letter of Transmittal” means the letter of transmittal forwarded by the Company to Shareholders, together with the management proxy circular in respect of the Meeting, or such other equivalent form of letter of transmittal reasonably acceptable to the Company and Acquiror;

“Meeting”means the special meeting of Shareholders to be held for the purpose of considering the Arrangement Resolution, and any adjournment(s) or postponement(s) thereof;

“Option”means an option to acquire Common Shares duly granted prior to the Effective Date pursuant to the Stock Option Plans;

“Optionholder”means a holder of Options;

“Parent” means Fortezza Holdings S.à.r.l., a société a responsabilité limitée existing under the laws of Luxembourg;

“Plan of Arrangement” means this plan of arrangement as the same may be amended, modified or supplemented from time to time in accordance with section 7.04 of the Arrangement Agreement and Article 5 hereof or the direction of the Court in the Final Order;

“Securityholders” means, collectively, the Shareholders and the Optionholders;

“Shareholder”means a holder of Common Shares;

“Stock Option Plans” means, collectively, all stock option plans of the Company, including the 1995 Stock Option Plan, the 1996 Stock Option Plan, the 1997 Stock Option Plan, the 1998 Stock Option Plan, the 1999 Stock Option Plan and the 2000 Stock Option Plan, as amended; and

“Stock Purchase Plans” means, collectively, all stock purchase plans of the Company, including the 2002 Employee Stock Purchase Plan, as amended.

1.2	Construction

              In this Plan of Arrangement, unless otherwise expressly stated or the context otherwise requires:

(a)	references to “herein”, “hereby”, “hereunder”, “hereof” and similar expressions are references to this Plan of Arrangement and not to any particular Article, Section or Subsection;

(b)	references to an “Article”, “Section” or “Subsection” are references to an Article, Section or Subsection of this Plan of Arrangement;

(c)	words importing the singular shall include the plural and vice versa, words importing gender shall include the masculine, feminine and neuter genders, and references to a “person” or “persons” shall include individuals, corporations, partnerships, associations, bodies politic and other entities, all as may be applicable in the context;

(d)	the use of headings is for convenience of reference only and shall not affect the construction or interpretation hereof;

(e)	the word “includes” or “including”, when following any general term or statement, is not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement; and

(f)	a reference to a statute or code includes every regulation made pursuant thereto, all amendments to the statute or code or to any such regulation in force from time to time, and any statute, code or regulation which supplements or supersedes such statute, code or regulation.

1.3	Currency

             All references to currency herein are to United States dollars unless otherwise specified.

ARTICLE 2
THE ARRANGEMENT

2.1	Arrangement Agreement

        This Plan of Arrangement is made pursuant to the provisions of the Arrangement Agreement and constitutes an arrangement as referred to in section 192 of the CBCA.

2.2	The Arrangement

             Commencing at the Effective Time, subject to the Dissent Rights referred to in Section 3.1, the following shall occur and be deemed to occur in the following order without any further act or formality, with each transaction or event being deemed to occur immediately after the occurrence of the transaction or event immediately preceding it:

(a)	Acquiror (or one of its Affiliates (as defined in the CBCA)) shall provide a loan to the Company in an amount equal to the aggregate amount payable by the Company pursuant to Subsection 2.2(c), with such loan to be evidenced by a demand promissory note issued by the Company to the relevant lender.

(b)	Each Option that becomes exercisable as a result of the Arrangement, notwithstanding any contingent vesting provisions to which it might otherwise have been subject, shall be deemed to be conditionally vested and exercisable only as part of the Arrangement.

(c)	Each Option in respect of which a valid Cash-Out Election has been made shall be transferred by the Optionholder to the Company in exchange for a cash payment from the Company equal to the amount (if any) by which $8.00 exceeds the exercise price thereof (provided that if such exercise price is expressed in Canadian dollars, it shall be converted to United States dollars on the basis of the noon rate of exchange of the Bank of Canada on the Business Day immediately preceding the Effective Date).

(d)	Each Option that has not been duly exercised by the Optionholder prior to the Effective Time or in respect of which a valid Cash-Out Election has not been made shall be transferred by the Optionholder to Acquiror in exchange for a cash payment from Acquiror equal to the amount (if any) by which $8.00 exceeds the exercise price thereof (provided that if such exercise price is expressed in Canadian dollars, it shall be converted to United States dollars on the basis of the noon rate of exchange of the Bank of Canada on the Business Day immediately preceding the Effective Date).

(e)	All Options (whether or not then vested) and the Stock Option Plans shall be cancelled and terminated and the Company shall have no liabilities or obligations with respect to any Options or the Stock Option Plans, except pursuant to Subsections 2.2(c) and 2.2(d).

(f)	The Stock Purchase Plans and all subscription agreements thereunder shall be cancelled and terminated and the Company shall have no liabilities or obligations with respect to the Stock Purchase Plans and all subscription agreements thereunder.

(g)	Each Common Share (other than those held by Dissenting Shareholders) shall be transferred to and acquired by Acquiror in exchange for a cash payment of $8.00 per Common Share.

(h)	In respect of each Common Share transferred pursuant to Section 2.2(g), the name of the Shareholder shall be removed from the register of Shareholders and the name of Acquiror shall be added to the register of Shareholders.

ARTICLE 3
RIGHTS OF DISSENT

3.1	Rights of Dissent

             Registered holders of Common Shares may exercise Dissent Rights pursuant to and in the manner set forth in section 190 of the CBCA and in this Section 3.1 in connection with the Arrangement Resolution as the same may be modified by the Interim Order or the Final Order; provided that, notwithstanding subsection 190(5) of the CBCA, the written objection to the Arrangement Resolution referred to in subsection 190(5) of the CBCA must be received by the Company before 5:00 p.m. (Vancouver time) on the second Business Day preceding the Meeting. Registered holders of Common Shares who duly exercise such Dissent Rights and who:

(a)	are ultimately entitled to be paid the fair value of their Common Shares shall be deemed to have transferred such shares to Acquiror on the Effective Date contemporaneously with the step of this Plan of Arrangement set out in Subsection 2.2(g) being effective; or

(b)	are ultimately not entitled to be paid the fair value for their Common Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting Shareholder as at and from the Effective Time, but in no case shall the Company, Parent, Acquiror or any other person be required to recognize such holders as holders of Common Shares after the Effective Time, and the names of such holders shall be deleted from the register of Shareholders as of the Effective Time. In addition to any other restrictions in section 190 of the CBCA, none of the following shall be entitled to exercise Dissent Rights: (i) Optionholders; and (ii) Shareholders who vote in favour of the Arrangement Resolution.

ARTICLE 4
PAYMENT OF CONSIDERATION

4.1	Exchange of Certificates for Cash

        On the Effective Date, Acquiror shall deposit cash in immediately available funds (at Vancouver) with the Depositary for the benefit of Shareholders, in an amount sufficient to pay the aggregate consideration payable pursuant to Subsection 2.2(g). From and after the deposit of such cash, the Depositary shall be considered to hold such funds for the sole benefit of the Shareholders. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Common Shares that were exchanged for cash under this Plan of Arrangement, together with a duly completed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate or other instrument shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, the cash which such holder has the right to receive pursuant to Section 2.2(g).

        The cash deposited with the Depositary shall be held in an interest bearing account, and any interest earned upon such funds shall be for the account of Acquiror.

        Until surrendered as contemplated by this Section 4.1, each certificate or other instrument which immediately prior to the Effective Time represented Common Shares shall be deemed at all times after the Effective Time to represent only the right to receive, upon surrender of such certificates, the cash payment contemplated by this Section 4.1.

4.2	Lost Certificates

        In the event that any certificate which, immediately prior to the Effective Time, represented one or more outstanding Common Shares transferred pursuant to Section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to have been lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, cash deliverable in accordance with such holder’s Letter of Transmittal. When authorizing such payment in exchange for such lost, stolen or destroyed certificate, the person to whom such cash is to be delivered shall, as a condition precedent to the delivery of such cash, give a bond satisfactory to Acquiror and the Depositary in such sum as Acquiror may direct, or otherwise indemnify Acquiror in a manner satisfactory to Acquiror, against any claim that may be made against Acquiror in respect of the certificate alleged to have been lost, stolen or destroyed.

4.3	Payment to Optionholders

        On the Effective Date, the Company shall deposit cash in immediately available funds (at Vancouver) with the Depositary in an amount sufficient to pay the aggregate amount payable pursuant to Subsection 2.2(c) and Acquiror shall deposit cash in immediately available funds (at Vancouver) with the Depositary in an amount sufficient to pay the aggregate amount payable pursuant to Subsection 2.2(d). From and after the transfer of the Options to the Company pursuant to Subsection 2.2(c) and the transfer of the Options to Acquiror pursuant to Subsection 2.2(d), the Depositary shall be considered to hold such funds for the sole benefit of the Optionholders. Any interest earned upon such funds shall be for the account of the Company. As soon as reasonably practicable but in any event within five Business Days after the Effective Date, the Depositary shall forward or cause to be forwarded by first class mail to each Optionholder who is entitled to be paid consideration pursuant to Subsections 2.2(c) or 2.2(d) at the address set forth in the records of the Company, a cheque representing the consideration to which such Optionholder is entitled to pursuant to Subsections 2.2(c) or 2.2(d).

4.4	Extinction of Rights

        If any Shareholder fails for any reason to deliver to the Depositary for cancellation the certificates formerly representing Common Shares (or an affidavit of loss and bond or other indemnity pursuant to Section 4.2), together with such other documents or instruments required to effect the transfer of Common Shares, on or before the third anniversary of the Effective Date, such Shareholder shall be deemed to have donated and forfeited to Acquiror any cash, net of any applicable withholding or other taxes, held by the Depositary in trust for such Shareholder to which such Shareholder is entitled.

        At and after the Effective Time, any certificate formerly representing Shares shall represent only the right to receive the consideration provided in Subsection 2.2(g) or Section 3.1 in accordance with the Plan of Arrangement; provided that such certificates shall, on the sixth anniversary of the Effective Date, cease to represent a claim of any nature whatsoever and shall be deemed to have been surrendered to Acquiror and shall be cancelled.

4.5	Withholding Rights

        The Company, Acquiror and the Depositary shall be entitled to deduct and withhold from any consideration otherwise payable to any holder of Common Shares or Options such amounts as the Company, Acquiror or the Depositary is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of applicable federal, provincial, state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Common Shares or Options in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

ARTICLE 5
AMENDMENTS

5.1	Amendments to Plan of Arrangement

         (a)        Acquiror and the Company reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by the other, (iii) filed with the Court and, if made following the Meeting, approved by the Court, and (iv) communicated to Securityholders if and as required by the Court.

         (b)        Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Acquiror or the Company at any time prior to or at the Meeting (provided that the other shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

         (c)        Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meeting shall be effective only if it is consented to by each of Parent and the Company.

        (d)        Any amendment, modification or supplement to the Plan of Arrangement may be made following the Effective Date unilaterally by the Company; provided that it concerns a matter which, in the reasonable opinion of the Company, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of Parent or any holder of Common Shares.

Appendix D:    Section 190 of the CBCA

        190. (1)  Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

        (a)   amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

        (b)   amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

        (c)   amalgamate otherwise than under section 184;

        (d)   be continued under section 188;

        (e)   sell, lease or exchange all or substantially all its property under subsection 189(3); or

        (f)   carry out a going-private transaction or a squeeze-out transaction.

        (2)   A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

        (2.1)   The right to dissent described in subsection (2) applies even if there is only one class of shares.

        (3)   In addition to any other right the shareholder may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

        (4)   A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

        (5)   A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

        (6)   The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.

        (7)    A dissenting shareholder shall, within twenty days after receiving a notice under subsection (6) or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing

(a)	the shareholder’s name and address;

(b)	the number and class of shares in respect of which the shareholder dissents; and

(c)	a demand for payment of the fair value of such shares.

        (8)   A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

        (9)   A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

        (10)   A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

        (11)   On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section except where

        (a)   the shareholder withdraws that notice before the corporation makes an offer under subsection (12),

        (b)   the corporation fails to make an offer in accordance with subsection (12) and the shareholder withdraws the notice, or

        (c)   the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case the shareholder’s rights are reinstated as of the date the notice was sent.

        (12)   A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

        (a)   a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing how the fair value was determined; or

        (b)   if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

        (13)   Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

        (14)   Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

        (15)   Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

        (16)   If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

        (17)   An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

        (18)   A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

        (19)   On an application to a court under subsection (15) or (16),

        (a)   all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

        (b)   the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

        (20)   On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

        (21)   A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

        (22)   The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of the shares as fixed by the court.

        (23)   A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

        (24)   If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

        (25)   If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may

        (a)   withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

        (b)   retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

        (26)   A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

        (a)   the corporation is or would after the payment be unable to pay its liabilities as they become due; or

        (b)   the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

Appendix E:    Arrangement Agreement

ARRANGEMENT AGREEMENT

AMONG

MDSI MOBILE DATA SOLUTIONS INC.

FORTEZZA HOLDINGS S.À.R.L.

AND

BEECH INVESTMENT CORP.

July 29, 2005

– i –

TABLE OF CONTENTS (Cont'd)

– ii –

TABLE OF CONTENTS (Cont'd)

Page

Section 8.09 Specific Performance	50
Section 8.10 Governing Law; Jurisdiction; Waiver of Jury Trial	50
Section 8.11 Headings	50
Section 8.12 Counterparts	50
Section 8.13 Construction	50
Section 8.14 Disclosure Schedule	51
Section 8.15 Confidentiality Agreement	51

Schedule

Disclosure Schedule

Exhibits

Exhibit A     —     Plan of Arrangement
Exhibit B     —    Support Agreement
Exhibit C     —     Form of Confidentiality and Work Product Agreement

– iii –

ARRANGEMENT AGREEMENT

        This ARRANGEMENT AGREEMENT dated July 29, 2005 (this “Agreement”) is made and entered into by and among Fortezza Holdings S.à.r.l., a Luxembourg société à responsabilité limitée (“Parent”), Beech Investment Corp., a corporation incorporated under the laws of the Province of British Columbia and a wholly-owned Subsidiary of Parent (“Subco”), and MDSI Mobile Data Solutions Inc., a corporation incorporated under the federal laws of Canada (the “Company”). Parent, Subco and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 8.04 hereof.

        WHEREAS, subject to the terms and conditions hereof, Parent, through its wholly-owned subsidiary, Subco, is offering to acquire all of the outstanding common shares in the capital of the Company (the “Company Common Shares”) for $8.00 per Company Common Share in cash (the “Purchase Price”);

        WHEREAS, the Company intends to propose to its Shareholders at the Meeting a statutory plan of arrangement under section 192 of the CBCA as a result of which, among other things, Subco will acquire all of the outstanding Company Common Shares for the Purchase Price per Company Common Share;

        WHEREAS, Erik Dysthe (“Dysthe”) is either the beneficial owner of, or controls or directs the voting in respect of, 370,193 Company Common Shares, representing in the aggregate approximately 3.9% of the issued and outstanding Company Common Shares (on a fully diluted basis) and Dysthe has, pursuant to and subject to the terms and conditions of the Support Agreement, agreed to vote the Company Common Shares beneficially owned by him, or in respect of which he controls or directs the voting rights attaching thereto, in favor of the Arrangement Resolution;

        WHEREAS, the Company’s Board of Directors, after consultation with its advisors, has unanimously (subject to any abstention requirement set forth in Section 120 of the CBCA) determined that the Arrangement is fair to the Securityholders and in the best interests of the Company and has resolved to enter into this Agreement and to recommend that the Shareholders vote in favor of the Arrangement Resolution, all on the terms and subject to the conditions contained herein; and

        WHEREAS, the Arrangement described herein is subject to the approval of Shareholders holding at least two-thirds of the Company Common Shares represented at the Meeting and satisfaction of certain other conditions described in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
THE ARRANGEMENT

        Section 1.01  Interim Order. As soon as practicable following the execution of this Agreement, but in any event not later than August 31, 2005, the Company shall apply to the Court pursuant to section 192 of the CBCA for the Interim Order providing for, among other things, the calling and holding of the Meeting for the purpose of obtaining the approval of the Shareholders set forth in Section 1.05 and the granting of Dissent Rights.

        Section 1.02  Final Order. If the Interim Order and the approval of Shareholders set forth in Section 1.05 are obtained, the Company shall promptly thereafter take all steps necessary or desirable to submit the Arrangement to the Court and apply for the Final Order in accordance with Section 5.01(e).

        Section 1.03  Articles of Arrangement and Effective Date. As soon as practicable following receipt of the Final Order, the Company shall file, pursuant to section 192(6) of the CBCA, articles of arrangement to give effect to the Arrangement in accordance with Section 5.01(f) and implement the Plan of Arrangement. The steps of the Arrangement shall become effective in the order set out in the Plan of Arrangement.

        Section 1.04   Meeting. Subject to receipt of the Interim Order:

        (a)     the Company shall, by no later than September 15, 2005 (the “Mailing Deadline”): (i) prepare the Information Circular in form and substance satisfactory to Parent and Subco and will provide Parent and Subco with a reasonable opportunity to review and comment on drafts of the Information Circular and will take account of such comments; (ii) file the Information Circular in all jurisdictions where the same is required to be filed by it; and (iii) mail the Information Circular to Securityholders in accordance with the Interim Order and applicable Law;

        (b)     the Meeting shall be held as soon as reasonably practicable following the Interim Order, having regard to applicable Laws including National Instrument 54-101 of the Canadian Securities Authorities, but in any event not later than October 7, 2005 (the “Meeting Deadline”), and shall be held on a Business Day to be agreed upon by the Parties; and

        (c)     the Company shall, subject to Section 5.04, (i) through the Company’s Board of Directors, recommend that Shareholders vote in favor of the Arrangement Resolution and include such recommendation in the Information Circular; (ii) use its reasonable best efforts to secure the approval of the Arrangement Resolution by Shareholders as provided in Section 2.05; and (iii) solicit proxies from Shareholders to be voted at the Meeting in favor of the Arrangement Resolution.

        Section 1.05  Securityholder Approval. The Arrangement Resolution shall be subject to the approval of two-thirds of the votes cast by or on behalf of those Shareholders present or represented by proxy at the Meeting.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as disclosed in a separate disclosure schedule referring to the Sections contained in this Agreement, which has been delivered by the Company to Parent and Subco prior to the execution of this Agreement (the “Disclosure Schedule”), the Company hereby represents and warrants to Parent and Subco that:

        Section 2.01  Organization and Qualification. Except as set forth in Section 2.01 of the Disclosure Schedule, each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite organizational power and authority and all necessary governmental approvals to own, lease and operate the properties and assets it currently owns, operates or holds under lease and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect. The term “Company Material Adverse Effect” means, when used in connection with the Company, any change, effect, event, occurrence, condition or development that is or is reasonably likely to be materially adverse to (i) the business, assets, liabilities, properties, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement; provided, however, that a change in the trading price or the trading volume of the Company’s equity securities shall not in and of themselves, either alone or in combination, constitute a Company Material Adverse Effect; provided further, that a Company Material Adverse Effect shall not include the impact attributable to (a) any change in US GAAP or Canadian GAAP made after the date hereof, (b) any act or omission of the Company made with the prior written consent of Parent or Subco where the Company has provided full disclosure of such act or omission, (c) any change in general economic conditions or in the industry in which the Company is engaged in business to the extent that such change does not disproportionately affect the Company or its Subsidiaries, or (d) any change or effects arising out of the announcement of the Transactions or the consummation of the Transactions.

        Section 2.02  Organizational Documents. The Company has heretofore furnished to Parent and Subco complete and correct copies of its and each of its Subsidiaries’constating documents (collectively, the “Organizational Documents”), each as amended to the date hereof. Except as set forth in Section 2.02 of the Disclosure Schedule, the Organizational Documents are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation in any material respect of any provision of its Organizational Documents.

        Section 2.03  Capitalization. The authorized capital of the Company consists of an unlimited number of Company Common Shares. There are 8,415,466 Company Common Shares and Company Stock Options to purchase 1,074,334 Company Common Shares that are issued and outstanding as of the date hereof. All outstanding Company Common Shares have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares in the capital of the Company. Section 2.03 of the Disclosure Schedule identifies and describes the number of Company Common Shares to be received upon exercise (and the holder and the exercise price thereof) of each Company Stock Option. Except for the Company Stock Options and except as set forth on Section 2.03 of the Disclosure Schedule, there are no existing options, warrants, convertible securities, calls, subscriptions, or other rights or other agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, contingently or otherwise, any shares in the capital of the Company or any other securities convertible into or evidencing the right to subscribe for any such shares. Except as set forth on Section 2.03 of the Disclosure Schedule, there are no outstanding stock appreciation rights or similar phantom equity securities issued by the Company with respect to the capital of the Company. All outstanding Company Common Shares and all outstanding Company Stock Options have been issued and granted in compliance with all applicable Securities Laws and other Laws.

        Section 2.04  Subsidiaries. Except as set forth in Section 2.04 of the Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity. Except as set forth in Section 2.04 of the Disclosure Schedule, all outstanding shares of stock (or other interest of equity ownership) of each Subsidiary of the Company have been duly authorized and validly issued and, if applicable, are fully paid and non-assessable, and are owned, directly or indirectly, by the Company free and clear of any Liens, and there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, obligating any Subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of such Subsidiary or any securities or obligations convertible or exchangeable for such shares or to grant, extend or enter into any such option, warrants, convertible security, call, right, commitment, preemptive right or agreement.

        Section 2.05   Authority Relative to this Agreement.

        (a)     The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than (x) the approval of the Arrangement Resolution by the Shareholders as contemplated herein and (y) the approval of the Information Circular by the Company’s Board of Directors). This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

        (b)     Except as may be required by the Court, the affirmative vote of the Shareholders holding two-thirds of the Company Common Shares represented at the Meeting is the only vote of the holders of any class or series of capital stock of the Company or any of its Subsidiaries required to approve this Agreement or any of the Transactions. No other vote of the Securityholders or directors of the Company or any of its Subsidiaries is required by Law, the Organizational Documents of the Company or any of its Subsidiaries or otherwise in order for the Company to consummate the Transactions.

        (c)     The Company has not adopted a shareholder rights plan or any similar plan or instrument that is in effect on the date hereof.

        Section 2.06   No Conflict; Required Filings and Consents.

        (a)     The execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the Transactions will not, (i) conflict with or violate the Organizational Documents of the Company or any of its Subsidiaries, (ii) conflict with or violate any United States (federal, state or local), Canadian (federal, provincial or local) or foreign law, rule, regulation, order, judgment, decree or common law (collectively, “Laws”) applicable to the Company or any of its Subsidiaries or by which any of its properties or assets is bound or affected, except for such conflicts or violations that, individually or in the aggregate, would not have a Company Material Adverse Effect or (iii) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound or affected, except as disclosed in Section 2.06 of the Disclosure Schedule and except for any such violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not have a Company Material Adverse Effect or will not prevent or delay the consummation of the Transactions.

        (b)     Except as disclosed in Section 2.06 of the Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or subdivision thereof, or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational, except (i) for the Interim Order and the Final Order, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not have a Company Material Adverse Effect.

        Section 2.07   Reports; Financial Statements.

        (a)     Except as set forth in Section 2.07 of the Disclosure Schedule, all forms, reports, schedules, prospectuses, circulars, statements and other documents (together with any amendments thereto) filed by it with any of the Canadian Securities Authorities, the SEC, TSX

and Nasdaq since December 31, 2003 and any correspondence related thereto (such forms, reports, schedules, prospectuses, circulars, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the “Company Documents”), at the time filed (and if amended or superseded by a filing prior to the date of this Agreement then, on the date of such filing), (i) did not contain any misrepresentation of a material fact (as defined in applicable Securities Laws), did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the requirements of applicable Securities Laws. The Company has not filed any confidential material change report with the Canadian Securities Authorities, the SEC or any other securities authority or regulator or any stock exchange or other self-regulatory authority which as of the date hereof remains confidential. None of Company’s Subsidiaries is required to file any reports or other documents with any of the Canadian Securities Authorities, the SEC, TSX or Nasdaq.

        (b)     The annual audited consolidated financial statements and the quarterly unaudited consolidated financial statements of Company, including the notes thereto, included in the Company Documents (the “Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements in Canada and the U.S. and with the published rules and regulations of applicable Governmental Authorities, the Canadian Securities Authorities, the SEC, TSX and Nasdaq with respect thereto as of their respective dates, and (with respect to the Company Financial Statements contained in documents filed in Canada prior to the Accounting Changeover) have been prepared in accordance with generally accepted accounting principles of Canada applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto) (“Canadian GAAP”) and (with respect to the Company Financial Statements contained in documents filed in the United States) in accordance with generally accepted accounting principles of the U.S. applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto) (“US GAAP”) (it being acknowledged and agreed that the Company has commenced filing in Canada financial statements prepared in accordance with US GAAP effective the beginning of the fiscal year ending December 31, 2004, in accordance with Canadian Securities Administrators’ National Instrument 52-107 (the “Accounting Changeover”)). The Company Financial Statements present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Company and its Subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and the absence of footnotes thereto) and reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of Company and its Subsidiaries on a consolidated basis. Since December 31, 2003, there has been no change in Company’s accounting policies, except as described in the notes to the Company Financial Statements or except as set forth in Section 2.07 of the Disclosure Schedule.

        (c)     The books and records of the Company and its Subsidiaries, in all material respects, (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) state in reasonable detail the material transactions and dispositions of the assets of Company and its Subsidiaries and (iii) accurately and fairly reflect the basis for the Company Financial Statements. The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; and (ii) transactions are recorded as necessary (A) to permit preparation of consolidated financial statements in conformity with Canadian GAAP and US GAAP and (B) to maintain accountability of the assets of the Company and its Subsidiaries.

        (d)     Since July 31, 2002, the Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s auditors and the audit committee of the Company’s Board of Directors (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii)  any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting, and the Company has provided to Parent copies of any written materials relating to the foregoing and disclosed the foregoing in Section 2.07 of the Disclosure Schedule. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and such disclosure controls and procedures are effective in alerting the Company’s principal executive officer and its principal financial officer in a timely manner of all material information required to be included in the Company’s periodic reports required under the Exchange Act. There are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. Since the enactment of the Sarbanes-Oxley Act of 2002, neither the Company nor any of its Subsidiaries has made any loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any of its Subsidiaries.

        (e)     The Company does not hold assets located in the United States (other than investment assets, voting or nonvoting securities of another person, and assets included pursuant to Section 801.40(d)(2) of the HSR Act) having a total value of over $50,000,000, and Company has not made aggregate sales in or into the United States of over $50,000,000 in its most recent fiscal year, all within the meaning of the HSR Act.

        Section 2.08   Material Adverse Effect; Undisclosed Liabilities.

        (a)     Since December 31, 2004, there has not been any Company Material Adverse Effect, or any event, condition or development which is reasonably likely to result in a Company Material Adverse Effect.

        (b)     Neither the Company nor any of its Subsidiaries has any liabilities or obligations (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including any liability for Taxes) other than such liabilities or obligations (i) disclosed in Section 2.08 of the Disclosure Schedule, (ii) that have been specifically disclosed or provided for in the most recent audited consolidated balance sheet, including the notes thereto, of the Company filed with the SEC, (iii) that have been incurred in the ordinary course of business consistent with past practice since the date of the most recent audited consolidated balance sheet of the Company filed with the SEC, or (iv) that are not required by Canadian GAAP or US GAAP to have been included in the Company’s consolidated balance sheet.

        (c)     Except as set forth in Section 2.08 of the Disclosure Schedule, none of the Company or its Subsidiaries has any outstanding Indebtedness.

        Section 2.09  Absence of Certain Changes or Events. Except as disclosed in Section 2.09 of the Disclosure Schedule or as expressly contemplated by this Agreement, since December 31, 2004, neither the Company nor any of its Subsidiaries has, directly or indirectly:

        (a)     redeemed, purchased, otherwise acquired, or agreed to redeem, purchase or otherwise acquire, any shares of its capital stock, or declared, set aside or paid any dividend or otherwise made a distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (other than between the Company and a wholly-owned Subsidiary thereof);

        (b)     authorized for issuance, issued, sold, delivered, granted or issued any options, warrants, calls, subscriptions or other rights for, or otherwise agreed or committed to issue, sell, deliver or grant any shares of any class of its capital stock or any securities convertible into or exchangeable or exercisable for shares of any class of its capital stock, other than pursuant to and in accordance with (i) the Company Stock Option Plans or the Stock Purchase Plans or (ii) as listed in Section 2.03 of the Disclosure Schedule;

        (c)     except in the ordinary course of business consistent with past practice, (i) created or incurred any Indebtedness, (ii) assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, made any loans or advances to any other individual, firm or corporation, (iii) entered into any commitment or transaction material to the Company and its Subsidiaries, taken as a whole, (iv) incurred any material liabilities outside the ordinary course of business consistent with past practice or (v) subjected any asset to any Lien;

        (d)     other than the Accounting Changeover, instituted any material change in its accounting methods, principles or practices except as required by US GAAP;

        (e)     revalued any of its respective assets in any material respect, including without limitation, writing down the value of inventory or writing off notes or accounts receivables, except for amounts previously reserved as reflected in the December 31, 2004 balance sheet;

        (f)     suffered any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually or in the aggregate, have a Company Material Adverse Effect;

        (g)     granted any increase in the base compensation of, or made any other material change in the employment terms for, any of its directors, officers and employees, except for increases or changes reflecting or based upon changed responsibilities or duties made in the ordinary course of business consistent with past practice and ordinary annual adjustments not to exceed 10% of the base compensation of such director, officer or employee prior to such adjustment;

        (h)     adopted, modified or terminated any bonus, profit-sharing, incentive, severance or other plan or contract for the benefit of any of its directors, officers and employees other than changes which do not materially increase the aggregate cost of such plan or contract;

        (i)     except for provision of services or sales in the ordinary course of business consistent with past practice, sold, leased, licensed, assigned, transferred, conveyed or otherwise disposed of any of its assets or property having a book or market value in excess of $50,000;

        (j)     entered into any new line of business, or, except for transactions in the ordinary course of business consistent with past practices, incurred or committed to incur any capital expenditures, obligations or liabilities in connection therewith in excess of $50,000 in the aggregate;

        (k)     acquired or agreed to acquire by merging or consolidating with, or agreed to acquire by purchasing a substantial portion of the assets of, or in any other manner, any business of any other Person;

        (l)     made any cancellation or waiver of (i) any right material to the operation of the business of the Company or any of its Subsidiaries or (ii) any material debts or claims of the Company or a Subsidiary;

        (m)     made any disposition (including any license) of, or abandoned or failed to maintain or enforce any material Intellectual Property Rights owned or used by the Company or any of its Subsidiaries;

        (n)     except in the ordinary course of business consistent with past practices, entered into any agreement, arrangement or transaction with any Affiliate of the Company; or

        (o)     agreed to (i) do any of the things described in the preceding clauses (a) through (n) or (ii) take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Article II untrue or incorrect.

        Section 2.10  Absence of Litigation. Except as disclosed in Section 2.10 of the Disclosure Schedule, there is no claim, action, proceeding or investigation pending or, to the Company’s Knowledge, threatened against the Company, any of its Subsidiaries, or any of its properties or assets, before any court, arbitrator or Governmental Authority, which, if adversely determined, could result in, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay the consummation of the Transactions. Except as disclosed in Section 2.10 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries nor any of their respective properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award.

        Section 2.11  Opinion of Financial Advisor. The Company has received the opinion, dated as of the date hereof, of CIBC World Markets Inc. (the “Company Financial Advisor”) to the effect that, as of the date thereof, and subject to the qualifications and limitations set forth therein, the consideration to be received under the Arrangement by the Shareholders is fair from a financial point of view to the Shareholders and such opinion has not been withdrawn, amended or modified in any way.

        Section 2.12  Brokers. No broker, finder or investment banker (other than the Company Financial Advisor and Bear Stearns & Co. Inc.) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent and Subco a complete and correct copy of all agreements between the Company and the Company Financial Advisor and between the Company and Bear Stearns & Co. Inc. pursuant to which such firms would be entitled to any payment relating to the Transactions, and there have been no amendments to such agreements.

        Section 2.13  Information Circular. None of the Information Circular or the other documents to be filed with the Canadian Securities Authorities or other Governmental Authorities in connection with the Transactions (the “Other Filings”) (other than information supplied or to be supplied by or on behalf of Parent or Subco in writing specifically for inclusion therein), at the respective time filed with the Canadian Securities Authorities or such other Governmental Authority, and, in addition, in the case of the Information Circular, at the date it is first mailed to the Securityholders or at the time of the Meeting, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Circular (except for those portions relating to Parent or Subco) at the time of the mailing thereof to the Securityholders will comply as to form in all material respects with the provisions of the applicable Securities Laws.

        Section 2.14   Environmental Matters.

        (a)     Each of the Company and its Subsidiaries has complied, and is in compliance, in all material respects with all Environmental and Safety Laws, which compliance has included obtaining and complying with all Permits required pursuant to Environmental and Safety Laws for its occupation of the facilities and the operation of its business.

        (b)     Neither the Company nor any of its Subsidiaries has received any notice from any Governmental Authority or any other Person alleging that the Company or such Subsidiary has liability under or has violated any Environmental and Safety Law.

        (c)     Neither the Company nor any of its Subsidiaries, nor any of their respective predecessors or affiliates has treated, stored, disposed of, arranged for the disposal of, transported, handled or released, or exposed any Person to, any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) so as to give rise to any current or future liabilities or investigative, corrective or remedial obligations, pursuant to any Environmental and Safety Law.

        (d)     The Company and its Subsidiaries have furnished to Parent and Subco all environmental reports, audits, assessments and other documents materially bearing on environmental, health or safety liabilities relating to their past or present facilities or operations which are in their possession or under their reasonable control.

        Section 2.15   Real Property.

        (a)     Section 2.15 of the Disclosure Schedule identifies by street address each of the Leased Premises and sets forth a complete list of all Leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for such Leased Premises. All of the Leased Premises are leased to the Company or any of its Subsidiaries pursuant to written leases and true and complete copies of each document and each other agreement relating to the Leases have been made available to Subco. Except as disclosed in Section 2.15 of the Disclosure Schedule with respect to each Lease: (i) the Company or any of its Subsidiaries, as applicable, has a good and valid leasehold interest in and to all of the Leased Premises under such Lease, and, to the Company’s Knowledge, such leasehold interest is subject to no Liens; (ii) each Lease is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and neither the Company nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in such Lease; (iii) there exists no breach or default by the Company, any of its Subsidiaries or other party to such Lease or condition which, with the giving of notice, the passage of time or both, could become a breach or default under such Lease; and (iv) no consent, waiver, approval or authorization is required from the landlord under such Lease as a result of the execution of this Agreement or the consummation of the Transactions.

        (b)     The Leased Premises constitute all of the real property owned, leased, occupied or otherwise utilized or intended to be utilized in connection with the business of the Company or any of its Subsidiaries as currently conducted. The Leased Premises are in good condition and repair (subject to normal wear and tear) and are sufficient and appropriate for the conduct of business by the Company and its Subsidiaries. To the Company’s Knowledge, (i) all permits, licenses and other approvals required to be obtained by the Company or any of its Subsidiaries that are necessary to the current occupancy and use of the Leased Premises have been obtained, are in full force and effect and have not been violated by the Company or any of its Subsidiaries and (ii) there exists no material violation by the Company or any of its Subsidiaries of any covenant, condition, restriction, easement, agreement or order affecting any portion of the Leased Premises. All facilities located on the Leased Premises are supplied with adequate utilities and other services necessary for the conduct of the Company’s business as currently conducted. There is no pending or, to the Company’s Knowledge, threatened condemnation proceeding, or lawsuit or administrative action affecting any portion of the Leased Premises to which the Company or any of its Subsidiaries is a named party.

        Section 2.16   Personal Property.

        (a)     Each of the Company and its Subsidiaries has good title to all material personal property of any kind or nature which the Company or any of its Subsidiaries purports to own, free and clear of all Liens, except for (i) Liens disclosed on Section 2.16 of the Disclosure Schedule, (ii) Liens for non-delinquent Taxes and non-delinquent statutory liens arising other than by reason of default, (iii) statutory Liens of landlords or Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due and (iv) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance and other types of social security. The Company and its Subsidiaries, as lessees, have the right under valid and subsisting leases to use, possess and control all personal property leased by and material to the Company or any of its Subsidiaries as now used, possessed and controlled by the Company or any of its Subsidiaries, as applicable.

        (b)     All machinery, equipment and other tangible assets currently being used by the Company or any of its Subsidiaries which are owned or leased by the Company or any of its Subsidiaries and material to the business of the Company or any of its Subsidiaries are in good operating condition, maintenance and repair, ordinary wear and tear excepted, are usable in the ordinary course of business and are reasonably adequate and suitable for the uses to which they are being put.

        Section 2.17  Contracts. Section 2.17 of the Disclosure Schedule is a complete list (organized by reference to the applicable clauses (i) through (xiii) below) of all agreements of the Company or any of its Subsidiaries that are currently in effect (except for those set forth in clause (x) below) and that are (i) leases, sales contracts and other agreements with respect to any property, real or personal, of the Company or any of its Subsidiaries which provide for the receipt or expenditure by the Company or any of its Subsidiaries after June 30, 2005 of more than $150,000; (ii) contracts or commitments for capital expenditures or acquisitions in excess of $150,000 for one project or set of related projects; (iii) guarantees of third party obligations; (iv) agreements (including settlement, co-existence, non-competition or standstill agreements) which restrict the kinds of businesses in which the Company or any of its Subsidiaries may engage or the geographical area in which any of them may conduct their business; (v) indentures, mortgages, loan agreements or other agreements relating to the borrowing of money by the Company or any of its Subsidiaries, the granting of Liens or lines of credit by the Company or any of its Subsidiaries, in each case, involving an amount in excess of $150,000; (vi) collective bargaining agreements or agreement with any labor council; (vii) material licenses, agreements, assignments or contracts (whether as licensor or licensee, assignor or assignee) relating to any Intellectual Property Rights; (viii) brokerage or finder’s agreements; (ix) joint venture agreements, partnership agreements, development or similar agreements; (x) stock purchase agreements, asset purchase agreements or other acquisition or divestiture agreements executed within the last five years, in each case, involving an amount in excess of $150,000; (xi) employment, consulting or management agreements; (xii) agreements with any Governmental Authority or (xiii) agreements or other arrangements with any director or executive officer of the Company or its Affiliates (other than customary at will employment arrangements) (all items required to be disclosed in Section 2.17 of the Disclosure Schedule being hereinafter referred to as “Contracts”). True and correct copies of all the Contracts have been made available to Parent and Subco. Except as disclosed in Section 2.17 of the Disclosure Schedule, (a) all Contracts are valid and subsisting and in full force and effect, (b) each of the Company and its Subsidiaries has duly performed its respective obligations thereunder in all material respects to the extent such obligations have accrued, (c) neither the Company nor any of its Subsidiaries is in breach or default in any material respect under any Contract and (d) to the Company’s Knowledge, no other party to any Contract is in breach or default in any material respect under such Contract. Except as disclosed in Section 2.17 of the Disclosure Schedule, no approval or consent of any Person is needed in order that any Contract that is material to the business of the Company or its Subsidiaries continue in full force and effect following the consummation of the Transactions.

        Section 2.18  Insurance Policies. Section 2.18 of the Disclosure Schedule is a complete list of all insurance policies of the Company and each of its Subsidiaries. The Company has made available to Parent and Subco true and correct copies of all such insurance policies, and each such policy is in full force and effect. No written notice of cancellation or termination has been received by the Company or any of its Subsidiaries with respect to any such policy. To the Company’s Knowledge, there are no pending claims against such insurance by the Company or any of its Subsidiaries as to which the insurers have denied coverage or otherwise reserved rights. Such insurance policies are of the type and in amounts which the Company believes are reasonably appropriate for the Company and its Subsidiaries to conduct its business and are in amounts sufficient to meet the requirements under the terms of the Leases and the Contracts.

        Section 2.19  Compliance with Laws. Neither the Company nor any of its Subsidiaries is in violation of or has violated or failed to comply with any Law applicable to its business, Leased Premises or operations, except for violations and failures to comply that would not, individually or in the aggregate, have a Company Material Adverse Effect.

        Section 2.20   Tax Matters.

        (a)     The Company and each of its Subsidiaries have timely filed all material Tax Returns that they were required to file prior to the date hereof. All such Tax Returns were correct and complete in all material respects. All material Taxes due and payable by the Company and each of its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Company or any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return or pay any Taxes. Except as set forth in Section 2.20 of the Disclosure Schedule, no claim has ever been made by an authority in a jurisdiction where any of the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction.

        (b)     Except as set forth in Section 2.20 of the Disclosure Schedule, the Company and each Subsidiary of the Company have collected and withheld all amounts required to be collected or withheld by it on account of Taxes or otherwise and has remitted the same to the appropriate Governmental Authority in the manner and within the time required by applicable Law.

        (c)     Except as set forth in Section 2.20 of the Disclosure Schedule, there are no actions, suits, proceedings, investigations, disputes or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary concerning any Tax liability of any of the Company or any Subsidiary of the Company or any matters under discussion with any Governmental Authority relating to Taxes asserted by any such authority. The Company has delivered to Parent and Subco correct and complete copies of all material income Tax Returns, examination reports, notices of assessment or reassessment, notices of determination of loss and statements of deficiencies assessed against or agreed to by any of the Company or any Subsidiary of the Company since December 31, 2002.

        (d)     Neither the Company nor any Subsidiary of the Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax filing, assessment, reassessment or deficiency.

        (e)     Except as set forth in Section 2.20 of the Disclosure Schedule, neither the Company nor any Subsidiary of the Company has any liability for the Taxes of any Person other than the Company and the Subsidiaries of the Company (i) under Treas. Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

        (f)     Except as set forth in Section 2.20 of the Disclosure Schedule, neither the Company nor any Subsidiary of the Company owns an interest in an entity either treated as a partnership or whose separate existence is ignored for federal income tax purposes.

        (g)     No Person has been granted a power of attorney that is currently in force with respect to any Tax matter.

        (h)     Neither the Company nor any Subsidiary is a party to any tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make payments on or after the Effective Date.

        (i)     The charges, accruals and reserves for material amounts of Taxes with respect to Company and its Subsidiaries reflected on the Company Financial Statements of Company and its Subsidiaries (whether or not due and whether or not shown on any Tax Return but excluding any provision for deferred income Taxes) are adequate to cover such Taxes, other than any liability for unpaid Taxes that may have accrued since the last date of such Company Financial Statements in connection with the operation of its business in the ordinary course, consistent with past practice.

        (j)     To the Company’s Knowledge, except for limitations placed on tax attributes (including net operating losses), the consummation of the Transactions will not in and of themselves (i) cause any Tax to become payable by the Company or any of its Subsidiaries or (ii) have any adverse effect on the continued validity and effectiveness of any material Tax exemption, Tax holiday or other Tax reduction agreement or order applying to the Company or any of its Subsidiaries.

        Section 2.21  Change of Control Provisions. Except as disclosed on Section 2.21 of the Disclosure Schedule, none of the arrangements, agreements or understandings listed in the Disclosure Schedule and none of the Company’s employee benefit plans, programs or arrangements contains any provision that would create any liability or obligation of the Company as the result of a change of control of the Companyor that will create any liability or obligation of the Company as a result of the consummation of the Transactions (or as a result of termination following such change of control or consummation).

        Section 2.22   Employees.

        (a)     To the Company’s Knowledge, no employee of the Company or any of its Subsidiaries set forth on Section 2.22 of the Disclosure Schedule has any plans to terminate employment with the Company.

        (b)     The Company and each of its Subsidiaries has complied in all material respects with all Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining, and does not have any labor relations problems (including, without limitation, threatened or actual strikes or work stoppages or material grievances) other than such problems that would not have a Company Material Adverse Effect. The Company and its Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act (the “WARN Act”), and no fact or event exists that could give rise to liability under the WARN Act. Each of Company and its Subsidiaries has withheld, reported and remitted all amounts required by Law or by agreement to be withheld, reported and remitted with respect to wages, salaries and other payments to its employees.

        Section 2.23  Permits. Each of the Company and its Subsidiaries has all Permits, except for those Permits that the failure to have would not, individually or in the aggregate, have a Company Material Adverse Effect. Section 2.23 of the Disclosure Schedule contains a complete list of all material Permits (each a “Material Permit”), other than any Permits with respect to state or local sales, use or other Taxes or business or occupational licenses. To the Company’s Knowledge, all of the Material Permits are in full force and effect. No outstanding notice of cancellation or termination has been delivered to the Company or any of its Subsidiaries in writing in connection with any such Material Permit nor, to the Company’s Knowledge, has any such cancellation or termination been threatened. To the Company’s Knowledge, no application, action or proceeding for the modification of any such Material Permits is pending or threatened that may result in the revocation, modification, nonrenewal or suspension of any Material Permits. The Company and each of its Subsidiaries has filed when due all documents required to be filed with any Governmental Authority in connection with such Material Permits and, at the time of the filing thereof, all such filings were accurate and complete in all material respects. All Material Permits shall continue to be effective and any required renewals thereof shall be available in order for the Company and each of its Subsidiaries to continue to conduct their respective businesses as they are currently being conducted and in accordance with the existing plans of the Company and its Subsidiaries.

        Section 2.24   Employee Benefit Plans.

        (a)     Section 2.24 of the Disclosure Schedule contains a complete and correct list of each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or other employee benefit plan and each other benefit plan, program, policy, practice, arrangement or contract (whether group or individual) maintained, sponsored, contributed or required to be contributed to by the Company or with respect to which the Company has any liability or potential liability. For purposes of this Section 2.24 only, “Company” shall be deemed to include the Subsidiaries and any entity required to be aggregated with the “Company” under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time. Each item listed in Section 2.24 of the Disclosure Schedule is a “Benefit Plan.”

        (b)     Each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a determination from the Internal Revenue Service (the “IRS”) that such Benefit Plan is qualified under Section 401(a) of the Code, and nothing has occurred since the date of such determination that would reasonably be expected to adversely affect the qualification of such Benefit Plan. Each such Benefit Plan has been timely amended to comply with the requirements of the legislation commonly known as “GUST” and “EGTRRA” and has filed for a determination letter from the IRS covering the GUST requirements within the remedial amendment period prescribed by GUST, except for a Benefit Plan that is maintained on a prototype plan document, which is the subject of a favorable opinion from the IRS on the form of such plan.

        (c)     Neither the Company nor any Subsidiary has any liability or potential liability (including, but not limited to, withdrawal liability) with respect to (i) any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) that is or was subject to Section 302 of Title I of ERISA, Title IV of ERISA or Section 412 of the Code, or (ii) any “multiemployer plan” (as such term is defined in Section 3(37) of ERISA).

        (d)     Except as disclosed on Section 2.24 of the Disclosure Schedule, none of the Benefit Plans obligates the Company or its Subsidiaries to pay any separation, severance, termination or similar benefit to any director, officer or employee of the Company or any of its Subsidiaries upon termination or as a result of the consummation of the Transactions or as a result of a change in control or ownership within the meaning of Section 280G of the Code.

        (e)     Except as disclosed on Section 2.24 of the Disclosure Schedule, each Benefit Plan and any related trust, insurance contract or fund has been maintained, funded and administered in compliance in all material respects with its respective terms and in compliance in all material respects with all applicable Laws, including, but not limited to, ERISA and the Code.

        (f)     The Company has complied with the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state law (“COBRA”) in all material respects; and the Company has no obligation under any Benefit Plan or otherwise to provide health or life insurance benefits or other welfare-type benefits to former employees of the Company or any other Person, except as specifically required by COBRA.

        (g)     With respect to each Benefit Plan, the Company has provided to Parent and Subco true, complete and correct copies of (to the extent applicable) (i) all documents pursuant to which the Benefit Plan is maintained, funded and administered, (ii) the most recent annual reports filed with the relevant Governmental Authorities (with applicable attachments), (iii) the most recent financial statement, (iv) the most recent summary plan description provided to participants, (v) the most recent determination letter received from the IRS, (vi) all related trust agreements, insurance contracts and other funding arrangements that implement each Benefit Plan and (vii) the actuarial valuations, if any, prepared for each Benefit Plan during the past three (3) years.

        (h)     With respect to each Benefit Plan, all required or recommended payments, premiums, contributions, distributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of the Effective Date shall have been made or properly accrued on the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2004. None of the Benefit Plans has any material unfunded liabilities.

        (i)     There have been no “prohibited transactions” (as defined in Section 406 of ERISA and Section 4975 of the Code) with respect to any Benefit Plan. No “fiduciary” (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Benefit Plan. No action, audit, suit, proceeding, claim, hearing or investigation with respect to the administration or the investment of the assets of any Benefit Plan (other than routine claims for benefits) is pending or, to the Company’s Knowledge, threatened, and, to the Company’s Knowledge, there is no basis for any such action, audit, suit, proceeding, claim, hearing or investigation.

        (j)     No notice has been received by the Company or any Subsidiary of any complaints or other proceeding of any kind involving the Company or any Subsidiary or, to the Company’s Knowledge, any of the employees of the Company before any pension board or committee relating to any Benefit Plan.

        (k)     All material reports, returns and similar documents (including applications for approval of contributions) with respect to any Benefit Plan required to be filed with any Governmental Authority or distributed to any Benefit Plan participant have been duly filed in a timely manner or distributed.

        (l)     No step has been taken, no event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any Benefit Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable Laws refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any material taxes, fees, penalties or levies under applicable Laws.

        (m)     Each Benefit Plan that is maintained for the benefit of employees located outside of the United States and Canada (each, an “International Plan”) has been maintained, funded and administered in accordance with applicable local Laws. There are no unfunded liabilities associated with any International Plan.

        Section 2.25   Intellectual Property Rights.

        (a)     Section 2.25(a) of the Disclosure Schedule sets forth a complete and correct list (including particulars of registration or application for registration) of all: (i) patented or registered Intellectual Property Rights and pending patent applications and other applications for registration of Intellectual Property Rights owned or filed by or on behalf of the Company or any of its Subsidiaries; (ii) all trade names and unregistered trademarks and service marks owned or used by the Company or any of its Subsidiaries and material to the conduct of its business; (iii) all computer software owned or used by the Company or any of its Subsidiaries (other than off-the-shelf software purchased or licensed for less than a total cost of $10,000); and (iv) all material licenses or similar agreements or arrangements for Intellectual Property Rights to which the Company or any of its Subsidiaries is a party (either as a licensor or licensee).

        (b)     Except as disclosed in Section 2.25(b) of the Disclosure Schedule: (i) the Company and each of its Subsidiaries owns and possesses all right, title and interest in and to, or has a valid and enforceable license (and such license is set forth in Section 2.25(a) of the Disclosure Schedule) to use in a manner consistent with past practice, all of the Intellectual Property Rights necessary or used for the operation of its business as currently conducted, free and clear of all Liens; (ii) the Company and its Subsidiaries are not a party to or bound by any Contract or any other obligation that limits their ability to sell, transfer, license, assign, convey, or use any material Intellectual Property Rights owned by the Company or its Subsidiaries; (iii) all Intellectual Property Rights owned or used by the Company or any of its Subsidiaries in the operation of its business as of the date hereof will be owned or available for use by the Company or its Subsidiaries, as applicable, on identical terms and conditions immediately following the Closing; (iv) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property Rights owned or used by the Company or any of its Subsidiaries has been made within the past six (6) years, is currently outstanding or, to the Knowledge of the Company, is threatened, and to the Company’s Knowledge, there are no grounds for the same; (v) to the Company’s Knowledge, no loss or expiration of any material Intellectual Property Right owned or used by the Company or any of its Subsidiaries is threatened, pending or reasonably foreseeable; (vi) neither the Company nor any of its Subsidiaries has received any written notices of, and, to the Company’s Knowledge, there is no, infringement or misappropriation by, or conflict with, any third party with respect to any Intellectual Property Right owned or used by the Company or any of its Subsidiaries (including any demand or request that the Company or any of its Subsidiaries license any rights from a third party); (vii) neither the Company nor any of its Subsidiaries, to the Company’s Knowledge, has infringed, misappropriated or otherwise conflicted with any Intellectual Property Rights or other rights of any third parties and, to the Company’s Knowledge, there is no infringement, misappropriation or conflict which will occur as a result of the continued operation of the business of the Company and each of its Subsidiaries as currently conducted and as currently proposed to be conducted; (viii) to the Company’s Knowledge, no third party has infringed, misappropriated or conflicted with any of the material Intellectual Property Rights of the Company or any of its Subsidiaries; (ix) neither the Company nor any of its Subsidiaries has developed or produced, or is presently developing or producing, any software or Intellectual Property (other than software sold or to be sold by the Company or any of its Subsidiaries in the ordinary course of business) on behalf of any Person other than the Company or any of its Subsidiaries and (x) the Company and each of its Subsidiaries have taken all necessary steps to protect, maintain and safeguard the material Intellectual Property Rights owned or used by it.

        (c)     Except as disclosed in Section 2.25(c) of the Disclosure Schedule, each current and former employee of or consultant to the Company or any Subsidiary has executed an agreement with the Company or such Subsidiary (i) requiring such employee or consultant to maintain the confidentiality of the Company’s and/or such Subsidiary’s trade secrets and other proprietary information and (ii) acknowledging that all work, research or development produced or created by such employee or consultant shall be the sole and exclusive property of the Company and/or such Subsidiary. No current or former employee of, or consultant to, the Company or any Subsidiary owns in his/her own name, or has any other right, title or interest in or to, any material Intellectual Property Rights created or developed by such employee or consultant in the course of his/her relationship with the Company or such Subsidiary and relating to the business of the Company or such Subsidiary, and all such Intellectual Property Rights created or developed by such employee or consultant were properly assigned to the Company or such Subsidiary.

        (d)     The computer systems, including the software, hardware, networks and interfaces, used by the Company and each of its Subsidiaries in the conduct of its business are sufficient for the immediate and future needs of the Company and each of its Subsidiaries, as currently contemplated, including as to capacity and ability to process current and anticipated peak volumes in a timely manner.

        (e)     The software included in the Intellectual Property Rights owned or used by the Company or its Subsidiaries (collectively, the “Company Software”) is not subject to any “copyleft” or other obligation or condition (including any obligation or condition under any “open source” license such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License) that could (i) require, or condition the use or distribution of such software, on the disclosure, licensing, or distribution of any source code for any portion of such software or (ii) otherwise impose any limitation, restriction, or condition on the right or ability of the Company or any of its Subsidiaries to use, license or distribute any software. No event has occurred, and no circumstance or condition exists (including the consummation of the Transactions), that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license, or disclosure of the source code for any Company Software to any third party.

        Section 2.26   Customers and Suppliers.

        (a)     Section 2.26 of the Disclosure Schedule sets forth the names of the customers with sales in excess of $500,000 and its suppliers with disbursements in excess of $250,000 for the 12-month period ended December 31, 2004, in each case for the Company and its Subsidiaries on a consolidated basis. Since December 31, 2004, there has been no termination or cancellation of, and no modification or change that is materially adverse to the Company or any of its Subsidiaries in, the business relationship of the Company or any of the Subsidiaries with (i) any such customer or (ii) any such supplier.

        (b)     To the Company’s Knowledge, other than as may be caused by any action or inaction by the Company, Parent or Subco after the Effective Date, there is no reason to believe that the benefits of any relationship with any customer or supplier set forth in Section 2.26 of the Disclosure Schedule will not continue after the Effective Date in substantially the same manner as prior to the date of this Agreement.

        Section 2.27  Investment Canada Act. Neither the Company nor any of its Subsidiaries is engaged in any business listed in Subsection 14.1(5) of the ICA.

        Section 2.28   Approval of Arrangement.

        (a)     The Company’s Board of Directors has unanimously determined (subject to any abstention requirement set forth in Section 120 of the CBCA), after consultation with its advisors, that the Arrangement is fair to the Securityholders and in the best interests of the Company and the Company’s Board of Directors has unanimously resolved to recommend that Shareholders vote in favor of the Arrangement.

        (b)     After reasonable inquiry, the Company’s Board of Directors has been advised and believes that each of the members of the Company’s Board of Directors intends to vote in favor of the Arrangement Resolution all Company Common Shares (including any Company Common Shares issued on the exercise of the Company Stock Options) of which he or she is the beneficial owner or over which he or she has direction or control.

        Section 2.29   Working Capital.

        (a)     On the date hereof, the Company and its Subsidiaries, taken as a whole, have at least $20,000,000 of freely available cash and cash equivalents (after giving effect to the payment of all Company Transaction Expenses incurred or expected to be incurred in connection with the consummation of the Transactions).

        (b)     As of June 30, 2005, the Company and its Subsidiaries, taken as a whole, have $(10,925,578)in Working Capital.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBCO

        Each of Parent and Subco hereby represents and warrants to the Company that:

        Section 3.01  Organization and Qualification. Parent is a société à responsabilité limitée duly organized, validly existing and in good standing under the laws of Luxembourg. Subco is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia.

        Section 3.02  Authority Relative to this Agreement. Each of Parent and Subco has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Subco and the consummation by Parent and Subco of the Transactions have been duly and validly authorized by all necessary action and no other proceedings on the part of the Parent and Subco are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Parent and Subco and constitutes a legal, valid and binding obligation of each of Parent and Subco enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

        Section 3.03   No Conflict; Required Filings and Consents.

        (a)     The execution and delivery of this Agreement does not, and the consummation of the Transactions will not (i) conflict with or violate the organizational documents of Parent or Subco or (ii) conflict with or violate any Law applicable to Parent or Subco or by which any property or asset of Parent or Subco is bound or affected, except for such conflicts or violations which would not, individually or in the aggregate, materially impair the ability of the Parent or Subco to perform its obligations under this Agreement.

        (b)     The execution and delivery of this Agreement does not, and the consummation of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for the Interim Order and the Final Order and (ii) where the failure to obtain such other consents, approvals, authorizations, or permits, or to make such filings or notifications, individually or in the aggregate would not materially impair the ability of the Parent or Subco to perform its obligations under this Agreement.

        Section 3.04  Information Supplied. None of the information supplied or to be supplied by Parent or Subco in writing specifically for inclusion in the Information Circular or the Other Filings, at the respective time filed with the Canadian Securities Authorities, the SEC or the other Governmental Authorities, and, in addition, in the case of the Information Circular, at the date it is first mailed to the Securityholders or at the time of the Meeting, contains or omits or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        Section 3.05  Brokers. Except for SVB Alliant, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Subco for which the Company or any of its Subsidiaries could become liable or obligated.

        Section 3.06  Sufficient Funds. On the Effective Date, Parent and Subco will have sufficient committed funds to make the payments required to be made by them under this Agreement and the Plan of Arrangement to the extent that the conditions set forth in Section 6.02(g) have been satisfied.

ARTICLE IV
CONDUCT OF BUSINESS PENDING THE ARRANGEMENT

        Section 4.01  Conduct of Business by the Company Pending the Arrangement. Between the date of this Agreement and the Effective Time, except as set forth in Section 4.01 of the Disclosure Schedule or as otherwise expressly provided for in this Agreement, unless Subco shall otherwise agree in writing, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course and in a manner consistent in all material respects with past practice (including with respect to the management of Working Capital). Between the date of this Agreement and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, use all commercially reasonable efforts to (i) preserve intact its business organization, (ii) keep available the services of the current officers, employees and consultants of the Company and each of its Subsidiaries, (iii) preserve the current relationships of the Company and each of its Subsidiaries with customers, distributors, suppliers, licensors, licensees, contractors and other Persons with which the Company or any of its Subsidiaries has significant business relations, (iv) maintain all of the Leased Premises and other material assets in good repair and condition (except for ordinary wear and tear) other than those disposed of in the ordinary course of business, (v) maintain all insurance necessary to the conduct of the Company’s business as currently conducted, (vi) maintain its books of account and records in the usual, regular and ordinary manner and (vii) maintain, protect and enforce all of its material Intellectual Property Rights in a manner consistent in all material respects with past practice. By way of amplification and not limitation, except as contemplated by this Agreement, or as set forth in Section 4.01 of the Disclosure Schedule, the Company shall not, and shall cause each of its Subsidiaries not to, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Subco:

        (a)     amend or otherwise change any Organizational Document;

        (b)     issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of capital stock of any class of the Company or any of its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interests), of the Company or any of its Subsidiaries or (ii) any assets of the Company or any of its Subsidiaries, except for (A) sales of inventory in the ordinary course of business consistent with past practice and (B) issuance of Company Common Shares upon exercise of Company Stock Options that are issued and outstanding on the date hereof or the issuance of Common Shares pursuant to the Stock Purchase Plans;

        (c)     declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than between any wholly-owned Subsidiary and the Company);

        (d)     reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

        (e)     acquire (including, without limitation, by merger, amalgamation, arrangement, consolidation or acquisition of stock or assets or otherwise) or agree to acquire any corporation, partnership, limited liability company, or other business organization or division thereof;

        (f)     reduce the stated capital of any class of shares of the Company or any of its Subsidiaries;

        (g)     enter into any joint venture or similar agreement, arrangement or relationship;

        (h)     reorganize, amalgamate or merge the Company or any of its Subsidiaries with any other Person;

        (i)     (i) incur any Indebtedness or make any loans, advances, or capital contributions to, or investments in, any other Person or (ii) (A) authorize any unbudgeted capital expenditures which are, in the aggregate, in excess of $25,000, or (B) fail to make any capital expenditure that has been budgeted by the Company or any of its Subsidiaries to be made during such period;

        (j)     (i) enter into, establish, adopt, amend or renew any material employment, consulting, severance or similar agreement or arrangements with any director, officer, or employee or otherwise hire or terminate any employee, (ii) grant any salary, wage or bonus increase or (iii) amend or modify any severance policy as in effect on December 31, 2004;

        (k)     establish, adopt, amend or increase benefits under any Benefit Plan or under any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting or welfare benefit contract, plan or arrangement (other than as may be required by applicable Law);

        (l)     discharge or satisfy any material Lien or pay or satisfy any material obligation or liability (fixed or contingent) except in the ordinary course of business consistent with past practice, or commence any voluntary petition, proceeding or action under any bankruptcy, insolvency or other similar Law;

        (m)     make or institute any change in accounting procedures or practices unless mandated by Canadian GAAP or US GAAP or otherwise required by law or the rules and policies of the TSX or NASDAQ;

        (n)     take any action that, if taken after December 31, 2004 but prior to the date hereof, would have been required to be disclosed in Section 2.09 of the Disclosure Schedule, unless otherwise permitted under this Section 4.01;

        (o)     enter into any agreement or other arrangement or amend any existing agreement or other arrangement with any director, officer, employee or stockholder of the Company, or, except in the ordinary course of business consistent with past practices, any of its Subsidiaries or any Affiliate of the foregoing;

        (p)     enter into any agreement or other arrangement or amend any existing agreement or other arrangement that is reasonably likely to be material to the business of the Company or any of its Subsidiaries, except in the ordinary course of business consistent with past practice, or renew any agreement for the license of software or the provision of services (including any maintenance contract) for a price or a fee less than the price or fee for such software or services in effect immediately prior to such renewal;

        (q)     make or change any election, change an annual accounting period, adopt or change any accounting method (except as permitted under Section 4.01(m) above), file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company or any of its Subsidiaries, surrender any right to claim a refund of

Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of its Subsidiaries, fail to timely file any Tax Return, take a position on a Tax Return not in keeping with prior practice or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission could have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of the Company or any of its Subsidiaries;

        (r)     take any action or omit to take any action which would result in a violation of any applicable Law or would cause a breach of any agreement, contract or commitment, which violation or breach would reasonably be expected to have a Company Material Adverse Effect;

        (s)     sell, license, assign, convey or otherwise transfer to any Person any material Intellectual Property Rights owned or used by the Company or any of its Subsidiaries, except in the ordinary course of business consistent with past practice;

        (t)     abandon, fail to maintain or enforce, or otherwise dispose of any material Intellectual Property Rights owned or used by the Company or any of its Subsidiaries, except in the ordinary course of business consistent with past practice;

        (u)     amend, modify, extend, renew or terminate any Lease, or enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property; or

        (v)     authorize or propose, or agree to take, any of the foregoing actions prohibited under Section 4.01.

        Section 4.02   Subsequent Company Documents; Monthly Financial Statements.

        (a)    Subsequent Company Documents. Between the date of this Agreement and the Effective Time, the Company shall file all Company Documents when and as required to be filed by it with the Canadian Securities Authorities, the SEC, TSX and Nasdaq and shall deliver true and complete copies of the same to Parent and Subco as soon as they become available. Such Company Documents shall (i) comply in all material respects with the requirements of Securities Laws and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        (b)    Monthly Financial Statements. Not later than the 20th day after the end of each month ending after the date of this Agreement, the Company shall deliver to Parent and Subco a consolidated balance sheet of the Company as of the last day of such month together with an income statement for the month ended on such date. Such financial statements shall be prepared in accordance with US GAAP applied on a consistent basis throughout the periods indicated, each fairly presenting in all material respects the consolidated financial position and results of operations of the Company as at the respective dates thereof and for the respective periods indicated therein and each shall be correct and complete in all material respects and shall be consistent with the books and records of the Company and its Subsidiaries (subject, in each case, to the absence of notes to the financial statements and to normal and recurring year-end adjustments none of which would, individually or in the aggregate, have a Company Material Adverse Effect).

ARTICLE V
ADDITIONAL AGREEMENTS

        Section 5.01  Interim Order; Information Circular; Final Order. Subject to Section 5.04, the Company hereby covenants and agrees with Parent and Subco that, unless Parent and Subco otherwise agree in writing or except as expressly contemplated or permitted by this Agreement:

        (a)      in a timely and expeditious manner and in cooperation with Parent and Subco, it will file, proceed with and diligently pursue an application to the Court for the Interim Order on a date acceptable to Parent and Subco and in any event no later than August 31, 2005;

        (b)      in a timely and expeditious manner it will:

(i) prepare the Information Circular and provide Parent and Subco with reasonable opportunity to review and comment on drafts thereof, taking account of any comments of Parent, file the Information Circular in all jurisdictions where the same is required to be filed and mail the Information Circular as ordered by the Interim Order in any event not later than the Mailing Deadline and in accordance with all applicable Laws, such Information Circular complying in all material respects with all such Laws on the date of mailing thereof and not containing any misrepresentation (as defined under applicable Securities Laws) with respect thereto;

(ii) convene and conduct the Meeting in accordance with the Interim Order, the by-laws of the Company and applicable Laws; and

(iii) provide notice to Parent and Subco of the Meeting and allow the representatives of Parent and Subco to attend the Meeting;

        (c)      it will not adjourn, postpone or cancel the Meeting (or propose to do so), except if quorum is not present at the Meeting or if required by applicable Law or the Shareholders;

        (d)      in a timely and expeditious manner, it will prepare (in consultation with Parent and Subco) and file any mutually agreed (or otherwise required by applicable Securities Laws) amendments or supplements to the Information Circular and mail the same as required by the Interim Order or the Court and in accordance with all applicable Securities Laws, in all jurisdictions where the same is required, complying in all material respects with all applicable legal requirements on the date of mailing thereof;

        (e)      subject to the approval of the Arrangement Resolution at the Meeting in accordance with the provisions of the Interim Order: (i) it will as soon as possible thereafter, but in no event later than five (5) Business Days thereafter, file, proceed with and diligently pursue an application for the Final Order in cooperation with Parent and Subco and, in applying for the Final Order, it will seek to cause the terms thereof to be consistent with the provisions of this Agreement and will oppose any proposal from any interested party that the Final Order contain any provision inconsistent with this Agreement; and (ii) if at any time after the issuance of the Final Order and prior to the Effective Date, the Company is required by the terms of the Final Order or by Law to return to Court with respect to the Final Order, it shall do so after notice to, and in consultation and cooperation with, Parent and Subco;

        (f)     it will carry out the terms of the Interim Order and the Final Order as soon as reasonably practicable after the issuance of the Interim Order and the Final Order, respectively, and, subject to the receipt of the Final Order, the satisfaction or waiver of the conditions precedent in favor of the Company and the receipt of the written confirmation of Parent and Subco that the conditions precedent in favor of Parent and Subco have been satisfied or waived (which such confirmation each of Parent and Subco shall provide upon the satisfaction or waiver of all of the said conditions precedent), file articles of arrangement and the Final Order with the Director in order for the Arrangement to become effective and the Plan of Arrangement to be implemented; and

        (g)     it will furnish promptly to Parent and Subco a copy of each notice, report, schedule or other document or communication delivered or filed by the Company in connection with the Arrangement or the Interim Order, or the Meeting with any Governmental Authority in connection with, or in any way affecting, the transactions contemplated herein.

        Section 5.02   Appropriate Action; Consents; Filings.

        (a)     Subject to Section 5.04 hereof, each of the Parties shall use its commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate the Transactions and to complete the Arrangement as promptly as practicable, (ii) obtain expeditiously from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Parties or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, (iii) participate and appear in any proceeding relating to the Transactions before Governmental Authorities; and (iv) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Transactions required under applicable Laws; provided, that the Parties shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing Party and its advisors prior to filing. From the date of this Agreement until the Effective Time, each of the Parties shall promptly notify the other Parties in writing of any pending or, to the Knowledge of the first Party, threatened action, proceeding or investigation by any Governmental Authority or any other Person (i) challenging or seeking material damages in connection with the Arrangement or the Transactions, (ii) seeking to restrain or prohibit the consummation of the Transactions or otherwise limit the right of Parent or Subco to own or operate all or any portion of the businesses or assets of the Company or any of its Subsidiaries or (iii) that is reasonably likely to have a Company Material Adverse Effect.

        (b)     The Parties shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Information Circular) in connection with the Transactions.

        (c)     The Parties shall give (or shall cause their respective Subsidiaries to give) any notices to third parties and use, and cause their respective Subsidiaries to use, their reasonable best efforts to obtain any third party consents, (i) necessary, proper or advisable to consummate the Transactions, (ii) disclosed or required to be disclosed in the Disclosure Schedule or (iii) required to prevent a Company Material Adverse Effect from occurring. In the event that any Parties shall fail to obtain any third party consent described above, it shall use its commercially reasonable efforts, and shall take any such actions reasonably requested by the other Party or Parties, to minimize any adverse effect upon the Parties, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

        (d)     If any takeover statute or similar statute or regulation becomes applicable to this Agreement or any of the Transactions, the Parties shall, to the extent permitted by applicable law, take all action necessary to ensure that the Arrangement and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Arrangement and the other Transactions.

        Section 5.03   Access to Information.

        (a)     From the date hereof to the Effective Time, the Company shall (and shall cause each of its Subsidiaries to) provide to Parent and Subco (and their respective officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) full access to all information and documents which Parent and Subco may reasonably request regarding the business, assets, liabilities, employees and other aspects of the Company or any of its Subsidiaries. Parent, Subco and their respective affiliates will treat and hold as such any confidential information received from the Company or any of its Subsidiaries in the course of the reviews contemplated by this Section 5.03, except to the extent that any such confidential information (i) becomes generally known to and available for use by the public other than as a result of Parent’s, Subco’s or their respective affiliates’ violation of this Section 5.03, (ii) was obtained by Parent, Subco or their respective affiliates from a source other than the Company or its Representatives and not known to Parent, Subco or their respective affiliates to be subject to non-disclosure agreement with the Company or (iii) is required to be disclosed pursuant to applicable Law or legal process, in which event Parent and Subco shall promptly provide written notice to the Company to allow the Company to seek (at the Company’s expense) a protective order with respect to such information.

        (b)     Notwithstanding the foregoing, with respect to any and all personal information (the “Personal Information”) regarding the employees, customers, directors, officers and shareholders of the Company and its various subsidiaries (collectively, the “MDSI Companies”): (i) Parent and Subco will hold all Personal Information in the strictest confidence and will make reasonable security arrangements to prevent unauthorized access, collection, use, disclosure, copying, modification and disposal of the Personal Information; (ii) Parent and Subco will use or disclose the Personal Information solely for purposes relating to the Transactions and for no other purpose; (iii) if the Transactions proceed, Parent and Subco will: (A) only use or disclose the Personal Information for the purposes for which it was collected, used or disclosed by the MDSI Companies and (B) notify the employees, customers, directors, officers and shareholder whose personal information was disclosed that the Transactions have taken place and that personal information about them has been disclosed to Parent and Subco; (iv) if the Transactions do not proceed, Parent and Subco will (as directed by the Company) securely destroy all Personal Information in Parent or Subco’s custody or control, or return all copies of all such information to the Company; and (v) Parent and Subco will cause all of their employees, directors, officers, professional advisors, agents and other representatives to comply with the above obligations.

        (c)     From the date hereof to the Effective Time, the Company shall (and shall cause each of its Subsidiaries to) (i) provide to Parent and Subco and its Representatives full access during normal business hours upon prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and its Subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and its Subsidiaries as Parent and Subco or such Representatives may reasonably request.

        (d)     No investigation by any Party, whether prior to the execution of this Agreement or pursuant to this Section 5.03, shall affect any representation or warranty in this Agreement of any other Party hereto or any condition to the obligations of the other Parties hereto.

        Section 5.04   No Solicitation.

        (a)     The Company shall not, and the Company shall cause each of its Subsidiaries not to, and the Company agrees that it shall neither authorize nor permit any of its or its Subsidiaries’ directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing or disclosing information) any inquiries, discussions or the making of any proposal (other than the Transactions) with respect to any arrangement, amalgamation, merger, consolidation, liquidation, dissolution, recapitalization, take-over bid or other business combination involving the Company or any of its Subsidiaries or acquisition or issuance of any kind of a material portion of the assets or capital stock of the Company or any of its Subsidiaries or any strategic alliance, lease, long-term supply arrangement or other arrangement having the economic effect as a sale or similar transaction or series of transactions (a “Competing Transaction”) or negotiate, explore or otherwise communicate in any way with any Person (other than Parent or Subco or their directors, officers, employees and representatives) with respect to a Competing Transaction or enter into or consummate any agreement, arrangement or understanding requiring it to abandon, terminate or fail to complete the Arrangement or consummate any of the other Transactions; provided, that prior to the vote of the Shareholders at the Meeting, the Company may, if and so long as the Company’s Board of Directors reasonably believes in good faith by a majority vote, based on the advice of its outside counsel as to legal matters, that failing to take such action would be inconsistent with the fiduciary duties of the Company’s Board of Directors under applicable Law, in response to a

Competing Transaction from any Person that was not solicited by the Company in contravention of this Agreement and that did not otherwise result from the breach of this Section 5.04, and subject to compliance with Section 5.04(c), (i) furnish information with respect to the Company to such Person pursuant to a confidentiality and standstill agreement on terms no less favorable to the Company and no more favorable to such Person than the confidentiality and standstill provisions in the Letter Agreement and (ii) participate in discussions or negotiations with such Person regarding any Competing Transaction; provided, however, in each case, that such proposal for a Competing Transaction is not subject to any financing contingency and not subject to other conditions that are more onerous from those set forth in this Agreement and such proposal is, in the business judgment of the Board of Directors of the Company, more favorable to the Shareholders from a financial point of view than the Transactions (including any adjustments to the terms and conditions of such transactions proposed by Subco in response to such Competing Transaction pursuant to Section 5.04(b) below).

        (b)     Neither the Company (or any of its Subsidiaries) nor the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Subco, the approval, adoption or recommendation by the Board of Directors of the Company or any such committee of this Agreement, the Arrangement or the other Transactions, (ii) approve or recommend, or propose to approve or recommend, any Competing Transaction, (iii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other agreement relating to any Competing Transaction or propose or agree to do any of the foregoing, or (iv) submit any Competing Transaction at the Meeting for purposes of voting upon approval and adoption of the Competing Transaction; provided, however, that prior to the vote of the Shareholders at the Meeting, the Company may, to the extent required by the fiduciary obligations of the Board of Directors (or special committee thereof) of the Company, as determined in good faith by a majority vote of the Board of Directors (or special committee thereof) of the Company, based on the advice of its outside counsel as to legal matters, and after compliance with the following sentence, terminate this Agreement pursuant to Section 7.01(i) (provided, that concurrently with such termination the Company enters into a definitive agreement containing the terms of a Competing Transaction that is not subject to any financing contingency and not subject to other conditions that are more onerous from those set forth in this Agreement and such proposal is, in the business judgment of the Board of Directors of the Company, more favorable to the Shareholders from a financial point of view than the transactions contemplated by this Agreement). If the Company wishes to exercise its right to terminate this Agreement pursuant to this Section 5.04(b), the Company shall, as a condition precedent to the effectiveness of such termination, (A) pay to Vista Equity Partners, LLC (or its designees) the amounts described in Section 7.03(a) by wire transfer of immediately available funds, and (B) deliver to Subco and Parent a written acknowledgment from the Company and the other Person that is party to the Competing Transaction that the Company and such other Person have irrevocably waived any right to contest such payment. Notwithstanding anything in this Agreement to the contrary, the Company may only exercise its right to terminate this Agreement pursuant to this Section 5.04(b) at a time that is after the fifth (5th) Business Day following Parent’s and Subco’s receipt of written notice (the “Competing Notice”) advising Parent and Subco that the Board of Directors (or special committee thereof) of the Company is prepared, subject to any action taken by Parent and Subco pursuant to this sentence, to cause the Company to accept a Competing

Transaction, specifying the material terms and conditions of such Competing Transaction, identifying the Person making such Competing Transaction and specifying the value in financial terms that the Board of Directors (or special committee thereof) of the Company has, after consultation with financial advisors, determined in good faith should be ascribed to any non-cash consideration offered under such Competing Transaction (it being understood and agreed that any amendment or modification of a Competing Transaction shall result in a new Competing Transaction for which a new five (5) Business Day period following a new notice referred to above shall be required under this sentence); provided, however, that Parent and Subco shall have the right during such five (5) Business Day period after receipt of the Competing Notice to offer to adjust the terms and conditions of the Transactions by tendering to the Company a new proposal for such terms and conditions (the “Revised Proposal”); provided, further, that if the Revised Proposal, in the business judgment of the Board of Directors (or special committee thereof) of the Company, after consultation with financial advisors, is substantially the same as the Competing Transaction from a financial point of view, or is more favorable to the Securityholders from a financial point of view than the Competing Transaction, then, subject only to the amendment of this Agreement to incorporate the terms and conditions of the Revised Proposal, the Company shall reject the Competing Transaction and recommend to the Shareholders the approval and adoption of the Revised Proposal, subject again to the terms of this Section 5.04.

        (c)     The Company immediately (and in any event within 12 hours of the relevant event) shall advise Parent and Subco orally and in writing of any Competing Transaction or any inquiry with respect to or that could reasonably be expected to lead to any Competing Transaction or any request for non-public information relating to the Company or any of its Subsidiaries and the identity of the Person making any such Competing Transaction, inquiry or request, and, in each case, the terms and conditions thereof, including any amendment or other modification to the terms of any such Competing Transaction, inquiry or request. The Company shall keep Parent and Subco fully apprised of the status of any proposal relating to a Competing Transaction on a current basis.

        (d)     The Company shall, and shall cause each of the Subsidiaries to, immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than the Parent and Subco) with respect to any Competing Transaction. Neither the Company nor any of its Subsidiaries shall cancel, terminate, amend, modify or waive any of the terms of any confidentiality or standstill agreement executed with respect to the Company or any Subsidiary by any other party prior to the date of this Agreement. The Company shall immediately request the return or destruction of all information provided to any third parties who have entered into confidentiality agreements with the Company or any of its Subsidiaries with respect to any Competing Transactions, and shall use all reasonable efforts to ensure that such requests are honored.

        (e)     The Company shall ensure that its and each of its Subsidiaries’ officers, directors, employees, agents, advisors and representatives retained by it are aware of the provisions of this Section 5.04, and the Company shall be responsible for any breach of this Section 5.04 by such officers, directors, employees, agents, advisors or other representatives.

        Section 5.05   D&O Indemnification.

        (a)     The Company agrees that, except as may be limited by applicable Laws (including the Sarbanes-Oxley Act of 2002), for seven (7) years from and after the Effective Time, the indemnification obligations set forth in the Organizational Documents for the MDSI Companies as of the date of this Agreement shall survive the consummation of the Transactions and shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or at any time prior to the Effective Time were entitled to indemnification thereunder with respect to matters occurring prior to the Effective Time.

        (b)     The Company shall maintain in effect, for a period of seven (7) years from the Effective Time, directors’ and officers’ liability insurance policies (“D&O Tail Insurance”) covering the Persons who are present and former directors and officers of the MDSI Companies (the “Covered Parties”) on terms not materially less favorable than the existing insurance coverage with respect to matters occurring prior to the Effective Time; provided, however, that in no event will the Company be required to pay more than $375,000 to acquire a seven (7)-year tail insurance policy as of the Effective Date to satisfy the requirement set forth in this Section 5.05(b).

        (c)     In the event that any action, suit, proceeding or investigation relating thereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Effective Time, the Parties agree to cooperate and use their respective reasonable efforts to defend against and respond thereto.

        Section 5.06  Notification of Certain Matters. From and after the date of this Agreement until the Effective Time, each of the Parties hereto shall promptly notify the other Parties hereto of:

        (a)     the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be reasonably likely to cause any (i) representation or warranty contained in this Agreement to be (x) in the case of any such representation or warranty qualified by any materiality qualifier (including Company Material Adverse Effect), untrue or inaccurate or (y) in the case of any other such representation of warranty, untrue or inaccurate in any material respect or (ii) any material covenant or any condition to the obligations of any of the Parties to consummate the Transactions not to be complied with or satisfied;

        (b)     the failure of any of the Parties hereto to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement;

        (c)     the receipt of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

        (d)     the receipt of any notice or other communication from any Governmental Authority in connection with the Transactions; and

        (e)     any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of the Party, threatened against, relating to or involving or otherwise affecting the Company, Parent or Subco, which relates to the consummation of the Transactions, in each case, to the extent such event or circumstance is or becomes known to the Party required to give such notice; provided, however, that the delivery of any notice pursuant to this Section 5.06 shall not be deemed to be an amendment of this Agreement or any Section in the Disclosure Schedule and shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement.

        Section 5.07  Public Announcements. Subject to the following sentences, Parent, Subco and the Company shall consult with each other before issuing, or permitting any of their respective agents to issue, any press release or otherwise making, or permitting any such agent to make, any public statements with respect to this Agreement, the Arrangement or any other Transaction. Prior to the Closing, Parent, Subco and the Company shall not issue, or permit any of their respective agents to issue, any such press release or make, or permit any such agent to make, any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld or delayed), except as may be required by Law, Nasdaq or TSX and, in such case, shall give prior written notice to, and consult with, all the Parties hereto (and provide the other Parties with a reasonable opportunity to review and comment thereon) prior to such release or statement being issued. The Parties shall agree on the text of joint press releases by which Parent, Subco and the Company will announce, directly or through their respective agents, the execution of this Agreement and the completion of the Arrangement.

        Section 5.08  Shareholder Approval. Subject to Section 5.04, the Company shall take all action necessary or advisable, subject to applicable Law and its Organizational Documents, to obtain the requisite approval of the Arrangement by the Shareholders.

        Section 5.09  Securities Exchange Filings. Unless an exemption shall be expressly applicable, or unless the other Parties agree otherwise in writing, the Company, Parent and Subco will file with the Canadian Securities Authorities, the SEC, the other Governmental Authorities, Nasdaq and TSX, all reports and notices required to be filed by each of them pursuant to the rules and regulations thereunder (including, without limitation, all required financial statements). Such reports, notices and other information shall comply in all material respects with all of the requirements of such rules and regulations, and when filed, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 5.10  Stock Purchase Plans. The Company shall immediately suspend and shall not accept any further payroll contributions under the Stock Purchase Plans after the date hereof. The Company shall take all necessary actions to permit participants under the Stock Purchase Plans to purchase Company Common Shares prior to the Effective Time with contributions made under the Stock Purchase Plans on or prior to the date hereof (or to obtain a refund of such amounts) and to cause the termination of the Stock Purchase Plans and all rights thereunder as of the Effective Time.

        Section 5.11  Company Stock Options. The Company shall provide each Optionholder with a letter (together with the Information Circular) providing the notice contemplated by section 11.3 of the Company Stock Option Plans stating, among other things, that the Company Stock Options held by such Optionholder have been conditionally accelerated pending completion of the Arrangement, and providing each Optionholder with an election to (i) conditionally exercise its Company Stock Options (subject to the completion of the Arrangement) for Company Common Shares on payment by such Optionholder of the exercise price by check in accordance with section 8.2(a) of the Company Stock Option Plans or (ii) transfer to the Company all (but not less than all) of its Company Stock Options in exchange for a cash payment from the Company equal to the amount (if any) per Company Stock Option by which the Purchase Price exceeds the exercise price of such Company Stock Option. The Company shall not allow Optionholders to exercise Company Stock Options pursuant to sections 8.2(b) or 8.2(c) of the Company Stock Option Plans.

        Section 5.12  Further Assurances. Each of the Parties shall execute such documents and other papers and take or cause to be taken such further action as may be reasonably required to carry out the provisions hereof and to consummate and make effective, as promptly as practicable, the Arrangement and the other Transactions. Subject to the terms and conditions of this Agreement, each Party shall use reasonable best efforts to satisfy each of its covenants and obligations under this Agreement and to satisfy each condition to Closing it is required to satisfy hereunder.

ARTICLE VI
CONDITIONS TO THE ARRANGEMENT

        Section 6.01  Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Subco to complete the Arrangement and to file the articles of arrangement to give effect to the Arrangement are subject to the satisfaction of the following conditions (or, if permitted by applicable Law, waiver by the Party for whose benefit such conditions exist):

        (a)     the Arrangement Resolution shall have been approved by Shareholders at the Meeting in accordance with Section 2.05;

        (b)     the Interim Order and the Final Order shall have been obtained in form and substance reasonably satisfactory to each of Parent, Subco and the Company and shall not have been set aside or modified in a manner that is reasonably unacceptable to such Party on appeal or otherwise;

        (c)     the articles of arrangement relating to the Arrangement shall be in form and substance reasonably satisfactory to Parent, Subco and the Company;

        (d)     no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any Governmental Authority or a court of competent jurisdiction which has the effect of prohibiting the completion of the Arrangement; and

        (e)     all necessary and material governmental and regulatory clearances, consents, or approvals shall have been received on terms reasonably satisfactory to each of Parent, Subco and the Company.

        Section 6.02   Conditions to the Obligations of Parent and Subco. The obligations of each of Parent and Subco to complete the Arrangement are subject to the satisfaction or, if permitted by applicable Law, waiver by Parent and Subco of the following further conditions:

        (a)      (i) the Company shall have performed in all material respects all of its covenants, agreements and obligations hereunder required to be performed by it at or prior to the Effective Time; (ii) each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except that each representation and warranty qualified by materiality or by Company Material Adverse Effect shall be true in all respects) as of the Closing Date as if made at and as of such time, except to the extent that a representation or warranty is made as of a specific date, in which case, such representation or warranty shall be true and correct in all material respects (except that each representation and warranty qualified by materiality or by Company Material Adverse Effect shall be true in all respects) as of such date; and (iii) Parent and Subco shall have received a certificate signed by an executive officer of the Company as to the satisfaction of the conditions set forth in this Section 6.02(a);

        (b)      since the date of this Agreement, no event shall have occurred which has or which would reasonably be expected to have a Company Material Adverse Effect;

        (c)      the number of Company Common Shares held by the Shareholders who have exercised their Dissent Rights shall not exceed 5% of the aggregate number of Company Common Shares outstanding on the date hereof;

        (d)      Parent and Subco shall have received a release from the Company Financial Advisor and Bear Stearns & Co. Inc. releasing the Company from all obligations under the engagement letters entered into between such parties and confirming that all amounts due to it by the Company have been paid in full and otherwise in form and substance reasonably satisfactory to Parent and Subco;

        (e)      the Company shall have obtained all consents, authorizations, approvals and waivers from third parties that are set forth on Section 2.06(a), Section 2.06(b) and Section 2.15 of the Disclosure Schedule;

        (f)      no act, action, suit or proceeding shall have been threatened or taken before or by any Governmental Authority or Person, whether or not having the force of Law, and no Law shall have been proposed, enacted, promulgated or applied, in either case:

(i) to cease trade, enjoin, prohibit or impose adverse limitations or conditions on the consummation of the Arrangement or on the right of Subco to own or exercise full rights of ownership of the Company Common Shares to be acquired by it under the Arrangement; or

(ii) which, if the Arrangement was consummated, would impose limitations, restrictions or conditions on the business or operations of Parent, Subco, the Company or any of its Subsidiaries, or otherwise impose material fines or penalties on Parent, Subco, the Company or any of its Subsidiaries;

        (g)      Parent and Subco shall have received reasonably satisfactory evidence that the Company and its Subsidiaries, taken as a whole, (i) shall have at least $20,000,000 of freely available cash and cash equivalents immediately prior to the Effective Time (after giving effect to the payment of all Company Transaction Expenses incurred or expected to be incurred in connection with the consummation of the Transactions) and (ii) shall have at least $12,500,000 of cash that is available to Parent and Subco to satisfy, in part, their obligations pursuant to this Agreement and the Plan of Arrangement;

        (h)      the Company shall have delivered to Parent: (i) good standing certificates of the Company from its jurisdiction of incorporation and each jurisdiction where it is qualified to conduct business, dated within ten (10) days prior to the Effective Time; (ii) a certified copy of the resolutions of the Board of Directors of the Company approving the Transactions; (iii) a certified copy of the Company’s Organizational Documents; and (iv) such other documents relating to the transactions contemplated by this Agreement as Parent or Subco may reasonably request;

        (i)      the Company shall have (i) prepared and mailed corrective filings pursuant to the Employee Plans Compliance Resolution System with respect to any delinquent amendments required to be made by law, including, without limitation, EGTRRA, to the Mobile Data Solutions, Inc. 401(k) Savings Plan and the Alliance Systems, Inc. Employee Stock Ownership and Investment Plan during the period between the date of termination of such plans and the date of final distribution of the assets of such plans and (ii) paid all expenses, fees and penalties associated therewith; and

        (j)      at least thirty (30) of the employees set forth in Section 2.25(c) of the Disclosure Schedule shall have entered into a confidentiality and work product agreement with the Company and/or its Subsidiaries substantially in the form attached hereto as Exhibit C; provided, that any deviations from the form of the agreement attached hereto as Exhibit C shall be reasonably acceptable to Parent and Subco.

        Section 6.03  Conditions to the Obligations of the Company. The obligations of the Company to complete the Arrangement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company, as the case may be, of the following further conditions:

        (a)     (i) Parent and Subco shall have performed in all material respects all of their respective covenants, agreements and obligations hereunder required to be performed by them at or prior to the Effective Time; (ii) each of the representations and warranties of Parent and Subco contained in this Agreement shall be true and correct all material respects (except that each representation and warranty qualified by materiality shall be true in all respects) as of the Closing Date as if made at and as of such time, except to the extent that a representation or warranty is made as of a specific date, in which case, such representation or warranty shall be true and correct in all material respects (except that each representation and warranty qualified by materiality shall be true in all respects) as of such date; and (iii) the Company shall have received a certificate signed by an executive officer of Parent and Subco as to the satisfaction of the conditions set forth in this Section 6.03(a).

        (b)     Parent and Subco have the funds necessary to consummate the Transactions.

        Section 6.04   Merger of Conditions. The conditions set out in Section 6.01, Section 6.02 and Section 6.03 shall be conclusively deemed to have been satisfied, waived or released upon issuance of a certificate of arrangement in respect of the Arrangement under the CBCA. The Company acknowledges and agrees that it shall have no right to file articles of arrangement unless such conditions have been satisfied, fulfilled or waived.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

        Section 7.01   Termination. This Agreement may be terminated and the Arrangement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval by the Shareholders of the Arrangement:

        (a)     by written consent of Parent, Subco and the Company;

        (b)     by Parent, Subco or the Company if (i) any court of competent jurisdiction in the United States or Canada or any other Governmental Authority shall have issued an order (other than a temporary restraining order), decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the completion of the Arrangement (provided, however, that no Party may terminate this Agreement pursuant to this Section 7.01(b) prior to October 31, 2005 if the Party subject to such order, decree or ruling is using its commercially reasonable efforts to have such order, decree or ruling removed, unless such order, decree or ruling shall have become final and non-appealable), or (ii) the Effective Time shall not have occurred on or before October 31, 2005; provided, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any Party whose breach of any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date;

        (c)     by Parent, Subco or the Company if the Meeting shall have been held and the Shareholders shall have failed to approve the Arrangement at the Meeting; provided, that the right to terminate this Agreement under this Section 7.01(c) shall not be available to the Company if its breach of any obligation under this Agreement has been the cause of or resulted in the failure to obtain such approval by the Shareholders;

        (d)     by Parent or Subco if the Board of Directors of the Company or any committee thereof (i) shall withdraw, modify or change in a manner adverse to Parent or Subco, or refrain from giving its approval or recommendation of the Arrangement or any of the Transactions, (ii) recommends a Competing Transaction with respect to the Company to the Securityholders pursuant to Section 5.04 or (iii) fails to reaffirm its recommendation of the Arrangement by press release not later than the third (3rd) Business Day after the public announcement of a Competing Transaction (or, in the event that the Meeting will be scheduled to commence within such period, at least one (1) Business Day prior to the scheduled date of the Meeting); provided, however, that any such reaffirmation made by the Company shall not prevent or preclude the Board of Directors from fulfilling its fiduciary duties pursuant to, and as permitted under, Section 5.04 in respect of any Competing Transaction; it being acknowledged that, in the event that a reaffirmation is made by the Board of Directors in accordance with this Section 7.01 following the public announcement or commencement of any Competing Transaction, neither Parent nor Subco shall have the right to terminate this Agreement under this Section 7.01(d) (and no Fee or Reimbursable Expenses shall be payable under Section 7.03) unless and until the Company exercises its right to terminate this Agreement pursuant to Section 5.04(b);

        (e)     by the Company upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the condition set forth in Section 6.03(a) would not be satisfied; provided, however, that, if such breach is curable by Parent or Subco through the exercise of its commercially reasonable efforts and Parent or Subco continues to exercise such commercially reasonable efforts, the Company may not terminate this Agreement under this Section 7.01(e) unless such breach is not cured within 30 days from the date on which the Company delivers to Parent or Subco written notice setting forth in reasonable detail the circumstances giving rise to such breach;

        (f)     by Parent or Subco upon a breach of any covenant or agreement set forth in this Agreement such that the condition set forth in Section 6.02(a)(i) would not be satisfied; provided, however, that, if such breach is curable by the Company through the exercise of its commercially reasonable efforts and the Company continues to exercise such commercially reasonable efforts, Parent or Subco may not terminate this Agreement under this Section 7.01(f) unless such breach is not cured within 30 days from the date on which Parent or Subco delivers to the Company written notice setting forth in reasonable detail the circumstances giving rise to such breach;

        (g)     by Parent or Subco upon a breach of any representation or warranty set forth in this Agreement such that the condition set forth in Section 6.02(a)(ii) would not be satisfied; provided, however, that, if such breach is curable by the Company through the exercise of its commercially reasonable efforts and the Company continues to exercise such commercially reasonable efforts, Parent or Subco may not terminate this Agreement under this Section 7.01(g) unless such breach is not cured within 30 days from the date on which Parent or Subco delivers to the Company written notice setting forth in reasonable detail the circumstances giving rise to such breach;

        (h)     by Parent or Subco upon a breach of the Support Agreement by Dysthe; or

        (i)     by the Company in accordance with Section 5.04(b).

        Section 7.02   Method of Termination; Effect of Termination.

        (a)     Any such right of termination hereunder shall be exercised by written notice of termination given by the terminating Party to the other Parties hereto in the manner hereinafter provided in Section 8.03.

        (b)     Except as provided in Section 8.01, in the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any of the Parties hereto or any of their respective officers or directors and all rights and obligations of any Party hereto shall cease, except for (i) fraud or intentional misrepresentation and (ii) as set forth in Section 7.03; provided, however, that nothing herein shall relieve any Party from liability for, or be deemed to waive any rights of specific performance of this Agreement or other equitable remedy available to a Party by reason of any breach by the other Party or Parties of this Agreement.

        Section 7.03   Payments on Termination.

        (a)     In the event that this Agreement is terminated pursuant to Section 7.01(d), Section 7.01(f), Section 7.01(h) or Section 7.01(i), the Company shall, within five (5) Business Days of such termination, pay (or direct the payment to) Subco (or its designee) by wire transfer of immediately available funds to the account(s) specified by Subco, an amount in cash equal to $3,500,000 (the “Fee”); provided, however, that if the Company terminates this Agreement pursuant to Section 7.01(i), then notwithstanding the foregoing, the Company shall be required to pay (or direct the payment of) the foregoing amounts to Subco (or their designee) as a condition precedent to the effectiveness of such termination as provided in Section 5.04(b).

        (b)     In the event that this Agreement is terminated pursuant to Section 7.01(g), the Company shall, within five (5) Business Days of such termination, pay (or direct the payment of) the Fee to Subco (or its designee) by wire transfer of immediately available funds to the account(s) specified by Subco; provided, however, that if (x) the termination of this Agreement is attributable to a breach by the Company of any Specific Representation that was true and correct in all respects as of the date hereof but ceases to be true and correct after the date hereof such that the condition set forth in Section 6.02(a)(ii) would not be satisfied and (y) the Company has not otherwise breached any other representation, warranty, covenant or agreement set forth in this Agreement, then the Company shall, within five (5) Business Days of such termination, pay (or direct the payment to) Subco (or its designee) by wire transfer of immediately available funds to the account(s) specified by Subco, an amount in cash equal to $2,000,000.

        (c)     In the event that this Agreement is terminated pursuant to clause (ii) of Section 7.01(b) as a result of the failure of the conditions set forth in Section 6.02(d), Section 6.02(g) or Section 6.02(j) from being satisfied, then the Company shall, within five (5) Business Days after this Agreement is terminated (whether by Parent, Subco or the Company), pay (or direct the payment to) Subco (as its designee) by wire transfer of immediately available funds to the account(s) specified by Subco, an amount in cash equal to $2,000,000.

        (d)     In the event that this Agreement is terminated pursuant to Section 7.01(c), then the Company shall, within five (5) Business Days after this Agreement is terminated (whether by Parent, Subco or the Company), pay (or direct the payment to) Subco (or its designee) by wire transfer of immediately available funds to the account(s) specified by Subco, an amount in cash equal to $2,000,000; provided, that in the event that the Company consummates a Competing Transaction or enters into a definitive agreement or letter of intent for a Competing Transaction within 12 months following the date that this Agreement is terminated, then the Company shall, on the date such Competing Transaction is consummated or such definitive agreement or letter of intent is entered into, as the case may be, pay (or direct the payment to) Subco (or its designee) by wire transfer of immediately available funds to the account(s) specified by Subco, an additional amount in cash equal to $1,500,000; provided, further, that in the event that (x) a Competing Transaction shall have been made known to the Shareholders generally or have been made directly to the Shareholders generally or any Person shall have publicly announced an intention to make a proposal for a Competing Transaction and such Competing Transaction or announced intention shall not have been withdrawn prior to the Meeting, (y) the Arrangement is not approved by the Shareholders at the Meeting and this Agreement is terminated pursuant to Section 7.01(c) and (z) within 18 months following such termination, the Company consummates a Competing Transaction or enters into a definitive agreement or letter of intent for a Competing Transaction, then the Company shall, on the date such Competing Transaction is consummated or such definitive agreement or letter of intent is entered into, as the case may be, pay (or direct the payment to) Subco (or its designee) by wire transfer of immediately available funds to the account(s) specified by Subco, an additional amount in cash equal to $1,500,000.

        (e)     In the event that this Agreement is terminated pursuant to Section 7.01(e), then Parent shall, within five (5) Business Days of such termination, pay (or direct the payment of) an amount in cash equal to the aggregate amount of the reasonable costs, fees and expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the pursuit of the Transactions (including reasonable fees and expenses of legal, accounting and financial advisors), in each case, as such expenses may be estimated by the Company in good faith prior to the date of such payment, subject to an adjustment payment between the Parties upon the Company’s definitive determination of such expenses; provided, that such amounts shall not exceed $750,000 in the aggregate. Any such payment shall be by wire transfer of immediately available funds to account(s) specified by the Company.

        (f)     In the event that this Agreement is terminated pursuant to Section 7.01(a) or Section 7.01(b) (other than as described in Section 7.03(c)), all expenses incurred by the Parties shall be borne solely and entirely by the Party which has incurred the same.

        Section 7.04  Amendment. This Agreement may be amended by written agreement of the Parties hereto at any time before or after the holding of the Meeting but not later than the Effective Date without, subject to applicable Law, further notice to or authorization from the Securityholders. The Parties mutually agree that, subject to any requirements imposed by the Interim Order or the Final Order, if a Party proposes any amendment or amendments to this Agreement or to the Plan of Arrangement, the other Parties will act reasonably in considering such amendment and, if the other Parties and the Securityholders are not prejudiced by reason of any such amendment, the other Parties will cooperate in a reasonable fashion with the Party proposing the amendment so that such amendment can be effected subject to applicable Law and the rights of the Securityholders.

        Section 7.05  Waiver. At any time prior to the Effective Time, any Party hereto may (i) extend the time for the performance of any obligation or other act of any other Party hereto, (ii) waive any inaccuracy in the representations and warranties of the other Party contained herein or in any document, certificate or writing delivered by the other Party pursuant hereto and (iii) waive compliance with any agreement or condition to its obligations (other than the conditions set forth in paragraphs (a) and (d) of Section 6.01) contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such Party or Parties to be bound thereby or pursuant to Section 6.04.

ARTICLE VIII
GENERAL PROVISIONS

        Section 8.01  Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any Person shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Section 5.02, Section 5.05 and Section 5.12 shall survive the Effective Time indefinitely (or until the earlier termination in accordance with the terms thereof), and those set forth in Section 5.07, Section 7.03 and Section 7.05 and this Article VIII shall survive termination indefinitely.

        Section 8.02  Expenses. Except as provided in Section 7.03, all fees, costs and expenses incurred by the Parties shall be borne solely and entirely by the Party which has incurred the same. For the avoidance of doubt, all expenses related to printing and mailing of the Information Circular and other regulatory filing fees incurred by the Company or any of its Subsidiaries in connection with the Transactions shall be deemed to have been incurred by the Company.

        Section 8.03  Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized overnight courier service to the respective parties at the addresses set forth below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.03). The date of receipt of any such notice or other communication if delivered personally shall be deemed to be the date of delivery thereof, or if sent by facsimile transmission, the date of such transmission if sent during normal business hours on a Business Day, failing which it shall be deemed to have been received on the next Business Day.

if to Parent or Subco:

Fortezza Holdings S.à.r.l. c/o Mercuria Services S.A. 8-10, rue Mathias Hardt BP 3023 L-1030 Luxembourg Telecopy: +352 48 06 31 Attention: Alain Peigneux and Catherine Koch

and

Beech Investment Corp. c/o Farris Vaughan 700 West Georgia Street, 25th Floor Vancouver, British Columbia V7Y 1B3 Telecopy: (604) 661-9349 Attention: Dean O'Leary

with copies (that will not constitute notice to Parent or Subco) to:

Vista Equity Partners 150 California Street, 19th Floor San Francisco, CA 94111 Telecopy: (415) 765-6666 Attention: Brian N. Sheth

and

Kirkland & Ellis LLP Citicorp Center 153 East 53rd Street New York, New York 10022-4611 Telecopy: (212) 446-4900 Attention: Eunu Chun, Esq.

and

Davies Ward Phillips & Vineberg LLP 1 First Canadian Place, 44th Floor Toronto, Ontario Canada M5X 1B1 Telecopy: (416) 863-0871 Attention: Patricia Olasker, Esq.

if to the Company:

MDSI Mobile Data Solutions Inc. 10271 Shellbridge Way Richmond BC Canada V6X 2W8 Telecopy: (604) 207-6062 Attention: Eric Dysthe

with copies (that will not constitute notice to the Company) to:

Dorsey & Whitney LLP U.S. Bank Centre 1420 Fifth Avenue Seattle, Washington 98101 Telecopy: (206) 903-8820 Attention: Randal R. Jones, Esq.

and

Davis & Company LLP 2800 Park Place 666 Burrard Street Vancouver, B.C. V6C 2Z7 Telecopy: (604) 605-3797 Attention: Don Collie, Esq.

        Section 8.04   Certain Definitions. For purposes of this Agreement, the term:

        “$” means the lawful money of the United States, unless otherwise specified.

        “Accounting Changeover” has the meaning set forth in Section 2.07(b).

        “Affiliate” of a specified Person means a Person who directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such specified Person.

        “Agreement” has the meaning as set forth in the first paragraph.

        “Arrangement” means the proposed arrangement involving Subco, the Company and the Securityholders under the provisions of section 192 of the CBCA, on the terms and subject to conditions set forth in the Plan of Arrangement and all amendments thereto made in accordance with Section 7.04 hereof and Article 5 of the Plan of Arrangement or upon the direction of the Court in the Final Order.

        “Arrangement Resolution” means the special resolution to be passed by the Shareholders at the Meeting approving the Arrangement.

        “Benefit Plan” has the meaning as set forth in Section 2.24(a).

        “Business Day” means any day other than a Saturday, Sunday or a day on which banks in Vancouver, British Columbia or San Francisco, California are authorized or required by Law to be closed for business.

        “Canadian GAAP” has the meaning as set forth in Section 2.07(b).

        “Canadian Securities Authorities” means the securities commissions and similar regulatory authorities in each of the provinces and territories of Canada.

        “CBCA” means the Canadian Business Corporations Act, R.S.C. 1985, c. C-44, as amended.

        “COBRA” has the meaning as set forth in Section 2.24(f).

        “Code” means the Internal Revenue Code of 1986, as amended.

        “Company” has the meaning as set forth in the recitals.

        “Company Common Shares” has the meaning set forth in the recitals.

        “Company Documents” has the meaning set forth in Section 2.07(a).

        “Company Financial Advisor” has the meaning set forth in Section 2.11.

        “Company Financial Statements” has the meaning set forth in Section 2.07(b).

        “Company Material Adverse Effect” has the meaning set forth in Section 2.01.

        “Company Software” has the meaning set forth in Section 2.25(e).

        “Company Stock Option Plans” means, collectively, the stock option plans of the Company, including the 1995 Stock Option Plan, the 1996 Stock Option Plan, the 1997 Stock Option Plan, the 1998 Stock Option Plan, the 1999 Stock Option Plan and the 2000 Stock Option Plan, as such plans may be amended from time to time.

        “Company Stock Options” means options exercisable for Company Common Shares granted prior to the Effective Date pursuant to the Company Stock Option Plans.

        “Company Transaction Expenses” means the sum of (i) all fees, commissions, costs and expenses incurred or payable by the Company or any of its Subsidiaries (including amounts payable to Bear Stearns & Co. Inc.) in connection with the negotiation, preparation and execution of this Agreement and the consummation of the Transactions (excluding the (A) fees and expenses of Company Financial Advisor in an amount not to exceed $320,000 in the aggregate, (B) fees and expenses of Bear Stearns & Co. Inc. in an amount not to exceed $1,600,000 in the aggregate, (C) fees and expenses of legal counsel retained by the Company or its Board of Directors (or the special committee thereof) in an amount not to exceed $500,000 in the aggregate, (D) the costs of providing the D&O Tail Insurance in accordance with Section 5.05(b), (E) the amount of severance payable under the agreement set forth as item 1 in Section 2.21 of the Disclosure Schedule as a result of the consummation of the Transactions in an amount not to exceed CAD$220,000 and (F) to the extent that all of the conditions set forth in Section 6.01 and Section 6.02 (other than Section 6.02(g)) have been satisfied, the costs attributable to satisfying such conditions in an amount not to exceed $50,000 in the aggregate), and (ii) all severance payments required to be made to officers, employees or consultants of the Company or any of its Subsidiaries that arise solely as a result of the consummation of the

Transactions and without the requirement of notice or satisfaction of any other conditions precedent.

        “Competing Notice” has the meaning as set forth in Section 5.04(b).

        “Competing Transaction” has the meaning as set forth in Section 5.04(a).

        “Competition Act” means the Competition Act (Canada), as amended.

        “Confidentiality Agreement” means the Mutual Non-Disclosure Agreement dated March 29, 2005 between Vista Equity Fund II, L.P. and the Company, as it may be amended from time to time.

        “Contracts” has the meaning as set forth in Section 2.17.

        “Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

        “Court” means the Supreme Court of British Columbia.

        “Covered Parties” has the meaning as set forth in Section 5.05(b).

        “D&O Tail Insurance” has the meaning as set forth in Section 5.05(b).

        “Director” means the Director appointed pursuant to section 260 of the CBCA.

        “Disclosure Schedule” has the meaning set forth in the first paragraph of Article II.

        “Dissent Rights” means the right of a Shareholder to dissent in respect of the Arrangement pursuant to the procedures set forth in section 190 of the CBCA, Section 3.1 of the Plan of Arrangement, the Interim Order and the Final Order.

        “Dysthe” has the meaning set forth in the recitals.

        “Effective Date” means the effective date of the Arrangement, being the date shown on the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement.

        “Effective Time” means 12:01 a.m. (Vancouver time) on the Effective Date.

        “Environmental and Safety Laws” shall mean, whenever enacted or in effect, all United States (federal, state or local), Canadian (federal, provincial or local) and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment.

        “ERISA” has the meaning as set forth in Section 2.24(a).

        “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

        “Fee” has the meaning set forth in Section 7.03(a).

        “Final Order” means the final order of the Court approving the Arrangement, as such may be amended or modified by the highest court to which appeal may be applied.

        “Governmental Authority” means any United States (federal, state or local), Canadian (federal, provincial or local), foreign or supra-national government, or governmental, regulatory or administrative authority, agency or commission.

        “HSR Act” means the United States Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended.

        “ICA” means the Investment Canada Act (Canada), as amended, and the rules and regulations thereunder.

        “Indebtedness” means at a particular time, without duplication, (i) any obligations under any indebtedness for borrowed money (including, without limitation, all obligations for principal, interest premiums, penalties, fees, expenses, breakage costs and bank overdrafts thereunder), (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (iv) any indebtedness pursuant to a guarantee to a creditor, (v) any obligations under capitalized leases or with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vi) any indebtedness secured by a Lien on a Person’s assets, (vii) any obligations under capitalized leases or with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, and (viii) all obligations for the deferred and unpaid purchase price of property or services (other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice).

        “Information Circular” means the management information circular of the Company (including the letter of transmittal included therewith) in the English language seeking approval of the Arrangement Resolution to be sent to Securityholders in connection with the Meeting.

        “Intellectual Property Rights” means, collectively, all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; all inventions (whether or not patentable and whether or not reduced to practice) and improvements thereto; all trademarks, service marks, trade dress, trade names, Internet domain names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all the goodwill associated therewith; all mask works; all copyrightable works and all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, databases, documentation and software (including source code and object code), financial business and marketing plans, customer and supplier lists, pricing and cost information and related information, marketing materials; all other proprietary and intellectual property rights; and all copies and tangible embodiments thereof (in whatever form or medium).

        “Interim Order” means the interim order of the Court to be issued pursuant to the application referred to in Section 1.01.

        “International Plan” has the meaning as set forth in Section 2.24(b).

        “IRS” has the meaning as set forth in Section 2.24(b).

        “Knowledge” with respect to the Company, means the actual knowledge, after reasonable investigation, of Erik Dysthe, Glenn Kumoi, Verne Pecho, Neil McDonnell, Ronald Toffolo, David Fischer and Edward Yip.

        “Laws” has the meaning set forth in Section 2.06(a).

        “Leased Premises” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries.

        “Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any Subsidiary holds an interest in the Leased Premises, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any Subsidiary thereunder.

        “Letter Agreement” means the letter agreement, dated May 25, 2005, by and between the Company and Vista Equity Fund II, L.P.

        “Lien” shall mean, with respect to any property or asset, any mortgage, pledge, security interest, lien (statutory or other), charge, encumbrance or other similar restrictions or limitations of any kind or nature whatsoever on or with respect to such property or asset.

        “Mailing Deadline” has the meaning set forth in Section 1.04(a).

        “Material Permit” has the meaning as set forth in Section 2.23.

        “MDSI Companies” has the meaning set forth in Section 5.03(b).

        “Meeting” means the special meeting of Shareholders to be called and held for the purpose of considering the Arrangement Resolution and any adjournment(s) or postponement(s) thereof.

        “Meeting Deadline” has the meaning set forth in Section 1.04(b).

        “Nasdaq” means National Association of Securities Dealers Automated Quotation.

        “Optionholder” means a holder of Company Stock Options.

        “Organizational Documents” has the meaning as set forth in Section 2.02.

        “Other Filings” has the meaning as set forth in Section 2.13.

        “Parent” has the meaning as set forth in the recitals.

        “Party or Parties” has the meaning set forth in recitals.

        “Permits” shall mean all franchises, licenses, authorizations, approvals, permits, consents or other rights granted by an Governmental Authority and all certificates of convenience or necessity, immunities, privileges, licenses, concessions, consents, grants, ordinances and other rights, of every character whatsoever required for the conduct of business and the use of properties by the Company or any Subsidiary as currently conducted or used.

        “Person” means an individual, corporation, limited liability company, partnership, limited partnership, syndicate, person (including, without limitation, a “Person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

        “Personal Information” has the meaning set forth in Section 5.03(b).

        “Plan of Arrangement” means the plan of arrangement of the Company substantially as set out in Exhibit A attached hereto and forming a part hereof and all amendments thereto made in accordance with Section 7.04 hereof, Article 5 of the Plan of Arrangement, or upon the direction of the Court in the Final Order.

        “Purchase Price” has the meaning set forth in the recitals.

        “Representatives” has the meaning set forth in Section 5.03(a).

        “Revised Proposal” has the meaning set forth in Section 5.04(b).

        “SEC” means the United States Securities and Exchange Commission.

        “Securities” means, collectively, the Company Common Shares and the Company Stock Options.

        “Securities Act” means the United States Securities Act of 1933, as amended.

        “Securities Laws” means, collectively, the CBCA, the Securities Act (British Columbia), the Securities Act (Ontario), and the equivalent legislation in the other provinces of Canada, the Securities Act and the Exchange Act, all as now enacted or as the same may from time to time be amended, re-enacted or replaced, and the applicable rules, national and local instruments, regulations, rulings, orders, forms and written policies made or promulgated under such statutes and the published policies of regulatory authorities administering such statutes, as well as the rules, regulations, by-laws and policies of the TSX and Nasdaq.

        “Securityholders” means, collectively, the Shareholders and the Optionholders.

        “Shareholder” means a holder of Company Common Shares.

        “Specific Representation” means a representation or warranty set forth in Section 2.08(a), Section 2.08(b), Section 2.09(e), Section 2.09(f), Section 2.10, Section 2.17(d), Section 2.22(a), Section 2.25(b)(iv), Section 2.25(b)(vi), Section 2.25(b)(viii) or Section 2.26(a).

        “Stock Purchase Plans” means, collectively, all stock purchase plans of the Company, including the 2002 Employee Stock Purchase Plan, as amended.

        “Subco” has the meaning as set forth in the recitals.

        “Subsidiary” or “Subsidiaries” of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

        “Support Agreement” means, the agreement dated the date hereof and attached hereto as Exhibit B, between Parent and Dysthe pursuant to which, among other things, Dysthe has agreed on the terms and subject to the conditions therein, irrevocably to support the Arrangement and to vote the Securities beneficially owned by Dysthe, or in respect of which Dysthe controls or directs the voting rights attaching thereto, in favor of the Arrangement Resolution.

        “Tax” or “Taxes” means federal, state, provincial, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

        “Tax Return” means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

        “Transactions” means the transactions contemplated by this Agreement (including the Arrangement).

      “TSX” means the Toronto Stock Exchange.

        “US GAAP” has the meaning as set forth in Section 2.07(b).

        “WARN Act” has the meaning as set forth in Section 2.22.

        “Working Capital” means the current assets (excluding cash) of the Company and its Subsidiaries minus the current liabilities of the Company and its Subsidiaries, in each case, determined in accordance with US GAAP applied on a consistent basis with the Company Financial Statements.

        Section 8.05  Interpretation. In this Agreement, unless a clear contrary intention appears: (i) the singular number includes the plural number and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (iv) reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (v) “hereunder,”“hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof; (vi) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (vii) references to “$" will be references to United States Dollars; and (viii) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

        Section 8.06  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Arrangement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Arrangement be completed as originally contemplated to the fullest extent possible.

        Section 8.07  Entire Agreement; Assignment. This Agreement (including the exhibits hereto and the Disclosure Schedule, which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof, including the Letter Agreement. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Parties, except that Parent or Subco may assign all or any of its rights and obligations hereunder to any Affiliate of Parent or Subco or as security to any financing source; provided, that no such assignment shall relieve the assigning Party of its obligations hereunder if such assignee does not perform such obligations.

        Section 8.08  Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement (other than as intended under Section 5.05, which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

        Section 8.09  Specific Performance. The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled, without the parting of a bond or other security, to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

        Section 8.10  Governing Law; Jurisdiction; Waiver of Jury Trial. THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS DELIVERED PURSUANT HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICT OF LAW RULE OR PRINCIPLE THAT WOULD REFER TO THE LAWS OF ANOTHER JURISDICTION). EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING THAT IS OTHERWISE PERMITTED UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MUST BE BROUGHT AND/OR DEFENDED IN SUCH COURT. EACH PARTY HERETO CONSENTS TO SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY THE APPLICABLE LAW OF THE FORUM IN ANY ACTION BROUGHT UNDER OR ARISING OUT OF THIS AGREEMENT, AND EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT EACH MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

        Section 8.11  Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 8.12  Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        Section 8.13  Construction. This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the Person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the Parties participated equally in the drafting of the same. Consequently, the Parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting Party shall not be applicable either to this Agreement or such other documents and instruments.

        Section 8.14  Disclosure Schedule. The Disclosure Schedule is qualified in its entirety by reference to the specific provisions of this Agreement, and the matters set forth therein are not intended to constitute, and shall not be construed to constitute, representations or warranties of the Company, except and to the extent provided in this Agreement.

        Section 8.15  Confidentiality Agreement. Upon the consummation of the Transactions, the Company acknowledges that the obligations of Vista Equity Fund II, L.P. and its Affiliates under the Confidentiality Agreement shall be terminated in all respects and shall be of no further force or effect.

* * * * *

        IN WITNESS WHEREOF, Parent, Subco and the Company have caused this Arrangement Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MDSI MOBILE DATA SOLUTIONS INC.

By: ______________________
Name:
Title:

FORTEZZA HOLDINGS S.À.R.L.

By: ______________________
Name:
Title:

BEECH INVESTMENT CORP.

By: ______________________
Name:
Title:

Appendix F:    CIBC World Markets Fairness Opinion

CIBC World Markets

400 Burrard Street
12th floor, Commerce Place
Vancouver, British Columbia
Canada V6C 3A6

Tel. 604-891-6300

July 29, 2005

The Board of Directors
MDSI Mobile Data Solutions Inc.
10271 Shellbridge Way
Richmond, BC
V6X 2W8

Dear Sirs:

CIBC World Markets Inc. ("CIBC World Markets" or "we") understands that the board of directors (the "Board" or "you") of MDSI Mobile Data Solutions Inc. (the "Company" or "MDSI") has been asked to consider and approve an offer (the "Offer") made by Vista Equity Partners ("Vista") to acquire all of the outstanding common shares (the "Common Shares") of the Company, including all Common Shares which may become outstanding on the exercise of outstanding options, warrants and other securities exercisable for, convertible into or exchangeable for Common Shares (the "Proposed Transaction"). Under the terms of the Offer holders of Common Shares (the "Shareholders") will receive, US$8.00 cash consideration for each Common Share held (the "Consideration").

The specific terms and conditions of the Offer are more fully described in the Vista bid letter (the "Bid Letter") dated May 25, 2005 and the Arrangement Agreement as defined herein. We also understand that the completion of the Proposed Transaction will be conditional upon among other things, the approval of the Offer by MDSI Shareholders, at a special meeting to be held as soon as reasonably practicable (the "Meeting"). The Offer and the Proposed Transaction will be more fully described in an information circular of MDSI that will be mailed to MDSI Shareholders in connection with the Meeting.

Engagement of CIBC World Markets

By letter agreement dated June 30, 2005 (the "Engagement Agreement"), the Company retained CIBC World Markets to act as its financial advisor in connection with evaluating the Offer. Pursuant to the Engagement Agreement, the Company has requested that we prepare and deliver this opinion (the "Opinion") to the Board as to the fairness, from a financial point of view, of the consideration to be received by MDSI's Shareholders pursuant to the Offer.

CIBC World Markets will be paid a fee for delivery of this Opinion which is not contingent on the completion of the Proposed Transaction. CIBC World Markets will also be reimbursed for reasonable expenses incurred in connection with our engagement. In addition, the Company has agreed to indemnify CIBC World Markets in respect of certain liabilities that might arise out of our engagement. All of these terms are detailed in the Engagement Agreement.

CIBC World Markets Inc.

Relationship with Interested Parties

Credentials of CIBC World Markets

CIBC World Markets is one of Canada's largest investment banking firms with operations in all facets of corporate and government finance, mergers and acquisitions, equity and fixed income sales and trading and investment research. The Opinion expressed herein is the opinion of CIBC World Markets and the form and content herein have been approved for release by a committee of its managing directors, each of whom is experienced in merger, acquisition, divestiture and valuation matters.

Scope of Review

In connection with rendering our Opinion, we have reviewed and relied upon, among other things, the following:

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CIBC World Markets Inc.

Assumptions and Limitations

Our Opinion is subject to the assumptions, explanations and limitations set forth below.

We have not been asked to prepare and have not prepared a formal valuation or appraisal of MDSI or any of its assets or securities and our Opinion should not be construed as such. We understand that the Board, having received advice from independent legal counsel, has determined that the Proposed Transaction is exempt from the formal valuation requirements of Ontario Securities Commission Rule 61-501 and Autorité des marchés financiers Policy Q-27.

We have relied upon, and have assumed the completeness, accuracy and fair presentation of all financial and other information, data, advice, opinions, documents and representations obtained by us from public sources, or provided to us by the Company and its representatives, or otherwise obtained pursuant to our engagement, and our Opinion is conditional upon such completeness, accuracy and fair presentation. We have not been requested or attempted to verify independently the accuracy, completeness or fairness of presentation of any such information, data, advice, opinions, documents and representations. With respect to operating and financial forecasts and budgets provided to us and relied upon in our analysis, we have assumed that they have been reasonably prepared on bases reflecting the most reasonable assumptions, estimates and judgements of the Company's management, having regard to MDSI's plans, financial condition and prospects. We have also assumed that the Proposed Transaction will be completed substantially in accordance with the proposed terms of the Acquisition Agreement, as described to us by the Company's management and independent legal counsel, and that the management information circular to be prepared by the Company in connection with the Meeting will contain all material facts relating to the Company and the Proposed Transaction.

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CIBC World Markets Inc.

MDSI has represented to us, in a certificate of its senior officers, among other things, that the information, data, documents and other material (financial and otherwise) provided to us by or on behalf of MDSI, including the written information and discussions referred to above under the heading "Scope of Review" (collectively, the "Information"), was complete, true and correct in all material respects at the date the Information was provided to us, and that since the dates that the Information was provided to us, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of MDSI or any of its affiliates, and no material change has occurred in the Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Opinion.

We have, with respect to all legal and tax matters relating to the Proposed Transaction and the implementation thereof, relied upon the Company's independent legal and tax counsel, and accordingly we do not express any opinion thereon. In addition, we do not express any opinion with respect to the tax consequences to the Company or any MDSI Shareholder that may arise as a result of the Proposed Transaction and have assumed that no material negative tax consequences arise as a result of the Proposed Transaction.

Our Opinion is rendered on the basis of securities markets, economic and general business and financial conditions prevailing as at the date hereof and the conditions and prospects, financial and otherwise, of MDSI as they are reflected in the Information and as they were represented to us in our discussions with the senior officers of MDSI and its legal and tax advisors. In our analyses, and in connection with the preparation of our Opinion, we made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

The Opinion has been provided to the Board for its use only in connection with considering the Offer and may not be relied upon by any other person or for any other purpose without the prior written consent of CIBC World Markets, in each instance. Our Opinion is not to be construed as a recommendation to any MDSI Shareholder as to how to vote at the Meeting. In addition, we are not expressing any opinion as to the trading price or value of the Common Shares after completion of the Proposed Transaction. The Opinion is given as of the date hereof and, although we reserve the right to change or withdraw the Opinion if we learn that any of the information that we relied upon in preparing the Opinion was inaccurate, incomplete or misleading in any material respect, we disclaim any obligation to change or withdraw the Opinion, to advise any person of any change that may come to our attention or to update the Opinion after the date of this Opinion.

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CIBC World Markets Inc.

Fairness Analysis

Approach to Fairness

Opinion

Based upon and subject to the foregoing and such other matters as we considered relevant, it is our opinion, as of the date hereof, that the Consideration to be received by MDSI Shareholders pursuant to the Offer is fair, from a financial point of view, to MDSI Shareholders.

Yours very truly,

CIBC World Markets Inc.

CIBC World Markets Inc.

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Appendix G:    Consent of Auditor

AUDITORS’ CONSENT

We have read the Management Proxy Circular (the “Circular”) of MDSI Mobile Data Solutions Inc. (the “Company”) dated August 17, 2005 relating to the proposed plan of arrangement involving MDSI Mobile Data Solutions Inc., Fortezza Holdings S.a.r.l. and Beech Investment Corp. We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

We consent to the use, through incorporation by reference in the above-mentioned Circular, of our report dated March 25, 2005 to the Board of Directors and Shareholders of the Company on the following financial statements:

•	Consolidated Balance sheets as at December 31, 2004 and 2003;

•	Consolidated Statements of Operations, Stockholders’ Equity and Cash Flows for each of the three years in the period ended December 31, 2004.

(signed) Deloitte & Touche LLP

Chartered Accountants
Vancouver, British Columbia
August 17, 2005

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